Exhibit 10.1

FIRST AMENDMENT, CONSENT AND JOINDER TO CREDIT AGREEMENT

THIS FIRST AMENDMENT, CONSENT AND JOINDER TO CREDIT AGREEMENT (the "Amendment"), dated as of April 1, 2018 (the "First Amendment Closing Date"), is made by SUN HYDRAULICS CORPORATION, a Florida corporation (the "Borrower"), SUN HYDRAULICS, LLC, a Florida limited liability company (the "New Guarantor"), the Guarantors (as defined in the Existing Credit Agreement (as hereinafter defined)), each of the Existing Lenders (as hereinafter defined), Morgan Stanley, Regions Bank, BMO Harris Bank, N.A. and KeyBank National Association (each, a "New Lender", collectively, the "New Lenders", and together with the Existing Lenders, collectively, the "Lenders") (as defined in the Existing Credit Agreement), and PNC Bank, National Association, as Administrative Agent for the Lenders (in such capacity, the "Administrative Agent").

W I T N E S S E T H:

WHEREAS, the Borrower, the Guarantors, the Lenders party thereto (the "Existing Lenders") and the Administrative Agent are parties to that certain Amended and Restated Credit Agreement dated as of November 22, 2016 (the "Existing Credit Agreement"; except as set forth in this Amendment, defined terms used herein shall have the meanings given to them in the Existing Credit Agreement and, after giving effect thereto, the Amended Credit Agreement (defined below));

WHEREAS, the Borrower has requested that, as of the First Amendment Closing Date, (i) the Required Lenders (as defined in the Existing Credit Agreement) consent to the Borrower's reorganization of its corporate structure, including the merger of High Country Tek, Inc. with and into Enovation Controls, LLC and transfer of its assets to New Guarantor (the "Re-alignment") and (ii) New Guarantor join the Existing Credit Agreement as a Guarantor; and the Required Lenders (as defined in the Existing Credit Agreement) are willing to do so upon and subject to the terms and conditions of this Amendment (as further described in Article I herein);

WHEREAS, the Borrower has requested that, as of the Amended Credit Agreement Effective Date (as hereinafter defined), (i) the Lenders consent to the Project Falcon Acquisition, (ii) the Lenders extend the Expiration Date, (iii) the Lenders increase the revolving credit facility up to an aggregate principal amount not to exceed $400,000,000, (iv) the New Lenders join the Amended Credit Agreement pursuant to the terms of this Amendment, (v) the Lenders provide a new term loan credit facility up to an aggregate principal amount not to exceed $100,000,000 and (vi) the parties hereto amend certain other provisions of the Existing Credit Agreement; and the Lenders are willing to do so upon and subject to the terms and conditions of this Amendment (as further described in Article II herein);

WHEREAS, JPMorgan Chase Bank, N.A. ("JPMC") has requested to, as of the Amended Credit Agreement Effective Date (i) no longer be a party to the Amended Credit Agreement, (ii) have its commitments assumed by the other Lenders in accordance with Schedule 1.1(B)-Part 1 attached hereto and (iii) have any existing Loans owed to JPMorgan Chase Bank, N.A.to be repaid; and

WHEREAS, in connection with the foregoing, the Loan Parties and Administrative Agent desire to amend certain provisions and schedules to the Guaranty Agreement, the Pledge Agreement, the Security Agreement and the Patent, Trademark and Copyright Security Agreement as set forth in this Amendment.

NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree as follows:

Article I
RE-ALIGNMENT AND LOAN PARTY JOINDER

1.1Consents, Waivers and Releases: Re-alignment.  Subject to the satisfaction of the conditions precedent set forth in Section 1.8 below and in reliance on the representations, warranties and covenants set forth in the Existing Credit Agreement, notwithstanding the provisions of Sections 8.2.6 and 8.2.7 of the Existing Credit Agreement to the contrary the Existing Lenders hereby consent (solely to the extent such consent is required under the Existing Credit Agreement) to the Re-alignment.

In addition, the Loan Parties and the Existing Lenders hereby acknowledge that the equity interests, and other assets being transferred among the Loan Parties in connection with the Re-alignment will be transferred subject to the security interests of the Administrative Agent and that, after giving effect to the Re-alignment, such security interests shall remain in full force and effect.  Subject to the satisfaction of the conditions precedent set forth in Section 1.8 below and in reliance on the representations, warranties and covenants set forth in the Existing Credit Agreement, the Existing Lenders hereby consent to the execution and delivery by the Administrative Agent on behalf of the Lenders of such amendments or amendment and restatements of the Pledge Agreement and/or the Security Agreement as the Administrative Agent may determine to be necessary or appropriate to ratify and confirm the continuation of the security interests of the Administrative Agent, on behalf of the Lenders, in the equity interests and assets of each Loan Party referred to in the preceding sentence or otherwise in connection with the Re-alignment, all such amendments and/or amendments and restatements to be in form and substance satisfactory to the Administrative Agent.

The parties acknowledge and agree that the foregoing consent constitutes consent solely with respect to the Re-alignment and does not constitute  consent with respect to any other term or provision of the Existing Credit Agreement or any other Loan Document for any other purpose or on any other occasion, does not constitute an amendment to any term or provision of the Credit Agreement or any other Loan Document and does not constitute a waiver of any Event of Default which may now exist or hereafter arise or occur other than directly as a result of the Re-alignment.

1.2Loan Party Joinder and Assumption.  As of the First Amendment Closing Date, New Guarantor hereby becomes a Guarantor under the terms of the Existing Credit Agreement and in consideration of the value of the synergies and other benefits received by New Guarantor as a result of being affiliated with the Borrower and the other Guarantors, New Guarantor hereby agrees that effective as of the date hereof it hereby is, and shall be deemed to be, and assumes the obligations of, a "Loan Party" and a "Guarantor", jointly and severally under the Existing Credit Agreement, a "Guarantor," jointly and severally under the Guaranty Agreement, a "Pledgor" jointly and severally under the Pledge Agreement, a "Debtor" jointly and severally under the Security Agreement, a "Guarantor" jointly and severally with the other Loan Parties under the Indemnity, a "Pledgor" jointly and severally under the Patent, Trademark and Copyright Security Agreement and a "Loan Party" or "Guarantor", as the case may be, under each of the other Loan Documents to which the Loan Parties or Guarantors are a party; and, New Guarantor hereby agrees that from the First Amendment Closing Date and so long as any Loan or any Commitment of any Lender shall remain outstanding and until the payment in full of the Loans and the Notes, the expiration of all Letters of Credit, and the performance of all other obligations of the Loan Parties under the Loan Documents, New Guarantor shall perform, comply with, and be subject to and bound by each of the terms and provisions of the Existing Credit Agreement (and after the Amended Credit Agreement Effective Date (as hereinafter defined), the Amended Credit Agreement), the Guaranty Agreement, the Pledge Agreement, the Security Agreement, the Patent, Trademark and Copyright Security Agreement, the Indemnity and each of the other Loan Documents (in each case, as amended) jointly and severally with the existing parties thereto.

Without limiting the generality of the foregoing, New Guarantor hereby represents and warrants that: (i) each of the representations and warranties set forth in Article 6 of the Existing Credit Agreement applicable to a Loan Party qualified as to materiality shall be true and correct and those not so qualified shall be true and correct in all material respects as to the New Guarantor on and as of the First Amendment Closing Date, except for representations and warranties which specifically refer to an earlier date which shall not apply with respect to New Guarantor and (ii) New Guarantor has heretofore received a true and correct copy of the Existing Credit Agreement, the Guaranty Agreement, the Pledge Agreement, the Security Agreement, the Patent, Trademark and Copyright Security Agreement, the Indemnity and each of the other Loan Documents (including any modifications thereof or supplements or waivers thereto) in effect on the First Amendment Closing Date.

1.3Ratification of Collateral Documents. New Guarantor hereby makes, affirms, and ratifies in favor of the Lenders and the Administrative Agent the Existing Credit Agreement (and, after giving effect to the Amended Credit Agreement Effective Date, the Amended Credit Agreement), the Guaranty Agreement, the Pledge Agreement, the Security Agreement, the Patent, Trademark and Copyright Security Agreement, the Indemnity and each of the other Loan Documents given by the Guarantors to the Administrative Agent and any of the Lenders.  In furtherance of the foregoing, New Guarantor shall execute and deliver or cause to be executed and delivered at any time and from time to time such further instruments and documents and do or cause to be done such further acts, as may be reasonably necessary in the reasonable opinion of Administrative Agent to carry out more effectively the provisions and purposes of the foregoing joinder and assumption and the other Loan Documents.

1.4Amendment to Schedules.  Effective as of the First Amendment Closing Date, Schedules 6.1.1 and 6.1.2 of the Existing Credit Agreement are hereby amended and restated in their entirety to read as set forth on the corresponding Schedule 6.1.1 [Qualifications to do Business] and Schedule 6.1.2 [Subsidiaries] collectively attached hereto as Exhibit B-1 and made a part hereof.

1.5Amendment to the Pledge Agreement. Effective as of the First Amendment Closing Date, the Pledge Agreement is hereby amended by amending and restating Schedule "A" in its entirety and replacing it with the corresponding Schedule "A" attached hereto as Exhibit C-1.

1.6Amendment to the Security Agreement. Effective as of the First Amendment Closing Date, the Security Agreement is hereby amended by amending and restating Schedules "A" and "B" in their entirety and replacing them with the corresponding Schedules "A" and "B" attached hereto as Exhibit D.

1.7Amendment to the Patent, Trademark and Copyright Security Agreement. Effective as of the First Amendment Closing Date, the Patent, Trademark and Copyright Security Agreement is hereby amended by amending and restating Schedule "A" in its entirety and replacing it with the corresponding Schedule "A" attached hereto as Exhibit E.

1.8Conditions Precedent to the Re-alignment and the First Amendment Closing Date. The occurrence of the First Amendment Closing Date, and the effectiveness of the provisions hereof explicitly contemplated to take effect thereon (including with respect to the Re-Alignment), shall be subject to satisfaction of each of the following conditions precedent:

(a)Amendment.  The Loan Parties (including the New Guarantor), the Administrative Agent and the Required Lenders (as defined in the Existing Credit Agreement) shall have executed and delivered this Amendment to the Administrative Agent.

(b)Officer's Certificate.  The Administrative Agent shall have received a certificate of each of the Loan Parties signed by an Authorized Officer, dated as of the First Amendment Closing Date stating that, after giving effect to this Amendment, (i) all representations and warranties of the Loan Parties set forth in the Existing Credit Agreement are true and correct in all material respects, except for representations and warranties which (A) specifically refer to an earlier date which shall have been true and correct in all material respects as of such earlier date referred to therein, and (B) are qualified by materiality which will be true and correct in all respects, (ii) the Loan Parties are in compliance with each of the covenants and conditions in this Amendment and the Existing Credit Agreement, (iii) no Event of Default or Potential Default exists and (iv) no Material Adverse Change has occurred since December 31, 2017.

(c)Secretary's Certificate: New Guarantor.  The Administrative Agent shall have received  a certificate dated as of the date hereof and signed by the Secretary or an Assistant Secretary of the New Guarantor, certifying as appropriate as to: (a) all action taken by New Guarantor in connection with this Amendment and the Re-alignment; (b) the names of the Authorized Officers authorized to sign the Loan Documents on behalf of New Guarantor and their true signatures; (c) copies of its organizational documents of New Guarantor as in effect on the First Amendment Closing Date certified by the appropriate state official where such documents are filed in a state office; and (d) certificates from the appropriate state officials as to the continued existence and good standing of New Guarantor in the state where organized, in each case in form and substance satisfactory to the Administrative Agent.

(d)Secretary's Certificate: Borrower.  The Administrative Agent shall have received  a certificate dated as of the First Amendment Closing Date and signed by the Secretary or an Assistant Secretary of the Borrower, certifying as appropriate as to all action taken by the Borrower in connection with this Amendment and the Re-alignment.

(e)Legal Opinion.  The Administrative Agent and Lenders shall have received a written opinion of counsel to the New Guarantor, in form and substance satisfactory to the Administrative Agent, dated as of the First Amendment Closing Date.

(f)Re-alignment. The Administrative Agent shall have received certified copies of all the documents and agreements effectuating the Re-alignment;

(g)Consent, Approvals and Restrictions. The Administrative Agent shall have received evidence (i) that all material consents, regulatory approvals and licenses (including all applicable state and local regulatory bodies) required to effectuate the transactions to be effective as of the First Amendment Closing Date have been received, and (ii) of the absence of any legal or regulatory prohibitions or restrictions in connection with the transactions to be effective as of the First Amendment Closing Date.

(h)2017 Financial Statements. The Administrative Agent shall have received the Loan Parties' December 31, 2017 audited financial statements, prepared in accordance with GAAP.

(i)UCC Searches and Financing Statements. The Administrative Agent shall have (i) received lien searches (including Uniform Commercial Code, judgments, bankruptcy and taxes) in form and scope satisfactory to the Administrative Agent with respect to the Loan Parties (including the New Guarantor) showing no existing Liens on the property of the Loan Parties (including the New Guarantor) except as permitted under the Existing Credit Agreement and (ii) filed UCC-1 Financing Statements with respect to the New Guarantor.

(j)Additional New Guarantor Documents.  The Administrative Agent shall have received (i) evidence that New Guarantor maintains insurance as required under the Existing Credit Agreement in form and substance satisfactory to the Administrative Agent, and (ii) a W-9 for New Guarantor together with any other information needed by Administrative Agent or any Lender to complete Know Your Customer/Patriot Act Requirements.

(k)Miscellaneous.  The Administrative Agent shall have received such other documents, agreements, instruments, deliverables and items reasonably deemed necessary by the Administrative Agent.

1.9Re-alignment and Loan Party Joiner Post-Closing Matters. No later than thirty (30) days after the First Amendment Closing Date, the Administrative Agent shall have received certificates from the appropriate state officials as to the continued existence and good standing of New Guarantor in each state where qualified to do business.

Article II
PROJECT FALCON ACQUISITION AND LENDER JOINDER

2.1Consents, Waivers and Releases: Project Falcon Acquisition.  Subject to the satisfaction of the conditions precedent set forth in Section 2.10 below and in reliance on the representations, warranties and covenants set forth in the Amended Credit Agreement and notwithstanding the provisions of Section 8.2.4 and Section 8.2.6 of the Existing Credit Agreement to the contrary, the Lenders hereby consent (to the extent such consent is required under the Existing Credit Agreement) to the Project Falcon Acquisition.  Without limiting the generality of the foregoing, subject to the satisfaction of the conditions precedent set forth in Section 2.10 below and in reliance on the representations, warranties and covenants set forth in the Existing Credit Agreement, the Lenders hereby waive, prior to the completion of the Project Falcon Acquisition and solely with respect to those matters arising due to the Project Falcon Acquisition having commenced but not having been completed, the requirement under Section 6.2 of the Existing Credit Agreement that the Borrower promptly provide revisions or updates to schedules to correct any information or disclosures provided thereon that have become outdated or incorrect in any material respect.

The parties acknowledge and agree that the foregoing consent and waiver constitutes consent and waiver of certain restrictions of the Existing Credit Agreement and the other Loan Documents solely with respect to the Project Falcon Acquisition and do not constitute a consent or a waiver of any term or provision of the Existing Credit Agreement, the Amended Credit Agreement or any other Loan Document for any other purpose or on any other occasion, do not constitute an amendment to any term or provision of the Amended Credit Agreement or any other Loan Document and do not constitute a waiver of any Event of Default which may now exist or hereafter arise or occur other than with respect to the Project Falcon Acquisition.

2.2Amended Credit Agreement.  Effective as of the Amended Credit Agreement Effective Date and subject to the terms and conditions set forth herein and in reliance upon representations and warranties set forth herein, the Existing Credit Agreement shall hereby be amended in its entirety to read in the form attached hereto as Exhibit A (the "Amended Credit Agreement").

2.3Amendment to Schedules. Effective as of the Amended Credit Agreement Effective Date, (i) Schedules 1.1(A), 1.1(B), 6.1.1, 6.1.2 and 8.1.3 of the Existing Credit Agreement are hereby amended and restated in their entirety to read as set forth on the corresponding Schedule 1.1(A) [Pricing Grid], Schedule 1.1(B) [Commitments of Lenders], Schedule 6.1.1 [Qualifications to do Business], Schedule 6.1.2 [Subsidiaries] and Schedule 8.1.3 [Insurance Requirements Related to the Collateral] attached hereto as Exhibit B-2 and made a part hereof and (ii) a new Schedule 1.1(D) is hereby attached to the Amended Agreement as set forth on the corresponding Schedule 1.1(D) attached hereto as Exhibit B-2 and made a part hereof.

2.4Amendment to Exhibit 2.5.1.  Effective as of the Amended Credit Agreement Effective Date, Exhibit 2.5.1 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as set forth on the corresponding Exhibit 2.5.1 [Loan Request] attached hereto as Exhibit F and made a part hereof.

2.5Amendment to Exhibit 8.3.3.  Effective as of the Amended Credit Agreement Effective Date, Exhibit 8.3.3 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as set forth on the corresponding Exhibit 8.3.3 [Form of Compliance Certificate] attached hereto as Exhibit G and made a part hereof.

2.6New Exhibit to Credit Agreement.  Effective as of the Amended Credit Agreement Effective Date, Exhibit 1.1(N)(3) is hereby added as a new exhibit to the Amended Credit Agreement as set forth on Exhibit 1.1(N)(3) [Term Note], attached hereto as Exhibit H and made a part hereof.

2.7Amendments to Guaranty Agreement.

(a)Section 1 of the Guaranty Agreement is hereby amended and restated in its entirety as follows:

"1.Guarantied Obligations.  To induce the Administrative Agent and the Lenders to make loans and grant other financial accommodations to the Borrower under the Credit Agreement, each Guarantor hereby, jointly and severally, unconditionally and irrevocably guaranties to the Administrative Agent and each Lender, and becomes surety, as though it was a primary obligor for, the full and punctual payment and performance when due (whether on demand, at stated maturity, by acceleration, or otherwise, and including any amounts which would become due but for the operation of an automatic stay under the federal bankruptcy code of the United States or any similar Laws of any country or jurisdiction) of all Obligations, including, without limiting the generality of the foregoing, all obligations, liabilities, and indebtedness from time to time of the Borrower or any other Guarantor to the Administrative Agent or any of the Lenders under or in connection with the Credit Agreement, any other Loan Document or Lender Provided Interest Rate Hedge, whether for principal, interest, fees, indemnities, expenses, or otherwise, and all renewals, extensions, amendments, refinancings or refundings thereof, whether such obligations, liabilities, or indebtedness are direct or indirect, secured or unsecured, joint or several, absolute or contingent, due or to become due, whether for payment or performance, now existing or hereafter arising (and including obligations, liabilities, and indebtedness arising or accruing after the commencement of any bankruptcy, insolvency, reorganization, or similar proceeding with respect to the Borrower or any Guarantor or which would have arisen or accrued but for the commencement of such proceeding, even if the claim for such obligation, liability, or indebtedness is not enforceable or allowable in such proceeding, and including all Obligations, liabilities, and indebtedness arising from any extensions of credit under or in connection with any of the Loan Documents from time to time, regardless of whether any such extensions of credit are in excess of the amount committed under or contemplated by the Loan Documents or are made in circumstances in which any condition to extension of credit is not satisfied) (all of the foregoing obligations, liabilities and indebtedness are referred to herein collectively as the "Guarantied Obligations" and each as a "Guarantied Obligation").  Without limitation of the foregoing, any of the Guarantied

Obligations shall be and remain Guarantied Obligations entitled to the benefit of this Guaranty if the Administrative Agent or any of the Lenders (or any one or more assignees or transferees thereof) from time to time assign or otherwise transfer all or any portion of their respective rights and obligations under the Loan Documents, any Lender Provided Interest Rate Hedge, or any other Guarantied Obligations, to any other Person.  In furtherance of the foregoing, each Guarantor jointly and severally agrees as follows."

(b)The first paragraph of Section 3 of the Guaranty Agreement is hereby amended and restated in its entirety to read as follows:

"3.Obligations Absolute.  The obligations of the Guarantors hereunder shall not be discharged or impaired or otherwise diminished by any failure, default, omission, or delay, by any Lender, the Administrative Agent, or the Borrower or any other obligor on any of the Guarantied Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of any Guarantor as a matter of law or equity.  Each of the Guarantors agrees that the Guarantied Obligations will be paid and performed strictly in accordance with the terms of the Loan Documents (including for purposes of this Section each Lender Provided Interest Rate Hedge).  Without limiting the generality of the foregoing, each Guarantor hereby consents to, at any time and from time to time, and the joint and several obligations of each Guarantor hereunder shall not be diminished, terminated, or otherwise similarly affected by any of the following:"

2.8Amendment to the Pledge Agreement. Effective as of the consummation of the Project Falcon Acquisition, the Pledge Agreement is hereby amended by amending and restating Schedule "A" in its entirety and replacing with the corresponding Schedule "A" attached hereto as Exhibit C-2.

2.9New Lender Joinder.  In consideration of any New Lender becoming a Lender under the Amended Credit Agreement, such New Lender agrees that effective as of the Amended Credit Agreement Effective Date it shall become, and shall be deemed to be, a Lender under the Amended Credit Agreement and each of the other Loan Documents and agrees that from and after the Amended Credit Agreement Effective Date and so long as such New Lender remains a party to the Amended Credit Agreement, such New Lender shall assume the obligations of a Lender under and perform, comply with and be bound by each of the provisions of the Amended Credit Agreement which are stated to apply to a Lender and shall be entitled (in accordance with its Commitment) to the benefits, rights and remedies set forth therein and in each of the other Loan Documents.  Each New Lender hereby acknowledges that it has heretofore received (i) a true and correct copy of the Amended Credit Agreement (including any modifications thereof or supplements or waivers thereto) as will be in effect on the Amended Credit Agreement Effective Date, and (ii) the executed original of its Note dated as of the Amended Credit Agreement Effective Date issued by the Borrower under the Amended Credit Agreement in the appropriate amount as set forth on Schedule 1.1(B) attached hereto in Exhibit B-2, if so requested by New Lender pursuant to Section 2.7 of the Amended Credit Agreement.

The Commitments and Ratable Shares of New Lender and each of the other Lenders to be effective the Amended Credit Agreement Effective Date are as set forth on Schedule 1.1(B), as amended, attached hereto as Exhibit B-2. New Lender is executing and delivering this Amendment as of the First Amendment Closing Date and acknowledges that it shall: (A) participate in all Loans borrowed by the Borrowers on and after the Amended Credit Agreement Effective Date according to its Ratable Share; and (B) participate in all Letters of Credit outstanding on and after the Amended Credit Agreement Effective Date according to its Ratable Share.

10.

Assignment of Interests of JPMC; Reallocation of Commitment.  Effective as of the Amended Credit Agreement Effective Date JPMC shall sell and assign its Commitments under the Existing Credit Agreement to the Lenders party to the Amended Credit Agreement (which Commitments shall be reallocated among such Lenders pursuant to Section 2.3 of this Amendment) and, upon the Amended Credit Agreement Effective Date, JPMC shall cease to be a Lender under the Amended Credit Agreement and any other documents or instruments delivered pursuant thereto.

2.10Conditions Precedent to the Amended Credit Agreement Effective Date. The Amended Credit Agreement and the other terms and provisions set forth in this Article II (including with respect to Project Falcon Acquisition), shall be effective (the "Amended Credit Agreement Effective Date") upon satisfaction of each of the following conditions precedent:

(a)Officer's Certificate.  The Administrative Agent shall have received a certificate of each of the Loan Parties signed by an Authorized Officer, dated as of the Amended Credit Agreement Effective Date, stating that (i) all representations and warranties of the Loan Parties set forth in the Amended Credit Agreement, after giving pro forma effect to the Project Falcon Acquisition are true and correct in all material respects, except for representations and warranties which (A) specifically refer to an earlier date which shall have been true and correct in all material respects as of such earlier date referred to therein, and (B) are qualified by materiality which will be true and correct in all respects (ii) the Loan Parties are in compliance with each of the covenants and conditions in this Amendment and the Amended Credit Agreement, (iii) no Event of Default or Potential Default exists, and (iv) no Material Adverse Change has occurred since the First Amendment Closing Date.

(b)Secretary's Certificates.  The Administrative Agent shall have received  a certificate dated as of the Amended Credit Agreement Effective Date and signed by the Secretary or an Assistant Secretary of each of the Loan Parties, certifying as appropriate as to: (i) all action taken by such Loan Party in connection with this Amendment (including in connection with the Project Falcon Acquisition); (ii) the names of the Authorized Officers authorized to sign the Loan Documents on behalf of such Loan Party and their true signatures; (iii) copies of its organizational document as in effect on the Amended Credit Agreement Effective Date certified by the appropriate state official where such documents are filed in a state office or the fact that the previously delivered organizational documents of such Loan Party are still in full force and effect and have not been amended; and (iv) certificates from the appropriate state officials as to the continued existence and good standing of such Loan Party in each state where organized and qualified to do business (except for the states in which New Guarantor is qualified to do business which shall be delivered on a post-closing basis in accordance with Section 1.9 hereof).

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(c)Legal Opinion.  The Administrative Agent and Lenders shall have received a written opinion of counsel to the Loan Parties, in form and substance satisfactory to the Administrative Agent, dated as of the Amended Credit Agreement Effective Date.

(d)Covenant Compliance Certificate.  The Administrative Agent shall have received as of the Amended Credit Agreement Effective Date, and after giving pro forma effect to the Project Falcon Acquisition (i) a duly completed Covenant Compliance Certificate (including the calculations), evidencing compliance with the financial covenants set forth in Sections 8.2.16 and 8.2.17 of the Amended Credit Agreement of Borrower, after giving effect to the Amended Credit Agreement and the consummation of the Project Falcon Acquisition, signed by an Authorized Officer of the Borrower,  and (ii) evidence that (x) the Leverage Ratio is not greater than 3.75 to 1.00 and (y) Borrower and its subsidiaries have liquidity of at least $20,000,000, each such calculation to be made on a pro forma basis after giving effect to the Project Falcon Acquisition and the Amended Credit Agreement.

(e)Lien Searches.  The Administrative Agent shall have received "bring down" lien searches in acceptable scope and with results acceptable to the Administrative Agent for each of the Loan Parties.

(f)Projections.  The Administrative Agent shall have received pro forma projections for the years 2018 through 2022 (including a balance sheet and statements of income and cash flow), including assumptions used in preparing forecast financial statements, satisfactory to the Administrative Agent.

(g)Consent, Approvals and Restrictions. The Administrative Agent shall have received evidence (i) that all material consents, regulatory approvals and licenses (including Hart-Scott-Rodino clearance, if required, and all applicable state and local regulatory bodies) required to effectuate the transactions contemplated by this Amendment, and (ii) of the absence of any legal or regulatory prohibitions or restrictions in connection with the transactions contemplated by this Amendment.

(h)Notes.  Borrower shall have executed and delivered (x) amended and restated promissory notes evidencing the Revolving Credit Loans and (y) new promissory notes evidencing the Term Loans, each dated the Amended Credit Agreement Effective Date, to be held in escrow by the Administrative Agent until the Amended Credit Agreement Effective Date.

(i)Project Falcon Acquisition Agreement. The Administrative Agent shall have received a certified copy of the Project Falcon Acquisition Agreement, together with each other document, agreement and instrument relating to the acquisition (including drafts of any organizational document filings to be filed upon closing of the Project Falcon Acquisition), in each case, reasonably satisfactory to the Administrative Agent.

(j)Project Falcon Target Financial Statements. The Administrative Agent shall have received Project Falcon Target's December 31, 2017 financial statements, which financial statements shall be (i) prepared in accordance with the IAS-IFRS, and (i) audited in accordance with U.S. Generally Accepted Auditing Standards, it being understood and

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acknowledged that the Financial Statements shall be either prepared in or translated to the English language.

(k)Updated Schedules.The Administrative Agent shall have received all applicable updated Schedules to the Amended Credit Agreement after giving effect to the Project Falcon Acquisition, in each case in form and substance satisfactory to the Administrative Agent.

(l)Bringdown of Representations and Warranties. As of the Amended Credit Agreement Effective Date and after giving effect to the Amended Credit Agreement and the Project Falcon Acquisition, the representations, warranties, covenants and agreements set forth in Article III of this Amendment shall be true and correct; it being understood and agreed that for the purposes of this Section 2.10(l) and the bringdown of the representations, warranties, covenants and agreements contained in Article III of this Amendment, each reference to "Existing Credit Agreement" in Article III shall mean the Amended Credit Agreement after giving effect to the Project Falcon Acquisition.

(m)Fees.  The Borrower shall have paid to the Administrative Agent (x) all fees due and owing pursuant to those certain Fee Letters dated as of February 18, 2018 by and among the Borrower, the Administrative Agent, and PNC Capital Markets LLC, and (y) any costs and expenses of the Administrative Agent, including without limitation, reasonable fees of the Administrative Agent's counsel in connection with this Amendment.

2.11Project Falcon Post-Closing Matters.

(a)No later than ten (10) Business Days after the Amended Credit Agreement Effective Date, the Administrative Agent shall have received satisfactory evidence of the consummation of the Project Falcon Acquisition in accordance with the terms thereof.

(b)No later than sixty (60) Business Days after the consummation of the Project Falcon Acquisition, the Borrower shall (i) execute a share pledge agreement governed by Luxembourg law in form and substance satisfactory to the Administrative Agent, in favor of the Administrative Agent for the benefit of the Lenders and (ii) deliver such other documents reasonably requested by the Administrative Agent to effectuate such share pledge, each in form and substance satisfactory to the Administrative Agent.

(c)No later than ninety (90) Business Days after the consummation of the Project Falcon Acquisition, the Loan Parties shall cause all Domestic Subsidiaries acquired in connection with the Project Falcon Acquisition to execute a Guarantor Joinder and join this Agreement and the other applicable Loan Documents as a Guarantor, and (ii) deliver such other documents reasonably requested by the Administrative Agent relating to such Guarantor Joinder, such as lien searches, opinion of counsel, secretary certificates and insurance certificates.

Article III
GENERAL

3.1Representations, Warranties and Covenants.  The Borrower and each Guarantor covenants and agrees with and represents and warrants to the Administrative Agent and the Lenders as follows; it being understood and agreed that each reference herein to this Section 3.1

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to the "Existing Credit Agreement" shall mean the Existing Credit Agreement as amended by Article I hereof:

(a)the Borrower's and Guarantors' obligations under the Existing Credit Agreement are and shall remain secured by the Collateral, pursuant to the terms of the Existing Credit Agreement, the joinder language contained in this Amendment and the other Loan Documents;

(b)the Borrower and each of the Guarantors possesses all of the powers requisite for it to enter into and carry out the transactions of the Borrower and such Guarantor referred to herein and to execute, enter into and perform the terms and conditions of this Amendment, the Existing Credit Agreement and the other Loan Documents to which it is a party and any other documents contemplated herein that are to be performed by the Borrower or such Guarantor; any and all actions required or necessary pursuant to the Borrower's or such Guarantor's organizational documents or otherwise have been taken to authorize the due execution, delivery and performance by the Borrower and such Guarantor of the terms and conditions of this Amendment; the officers of the Borrower and each Guarantor executing this Amendment are the duly elected, qualified, acting and incumbent officers of such Loan Party and hold the titles set forth below their names on the signature lines of this Amendment; and such execution, delivery and performance will not conflict with, constitute a default under or result in a breach of any applicable law or any agreement, instrument, order, writ, judgment, injunction or decree to which the Borrower or such Guarantor is a party or by which the Borrower or such Guarantor or any of its properties is bound, and that all consents, authorizations and/or approvals required or necessary from any third parties in connection with the entry into, delivery and performance by the Borrower and such Guarantor of the terms and conditions of this Amendment, the Existing Credit Agreement, the other Loan Documents and the transactions contemplated hereby have been obtained by the Borrower and such Guarantor and are full force and effect;

(c)this Amendment, the Existing Credit Agreement, and the other Loan Documents constitute the valid and legally binding obligations of the Borrower and each Guarantor, enforceable against the Borrower and each Guarantor in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws and by general equitable principles, whether enforcement is sought by proceedings at law or in equity;

(d)all representations and warranties made by the Borrower and each Guarantor in the Existing Credit Agreement and the other Loan Documents are true and correct in all material respects (or in the case of any such representation and warranty that is qualified by materiality or reference to Material Adverse Change, in all respects), except for representations and warranties which (i) specifically refer to an earlier date which shall have been true and correct in all material respects as of such earlier date referred to therein, and (ii) are qualified by materiality which will be true and correct in all respects and the Borrower and each Guarantor has complied with all covenants and undertakings in the Existing Credit Agreement (after giving effect to Article 1) and the other Loan Documents;

12

(e)this Amendment is not a substitution, novation, discharge or release of the Borrower's or any Guarantor's obligations under the Existing Credit Agreement (after giving effect to Article 1)  or any of the other Loan Documents, all of which shall and are intended to remain in full force and effect;

(f)no Event of Default or Potential Default has occurred and is continuing under the Existing Credit Agreement or the other Loan Documents; there exist no defenses, offsets, counterclaims or other claims with respect to the Borrower's or any Guarantor's obligations and liabilities under the Existing Credit Agreement or any of the other Loan Documents; and

(g)the Borrower and each Guarantor hereby ratifies and confirms in full its duties and obligations under the Existing Credit Agreement, the Guaranty Agreement, and the other Loan Documents applicable to it, each as modified hereby.

3.2Incorporation into the Existing Credit Agreement and other Loan Documents.  This Amendment shall be incorporated into the Existing Credit Agreement by this reference and each reference to the Credit Agreement that is made in the Existing Credit Agreement or any other document executed or to be executed in connection therewith shall hereafter be construed as a reference to the Existing Credit Agreement as amended hereby.  The term "Loan Documents" as defined in the Existing Credit Agreement shall include this Amendment.

3.3Severability.  If any one or more of the provisions contained in this Amendment, the Existing Credit Agreement, or the other Loan Documents shall be held invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions contained in this Amendment, the Existing Credit Agreement or the other Loan Documents shall not in any way be affected or impaired thereby, and this Amendment shall otherwise remain in full force and effect.

3.4Successors and Assigns.  This Amendment shall apply to and be binding upon the Borrower and each Guarantor in all respects and shall inure to the benefit of each of the Administrative Agent and the Lenders and their respective successors and assigns, provided that neither the Borrower nor any Guarantor may assign, transfer or delegate its duties and obligations hereunder.  Nothing expressed or referred to in this Amendment is intended or shall be construed to give any person or entity other than the parties hereto a legal or equitable right, remedy or claim under or with respect to this Amendment, the Existing Credit Agreement or any of the other Loan Documents, it being the intention of the parties hereto that this Amendment and all of its provisions and conditions are for the sole and exclusive benefit of the Borrower, the Guarantors, the Administrative Agent and the Lenders.

3.5Reimbursement of Expenses.  The Borrower unconditionally agrees to pay and reimburse the Administrative Agent and save the Administrative Agent harmless against liability for the payment of reasonable out-of-pocket costs, expenses and disbursements, including without limitation, fees and expenses of counsel incurred by the Administrative Agent in connection with the development, preparation, execution, administration, interpretation or performance of this Amendment and all other documents or instruments to be delivered in connection herewith.

13

3.6Counterparts.  This Amendment may be executed by different parties hereto in any number of separate counterparts, each of which, when so executed and delivered shall be an original and all such counterparts shall together constitute one and the same instrument.

3.7Entire Agreement.  This Amendment sets forth the entire agreement and understanding of the parties with respect to the transactions contemplated hereby and supersedes all prior understandings and agreements, whether written or oral, between the parties hereto relating to the subject matter hereof.  No representation, promise, inducement or statement of intention has been made by any party which is not embodied in this Amendment, and no party shall be bound by or liable for any alleged representation, promise, inducement or statement of intention not set forth herein.

3.8Headings.  The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or any provisions hereof.

3.9No Novation.  This Amendment amends the Existing Credit Agreement, but is not intended to constitute, and does not constitute, a novation of the Obligations of the Borrower and/or the Guarantors under the Existing Credit Agreement or any other Loan Document.

3.10Construction.  The rules of construction set forth in Section 1.2 [Construction] of the Existing Credit Agreement shall apply to this Amendment.

3.11Governing Law.  This Amendment shall be deemed to be a contract under the laws of the State of Florida and for all purposes shall be governed by and construed and enforced in accordance with the internal laws of the State of Florida without regard to its conflict of laws principles.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]
[SIGNATURE PAGES FOLLOW]

14

IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Amendment as of the day and year first above written.

BORROWER:

SUN HYDRAULICS CORPORATION,                            a Florida corporation

By: /s/ Tricia Fulton

Tricia Fulton, Chief Financial Officer

[SIGNATURE PAGE TO FIRST AMENDMENT TO CREDIT AGREEMENT]

GUARANTOR:

ENOVATION CONTROLS, LLC,                             an Oklahoma limited liability company

By:	Sun Hydraulics Corporation, its managing member

By: /s/ Tricia Fulton____________________

Tricia Fulton, Chief Financial Officer

NEW GUARANTOR:

SUN HYDRAULICS, LLC,
a Florida limited liability company

By:	Sun Hydraulics Corporation, its sole manager

By: /s/ Tricia Fulton

Tricia Fulton, Chief Financial Officer

[SIGNATURE PAGE TO FIRST AMENDMENT TO CREDIT AGREEMENT]

PNC BANK, NATIONAL ASSOCIATION, individually and as Administrative Agent and, individually, as a Lender

By: /s/ Nathan Lorton

Nathan Lorton, Senior Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT TO CREDIT AGREEMENT]

SUNTRUST BANK,

as a Lender

By: /s/ David A. Ernst

Name: David A. Ernst

Title: Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT TO CREDIT AGREEMENT]

FIFTH THIRD BANK,

as a Lender

By: /s/ Danny Riley

Name: Danny Riley

Title: Senior Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT TO CREDIT AGREEMENT]

REGIONS BANK,

as a Lender

By: /s/ Adam Muhib

Name: Adam Muhib

Title: Director

[SIGNATURE PAGE TO FIRST AMENDMENT TO CREDIT AGREEMENT]

BMO HARRIS BANK, N.A.,

as a Lender

By: /s/ Betsy Phillips

Name: Betsy Phillips

Title: Director

[SIGNATURE PAGE TO FIRST AMENDMENT TO CREDIT AGREEMENT]

KEYBANK NATIONAL ASSOCIATION,

as a Lender

By: /s/ Suzannah Valdivia

Name: Suzannah Valdivia

Title: Senior Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT TO CREDIT AGREEMENT]

MORGAN STANLEY BANK, N.A.,

as a Lender

By: /s/ Michael King

Name: Michael King

Title: Authorized Signatory

[SIGNATURE PAGE TO FIRST AMENDMENT TO CREDIT AGREEMENT]

SYNOVUS BANK,

as a Lender

By: /s/ Michael Sawicki

Name: Michael Sawicki

Title: Director, Corporate Banking

[SIGNATURE PAGE TO FIRST AMENDMENT TO CREDIT AGREEMENT]

EXHIBIT A

[The Amended Credit Agreement]

See attached

SCHEDULE 1.1(A)

PRICING GRID--

VARIABLE PRICING AND FEES BASED ON LEVERAGE RATIO

Level	Leverage Ratio	Commitment Fee	Letter of Credit Fee	Base Rate Spread	Euro Rate Spread
I	Less than 1.00 to 1.00	0.175%	1.25%	0.25%	1.25%
II	Greater than or equal to 1.00 to 1.00 but less than 1.75 to 1.00	0.20%	1.50%	0.50%	1.50%
III	Greater than or equal to 1.75 to 1.00 but less than 2.50 to 1.00	0.25%	1.75%	0.75%	1.75%
IV	Greater than or equal to 2.50 to 1.00 but less than 3.25 to 1.00	0.25%	2.00%	1.00%	2.00%
V	Greater than or equal to 3.25 to 1.00	0.30%	2.25%	1.25%	2.25%

For purposes of determining the Applicable Margin, the Applicable Commitment Fee Rate and the Applicable Letter of Credit Fee Rate:

(a)

The Applicable Margin, the Applicable Commitment Fee Rate and the Applicable Letter of Credit Fee Rate shall be determined on the Closing Date based on the Leverage Ratio computed on such date pursuant to a Compliance Certificate to be delivered on the Closing Date.

(b)

The Applicable Margin, the Applicable Commitment Fee Rate and the Applicable Letter of Credit Fee Rate shall be recomputed as of the end of each fiscal quarter ending after the Closing Date based on the Leverage Ratio as of such quarter end.  Any increase or decrease in the Applicable Margin, the Applicable Commitment Fee Rate or the Applicable Letter of Credit Fee Rate computed as of a quarter end shall be effective on the date on which the Compliance Certificate evidencing such computation is due to be delivered under Section 8.3.3 [Certificate of Borrower].  If a Compliance Certificate is not delivered when due in accordance with such Section 8.3.3, then the rates in Level V shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered.

(c)

If, as a result of any restatement of or other adjustment to the financial statements of the Borrower or for any other reason, the Borrower or the Lenders determine that (i) the Leverage Ratio as calculated by the Borrower as of any applicable date was inaccurate and (ii) a proper calculation of the Leverage Ratio would have resulted in higher pricing for such period, the Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender or the Issuing Lender), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period.  This paragraph shall not limit the rights of the Administrative Agent, any Lender or the Issuing Lender, as the case may be, under Section 2.9 [Letter of Credit Subfacility] or Section 4.3 [Interest After Default] or Section 9 [Default].  The Borrower's obligations under this paragraph shall survive the termination of the Commitments and the repayment of all other Obligations hereunder.

SCHEDULE 1.1(B)

COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES

Part 1 - Commitments of Lenders and Addresses for Notices to Lenders

Lender	Amount of Commitment for Revolving Credit Loans	Amount of Commitment for Term Loans	Commitment	Ratable Share
Name: PNC Bank, National Association Address: One Tampa City Center 201 North Franklin Street, Suite 1500 Tampa, FL 33602 Attention: John M. Astrab IV, Vice President Telephone: (813) 350-4541 Telecopy: (813) 221-3953 Name: PNC Bank, National Association Address: 500 First Avenue Pittsburgh, PA 15219 Mailstop: P7-PFSC-04-T Attention: J. Brian Hays Telephone: (412) 762-0915 Telecopy: (412) 762-8672	$88,000,000	$22,000,000	$110,000,000	22.00000000%
Name: SunTrust Bank Address:3333 Peachtree Road, NE, 5th Floor Mail Code GA-ATL-0244 Attention: David Ernst, Vice President Telephone: (404) 926-5402 Attention: Trellis Hand Telephone: (770) 352-5003 Telecopy: (404-588-4406	$72,000,000	$18,000,000	$90,000,000	18.000000000%

Name: Fifth Third Bank Address: 201 E. Kennedy Boulevard, Suite 1800 Tampa, Florida 33602 Attention: Danny Riley Telephone: (813) 306-2573 Telecopy: (813) 306-2529 Attention: Bonnie Stroup Telephone: (513) 358-4107 Telecopy: (513) 358-3480	$56,000,000	$14,000,000	$70,000,000	14.000000000%
Name: Regions Bank Address: 1180 West Peachtree Street NW Attention: Adam Muhib Telephone: 404-279-7447 Telecopy: 404-221-4361	$56,000,000	$14,000,000	$70,000,000	14.000000000%
Name: BMO Harris Bank Address: 135 N. Pennsylvania, 9th Floor, Indianapolis, Indiana 46204 Attention: Betsy Phillips Telephone: (317) 269-1291 Telecopy: (317) 269-2169 Attention: Christine Casper Telephone: (262) 938-8805 Telecopy: (262) 938-8684	$44,000,000	$11,000,000	$55,000,000	11.000000000%
Name: KeyBank National Association Address: 127 Public Square OH-01-27-0628 Cleveland, OH 44114 Attention: Suzannah Valdivia Telephone: (216) 689-3589 Telecopy: (216) 689-4649	$44,000,000	$11,000,000	$55,000,000	11.000000000%

Name: Morgan Stanley Address: 1585Broadway Avenue New York, NY 10036 Attention: Jonathan Dworkin Telephone: (212) 761-7071 Telecopy: (718) 233-2132	$20,000,000	$5,000,000	$25,000,000	5.000000000%
Name: Synovus Bank Address: 3280 Peachtree Rd. NE Building, 100 5th Floor Atlanta, Georgia 30305 Attention: Michael Sawicki, Director Telephone: (678) 578-1927 Telecopy: (888) 338-8565 Attention: Megan Self Telephone: (404) 364-2140 Telecopy: (888) 338-8565	$20,000,000	$5,000,000	$25,000,000	5.000000000%
Total	$400,000,000	$100,000,000	$500,000,000	100%

SCHEDULE 1.1(B)

COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES

Part 2 - Addresses for Notices to Borrower and Guarantors:

ADMINISTRATIVE AGENT

PNC Bank, National Association

201 North Franklin Street, Suite 1500

Tampa, Florida 33602

Attention: John Astrab, Vice President

Telephone:813-350-4541

Telecopy:813-221-3953

With a Copy To:

Agency Services, PNC Bank, National Association
Mail Stop: P7-PFSC-04-I
Address: 500 First Avenue
Pittsburgh, PA 15219
Attention:Agency Services

Telephone:412 762 6442

Telecopy:412 762 8672

BORROWER:

Sun Hydraulics Corporation

1500 West University Parkway

Sarasota, Florida 34243

Attention: Tricia L. Fulton, Chief Financial Officer

Telephone:941-362-1200

GUARANTORS:

Sun Hydraulics, LLC

Enovation Controls, LLC

1500 West University Parkway

Sarasota, Florida 34243

Attention: Tricia L. Fulton, Chief Financial Officer

Telephone:941-362-1200

EXHIBIT C-2

Amendment to Schedule A to Pledge Agreement effective as of the Amended Credit Agreement Effective Date

SCHEDULE A
TO
AMENDED AND RESTATED PLEDGE AGREEMENT

Description of Pledged Collateral

A.Companies

Pledgor and Jurisdiction of Formation	Pledged Company and Jurisdiction of Formation	Pledged Share Type and Amount of Ownership

Sun Hydraulics Corporation,

a Florida corporation

Sun Hydraulics Corporation,

a Florida corporation

Sun Hydraulics Corporation,

a Florida corporation

Sun Hydraulics Corporation, a Florida corporation

Enovation Controls, LLC,

an Oklahoma limited liability company

Enovation Controls, LLC,

an Oklahoma limited liability company

Enovation Controls, LLC,

an Oklahoma limited liability company

Sun Hydraulics Korea Corporation, a Korea corporation

Sun Hydraulik Holdings Ltd., a UK corporation

Sun Hydraulics, LLC, a Florida limited liability company

Enovation Controls, LLC, an Oklahoma limited liability company

FWMurphy Int’l Trading (Shanghai) Co., Ltd., a company with limited liability incorporated under the Law of the People’s Republic of China Concerning Enterprises with Sole Foreign Investment.

Enovation Controls Europe, Ltd, a private company limited by shares organized under the laws of England and Wales

Enovation Controls India Private Limited, a Company Limited by Shares under the laws of India

221,000 shares of stock equal to 65% of Pledgor’s ownership in pledged Company

208,206 ordinary shares of £4.75 each equal to 65% of Pledgor’s ownership in pledged Company

1 Unit, a 100% Membership Interest equal to 100% of Pledgor’s ownership in pledged Company

A 100% Percentage Interest, equal to 100% of Pledgor’s ownership in pledged company

65% of Pledgor’s ownership in Pledged Company

5,850 Ordinary Shares, equal to 65% of Pledgor’s ownership in Pledged Company

6,500 Equity Shares, equal to 65% of Pledgor’s ownership in Pledged Company

Sun Hydraulics Corporation, a Florida corporation	Polyusus Lux IV S.à r.l., a private limited liability company duly incorporated, organized and existing under the laws of Luxembourg	1,388,478,021 ordinary shares and 6,842,550,000 preference shares equal to 65% of Pledgor’s ownership in Pledged Company

EXHIBIT H

Exhibit 1.1(N)(3) [Form of Term Note] to Amended Credit Agreement effective as of the Amended Credit Agreement Effective Date.

EXHIBIT 1.1(N)(3)

  FORM OF TERM NOTE

$_______Pittsburgh, Pennsylvania

___, 2018

FOR VALUE RECEIVED, the undersigned, SUN HYDRAULICS CORPORATION, a Florida corporation (herein called the "Borrower"), hereby unconditionally promises to pay to the order of ___________________ (the "Lender"), the principal sum of _________(US$_______) pursuant to Section 3.1 [Term Loan Commitments] of that certain Amended and Restated Credit Agreement, dated as of November 22, 2016, among the Borrower, the Guarantors now or hereafter party thereto, the Lenders now or hereafter party thereto, and PNC Bank, National Association, as administrative agent for the Lenders (hereinafter referred to in such capacity as the "Administrative Agent") (as amended, restated, modified, or supplemented from time to time, the "Credit Agreement"), payable by 1:00 p.m. Pittsburgh time to the Lender in the amount and at such times as set forth in Section 3.2 [Nature of Lender’s Obligations with Respect to Term Loans; Repayment Terms] of, or as otherwise provided in, the Credit Agreement.

Interest on the unpaid principal balance hereof from time to time outstanding from the date hereof will be payable at the times provided for in the Credit Agreement.  If any payment or action to be made or taken hereunder shall be stated to be or become due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day, unless otherwise provided in the Credit Agreement, and such extension of time shall be included in computing interest or fees, if any, in connection with such payment or action.  Upon the occurrence and during the continuation of an Event of Default, and at the Administrative Agent's discretion or upon written demand by the Required Lenders, the Borrower shall pay interest on the entire principal amount of the then outstanding Term Loans evidenced by this Term Note (this "Note") and all other obligations due and payable to the Lender pursuant to the Credit Agreement and the other Loan Documents at a rate per annum as set forth in Section 4.3 [Interest After Default] of the Credit Agreement.  Such interest rate will accrue before and after any judgment has been entered.

Subject to the provisions of the Credit Agreement, payments of both principal and interest shall be made without setoff, counterclaim, or other deduction of any nature at the office of the Administrative Agent located at 500 First Avenue, Pittsburgh, Pennsylvania 15219 unless otherwise directed in writing by the Administrative Agent, in lawful money of the United States of America in immediately available funds or such Optional Currency as has been selected by the Borrower in accordance with the Credit Agreement.

This Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement and other Loan Documents, including the representations, warranties, covenants, conditions, security interests, and Liens contained or granted therein.  The Credit Agreement among other things contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayment, in certain circumstances, on account of principal hereof prior to maturity upon the terms and conditions therein specified.  The Borrower waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Credit Agreement.

This Note shall bind the Borrower and its successors and assigns, and the benefits hereof shall inure to the benefit of the Lender and its successors and assigns.  All references herein to the "Borrower" and the "Lender" shall be deemed to apply to the Borrower and the Lender, respectively, and their respective successors and assigns as permitted under the Credit Agreement.

This Note and any other documents delivered in connection herewith and the rights and obligations of the parties hereto and thereto shall for all purposes be governed by and construed and enforced in accordance with the internal laws of the State of Florida without giving effect to its conflict of laws principles.

All capitalized terms used herein shall, unless otherwise defined herein, have the same meanings given to such terms in the Credit Agreement.

DOCUMENTARY STAMP TAXES IN THE AMOUNT OF $2,450.00 HAVE BEEN PAID TO THE FLORIDA DEPARTMENT OF REVENUE IN CONNECTION WITH THE EXECUTION OF THIS NOTE.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, and intending to be legally bound hereby, the undersigned has executed this Note by its duly authorized officer.

SUN HYDRAULICS CORPORATION,                                   a Florida corporation

By:

Tricia Fulton, Chief Financial Officer

[Signature Page to Term Note]

EXHIBIT A

[The Amended Credit Agreement]

CUSIP NO. (REVOLVING CREDIT FACILITY) 86676RAB8
CUSIP NO. (TERM LOAN FACILITY) 86676RAC6

$400,000,000.00 AMENDED AND RESTATED REVOLVING CREDIT FACILITY
$100,000,000 TERM LOAN FACILITY

CREDIT AGREEMENT

by and among

SUN HYDRAULICS CORPORATION, a Florida corporation

and

THE LENDERS PARTY HERETO

and

THE GUARANTORS PARTY HERETO

and

PNC CAPITAL MARKETS LLC,

as Joint Lead Arranger and Sole Bookrunner

and

SunTrust Robinson Humphrey, Inc.,

as Joint Lead Arranger

and

SunTrust Bank,

as Syndication Agent

and

Fifth Third Bank and Regions Bank, as Documentation Agents

and

PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent

Dated as of November 22, 2016, as amended by that certain First Amendment, Consent and Joinder to Credit Agreement dated as of April 1, 2018

TABLE OF CONTENTS

Page
1. CERTAIN DEFINITIONS	9
1.1 Certain Definitions.	9
1.2 Construction.	35
1.3 Accounting Principles; Changes in GAAP.	36
1.4 Currency Calculations	36
2. REVOLVING CREDIT AND SWING LOAN FACILITIES	37
2.1 Revolving Credit Commitments.	37
2.1.1 Revolving Credit Loans; Optional Currency Loans.	37
2.1.2 Swing Loan Commitment.	37
2.2 Nature of Lenders' Obligations with Respect to Revolving Credit Loans.	37
2.3 Commitment Fees.	37
2.4 Intentionally Deleted.	38
2.5 Revolving Credit Loan Requests; Swing Loan Requests.	38
2.5.1 Revolving Credit Loan Requests.	38
2.5.2 Swing Loan Requests.	38
2.6 Making Revolving Credit Loans and Swing Loans; Presumptions by the Administrative Agent; Repayment of Revolving Credit Loans; Borrowings to Repay Swing Loans.	39
2.6.1 Making Revolving Credit Loans.	39
2.6.2 Presumptions by the Administrative Agent.	39
2.6.3 Making Swing Loans.	40
2.6.4 Repayment of Revolving Credit Loans.	40
2.6.5 Borrowings to Repay Swing Loans.	40
2.6.6 Swing Loans Under Cash Management Agreements.	40
2.7 Notes.	41
2.8 Use of Proceeds.	41
2.9 Letter of Credit Subfacility.	41
2.9.1 Issuance of Letters of Credit.	41
2.9.2 Letter of Credit Fees.	42
2.9.3 Disbursements, Reimbursement.	42
2.9.4 Repayment of Participation Advances.	44
2.9.5 Documentation.	44
2.9.6 Determinations to Honor Drawing Requests.	44
2.9.7 Nature of Participation and Reimbursement Obligations.	45
2.9.8 Indemnity.	46
2.9.9 Liability for Acts and Omissions.	46
2.9.10 Issuing Lender Reporting Requirements.	48
2.10 Defaulting Lenders.	48
2.11 Increase in Commitments.	49
2.12 Utilization of Commitments in Optional Currencies.	51

(i)

2.12.1 Periodic Computations of Dollar Equivalent Amounts of Revolving Credit Loans that are Optional Currency Loans and Letters of Credit Outstanding; Repayment in Same Currency.	52
2.13 European Monetary Union.	52
3. TERM LOAN	53
3.1 Term Loan Commitments.	53
3.2 Nature of Lenders' Obligations with Respect to Term Loans; Repayment Terms.	53
4. INTEREST RATES	54
4.1 Interest Rate Options.	54
4.1.1 Revolving Credit Interest Rate Options; Swing Line Interest Rate.	54
4.1.2 Term Loan Interest Rate Options.	54
4.1.3 Interest Act (Canada).	54
4.1.4 Rate Calculations; Rate Quotations.	55
4.2 Interest Periods.	55
4.2.1 Amount of Borrowing Tranche.	55
4.2.2 Renewals.	55
4.2.3 No Conversion of Optional Currency Loans.	55
4.3 Interest After Default.	55
4.3.1 Letter of Credit Fees, Interest Rate.	55
4.3.2 Other Obligations.	56
4.3.3 Acknowledgment.	56
4.4 Rate Unascertainable; Illegality; Increased Costs; Deposits Not Available; Optional Currency Not Available.	56
4.4.1 Unascertainable.	56
4.4.2 Successor Euro Rate Index.	56
4.4.3 Illegality; Increased Costs.	57
4.4.4 Optional Currency Not Available.	57
4.4.5 Administrative Agent's and Lender's Rights.	58
4.5 Selection of Interest Rate Options.	58
5. PAYMENTS	59
5.1 Payments.	59
5.2 Pro Rata Treatment of Lenders.	59
5.3 Sharing of Payments by Lenders.	60
5.4 Presumptions by Administrative Agent.	60
5.5 Interest Payment Dates.	61
5.6 Voluntary Prepayments.	61
5.6.1 Right to Prepay.	61
5.6.2 Replacement of a Lender.	62
5.6.3 Designation of a Different Lending Office.	63
5.7 Mandatory Prepayments.	63
5.7.1 Sale of Assets and Recovery Events.	63
5.7.2 Equity Issuances.	63
5.7.3 Debt Issuances.	63
5.7.4 Currency Fluctuations.	64
5.7.5 Application Among Interest Rate Options.	64

(ii)

5.8 Increased Costs.	64
5.8.1 Increased Costs Generally.	64
5.8.2 Capital Requirements.	65
5.8.3 Certificates for Reimbursement; Repayment of Outstanding Loans; Borrowing of New Loans.	65
5.8.4 Delay in Requests.	65
5.8.5 Additional Reserve Requirements.	66
5.9 Taxes.	66
5.9.1 Issuing Lender.	66
5.9.2 Payments Free of Taxes.	66
5.9.3 Payment of Other Taxes by the Loan Parties.	66
5.9.4 Indemnification by the Loan Parties.	66
5.9.5 Indemnification by the Lenders.	67
5.9.6 Evidence of Payments.	67
5.9.7 Status of Lenders.	67
5.9.8 Treatment of Certain Refunds.	69
5.9.9 Survival.	69
5.10 Indemnity.	70
5.11 Settlement Date Procedures.	70
5.12 Currency Conversion Procedures for Judgments.	71
5.13 Indemnity in Certain Events.	71
6. REPRESENTATIONS AND WARRANTIES	71
6.1 Representations and Warranties.	71
6.1.1 Organization and Qualification; Power and Authority; Compliance With Laws; Title to Properties; Event of Default.	71
6.1.2 Subsidiaries; Investment Companies.	71
6.1.3 Validity and Binding Effect.	72
6.1.4 No Conflict; Material Agreements; Consents.	72
6.1.5 Litigation.	72
6.1.6 Financial Statements.	72
6.1.7 Margin Stock.	73
6.1.8 Full Disclosure.	73
6.1.9 Taxes.	73
6.1.10 Patents, Trademarks, Copyrights, Licenses, Etc.	73
6.1.11 Liens in the Collateral.	74
6.1.12 Insurance.	74
6.1.13 ERISA Compliance.	74
6.1.14 Environmental Matters.	75
6.1.15 Solvency.	75
6.1.16 Anti-Terrorism Laws.	75
6.1.17 EEA Financial Institution.	75
6.1.18 Material Contracts; Burdensome Restrictions.	75
6.1.19 Employment Matters.	75
6.2 Updates to Schedules.	75
7. CONDITIONS OF LENDING AND ISSUANCE OF LETTERS OF CREDIT	76

(iii)

7.1 First Loans and Letters of Credit.	76
7.1.1 Deliveries.	76
7.1.2 Payment of Fees.	77
7.2 Each Loan or Letter of Credit.	78
8. COVENANTS	78
8.1 Affirmative Covenants.	78
8.1.1 Preservation of Existence, Etc.	78
8.1.2 Payment of Liabilities, Including Taxes, Etc.	78
8.1.3 Maintenance of Insurance.	78
8.1.4 Maintenance of Properties and Leases.	79
8.1.5 Visitation Rights.	79
8.1.6 Keeping of Records and Books of Account.	79
8.1.7 Compliance with Laws; Use of Proceeds.	79
8.1.8 Further Assurances.	79
8.1.9 Anti-Terrorism Laws; International Trade Law Compliance.	80
8.1.10 Keepwell.	80
8.2 Negative Covenants.	80
8.2.1 Indebtedness.	80
8.2.2 Liens; Lien Covenants.	81
8.2.3 Guaranties.	81
8.2.4 Loans and Investments.	82
8.2.5 Dividends and Related Distributions.	82
8.2.6 Liquidations, Mergers, Consolidations, Acquisitions.	82
8.2.7 Dispositions of Assets or Subsidiaries.	84
8.2.8 Affiliate Transactions.	84
8.2.9 Subsidiaries, Partnerships and Joint Ventures.	85
8.2.10 Continuation of or Change in Business.	85
8.2.11 Fiscal Year.	85
8.2.12 Issuance of Stock.	85
8.2.13 Changes in Organizational Documents.	85
8.2.14 Intentionally Deleted.	85
8.2.15 Intentionally Deleted.	86
8.2.16 Maximum Leverage Ratio.	86
8.2.17 Minimum Interest Coverage Ratio.	86
8.2.18 Intentionally Deleted.	86
8.2.19 Limitation on Negative Pledges.	86
8.3 Reporting Requirements.	86
8.3.1 Quarterly Financial Statements.	86
8.3.2 Annual Financial Statements.	87
8.3.3 Certificate of the Borrower.	87
8.3.4 Notices.	87
9. DEFAULT	88
9.1 Events of Default.	88
9.1.1 Payments Under Loan Documents.	88
9.1.2 Breach of Warranty.	88

(iv)

9.1.3 Anti-Terrorism Laws.	88
9.1.4 Breach of Negative Covenants, Visitation Rights or Anti-Terrorism Laws.	88
9.1.5 Breach of Other Covenants.	89
9.1.6 Defaults in Other Agreements or Indebtedness.	89
9.1.7 Final Judgments or Orders.	89
9.1.8 Loan Document Unenforceable.	89
9.1.9 Uninsured Losses; Proceedings Against Assets.	89
9.1.10 Events Relating to Pension Plans and Multiemployer Plans.	89
9.1.11 Change of Control.	89
9.1.12 Relief Proceedings.	89
9.2 Consequences of Event of Default.	90
9.2.1 Events of Default Other Than Bankruptcy, Insolvency or Reorganization Proceedings.	90
9.2.2 Bankruptcy, Insolvency or Reorganization Proceedings.	90
9.2.3 Set-off.	90
9.2.4 Enforcement of Rights and Remedies.	91
9.2.5 Application of Proceeds.	91
10. THE ADMINISTRATIVE AGENT	92
10.1 Appointment and Authority.	92
10.2 Rights as a Lender.	92
10.3 Exculpatory Provisions.	93
10.4 Reliance by Administrative Agent.	93
10.5 Delegation of Duties.	94
10.6 Resignation of Administrative Agent.	94
10.7 Non-Reliance on Administrative Agent and Other Lenders.	95
10.8 No Other Duties, Etc.	95
10.9 Administrative Agent's Fee.	95
10.10 Authorization to Release Collateral and Guarantors.	95
10.11 No Reliance on Administrative Agent's Customer Identification Program.	95
11. MISCELLANEOUS	96
11.1 Modifications, Amendments or Waivers.	96
11.1.1 Increase of Commitment.	96
11.1.2 Extension of Payment; Reduction of Principal, Interest or Fees; Modification of Terms of Payment.	96
11.1.3 Release of Collateral or Guarantor.	96
11.1.4 Miscellaneous.	96
11.2 No Implied Waivers; Cumulative Remedies.	97
11.3 Expenses; Indemnity; Damage Waiver.	97
11.3.1 Costs and Expenses.	97
11.3.2 Indemnification by the Borrower.	98
11.3.3 Reimbursement by Lenders.	98
11.3.4 Waiver of Consequential Damages, Etc.	98
11.3.5 Payments.	99
11.4 Holidays.	99
11.5 Notices; Effectiveness; Electronic Communication.	99

(v)

11.5.1 Notices Generally.	99
11.5.2 Electronic Communications.	99
11.5.3 Change of Address, Etc.	100
11.6 Severability.	100
11.7 Duration; Survival.	100
11.8 Successors and Assigns.	100
11.8.1 Successors and Assigns Generally.	100
11.8.2 Assignments by Lenders.	101
11.8.3 Register.	102
11.8.4 Participations.	102
11.8.5 Certain Pledges; Successors and Assigns Generally.	103
11.9 Confidentiality.	103
11.9.1 General.	103
11.9.2 Sharing Information With Affiliates of the Lenders.	104
11.10 Counterparts; Integration; Effectiveness.	104
11.10.1 Counterparts; Integration; Effectiveness.	104
11.11 CHOICE OF LAW; SUBMISSION TO JURISDICTION; WAIVER OF VENUE; SERVICE OF PROCESS; WAIVER OF JURY TRIAL.	105
11.11.1 Governing Law.	105
11.11.2 SUBMISSION TO JURISDICTION.	105
11.11.3 WAIVER OF VENUE.	105
11.11.4 SERVICE OF PROCESS.	105
11.11.5 WAIVER OF JURY TRIAL.	106
11.12 USA Patriot Act Notice.	106
11.13 Acknowledgment and Consent to Bail-In of EEA Financial Institutions.	106
11.14 Amended and Restated Credit Agreement.	106

(vi)

LIST OF SCHEDULES AND EXHIBITS

SCHEDULES

SCHEDULE 1.1(A)	-PRICING GRID
SCHEDULE 1.1(B)	-COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES
SCHEDULE 1.1(C)	- CONSOLIDATED EBITDA SCHEDULE FOR PROJECT COLOGNE
SCHEDULE 1.1(D)	- CONSOLIDATED EBITDA SCHEDULE FOR PROJECT FALCON
SCHEDULE 1.1(P)(1) -	PERMITTED LIENS
SCHEDULE 1.1(P)(2) -	PERMITTED INVESTMENTS
SCHEDULE 6.1.1	-QUALIFICATIONS TO DO BUSINESS
SCHEDULE 6.1.2	-SUBSIDIARIES
SCHEDULE 6.1.14	-ENVIRONMENTAL DISCLOSURES
SCHEDULE 8.1.3	- INSURANCE REQUIREMENTS RELATING TO

COLLATERAL

SCHEDULE 8.2.1-PERMITTED INDEBTEDNESS

EXHIBITS

EXHIBIT 1.1(A)	-ASSIGNMENT AND ASSUMPTION AGREEMENT
EXHIBIT 1.1(C)	- COLLATERAL ASSIGNMENT
EXHIBIT 1.1(G)(1)	-GUARANTOR JOINDER
EXHIBIT 1.1(G)(2)	-GUARANTY AGREEMENT
EXHIBIT 1.1(I)(1)	- INDEMNITY
EXHIBIT 1.1(I)(2)	-INTERCOMPANY SUBORDINATION AGREEMENT
EXHIBIT 1.1(N)(1)	-REVOLVING CREDIT NOTE
EXHIBIT 1.1(N)(2)	-SWING LOAN NOTE
EXHIBIT 1.1(N)(3)	-TERM NOTE
EXHIBIT 1.1(P)(1)	- PATENT, TRADEMARK AND COPYRIGHT SECURITY AGREEMENT
EXHIBIT 1.1(P)(2)	-PLEDGE AGREEMENT
EXHIBIT 1.1(S)	-SECURITY AGREEMENT
EXHIBIT 2.5.1	-LOAN REQUEST
EXHIBIT 2.5.2	-SWING LOAN REQUEST
EXHIBIT 5.9.7(A)	-U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
EXHIBIT 5.9.7(B)	-U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

(vii)

EXHIBIT 5.9.7(C)	-U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
EXHIBIT 5.9.7(D)	-U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
EXHIBIT 8.2.6	- ACQUISITION COMPLIANCE CERTIFICATE

EXHIBIT 8.3.3-COMPLIANCE CERTIFICATE

(viii)

Exhibit 99.1

AMENDED AND RESTATED CREDIT AGREEMENT

THIS AMENDED AND RESTATED CREDIT AGREEMENT (as hereafter amended, the "Agreement") is dated as of November 22, 2016 and is made by and among SUN HYDRAULICS CORPORATION, a Florida corporation (the "Borrower"), each of the GUARANTORS (as hereinafter defined), the LENDERS (as hereinafter defined), PNC CAPITAL MARKETS LLC, in its capacity as Joint Lead Arranger and Sole Bookrunner, SunTrust Robinson Humphrey, Inc. and JPMorgan Chase Bank, N.A., in their respective capacity as Joint Lead Arrangers, SunTrust Bank and JPMorgan Chase Bank, N.A., in their respective capacity as Co-Syndication Agents, BMO Harris Bank N.A., in its capacity as Documentation Agent, and PNC BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent for the Lenders under this Agreement.

The Borrower previously requested and the "Lenders" party to the Original Credit Agreement agreed to provide a revolving credit facility to the Borrower in an aggregate principal amount not to exceed $100,000,000, as evidenced by that certain Credit Agreement dated as of July 29, 2016 (the "Original Credit Agreement").  The Borrower (i) requested the Lenders to increase the revolving credit facility up to an aggregate principal amount not to exceed $300,000,000 as of the Closing Date and (ii) further requested the Lenders to increase the revolving credit facility up to an aggregate principal amount not to exceed $400,000,000 and provide a term loan facility up to an aggregate amount not to exceed $100,000,000 as of the Amended Credit Agreement Effective Date, collectively, as evidenced by this Agreement which amends, restates and supersedes the Original Credit Agreement in its entirety.  In consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, the parties hereto covenant and agree as follows:

Article IVCERTAIN DEFINITIONS

4.1Certain Definitions.

  In addition to words and terms defined elsewhere in this Agreement, the following words and terms shall have the following meanings, respectively, unless the context hereof clearly requires otherwise:

Acquisition shall mean, individually and/or collectively, the Project Cologne Acquisition and the Project Falcon Acquisition.

Administrative Agent shall mean PNC Bank, National Association, and its successors and assigns, in its capacity as administrative agent hereunder.

Administrative Agent's Fee shall have the meaning specified in Section 10.9 [Administrative Agent's Fee].

Administrative Agent's Letter shall have the meaning specified in Section 10.9 [Administrative Agent's Fee].

Affiliate as to any Person shall mean any other Person (i) which directly or indirectly controls, is controlled by, or is under common control with such Person, (ii) which beneficially owns or holds 10% or more of any class of the voting or other equity interests of such Person, or (iii) 10% or more of any class of voting interests or other equity interests of which is beneficially owned or held, directly or indirectly, by such Person.  For purposes of this definition, "control" of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

Amended Credit Agreement Effective Date shall have the meaning set forth in the First Amendment.

Anti-Terrorism Laws shall mean, with respect to any Loan Party, any Laws applicable to such Loan Party relating to terrorism, trade sanctions programs and embargoes, import/export licensing, money laundering or bribery, or anti-corruption, and any regulation, order, or directive promulgated, issued or enforced pursuant to such Laws, all as amended, supplemented or replaced from time to time.

Applicable Commitment Fee Rate shall mean the percentage rate per annum based on the Leverage Ratio then in effect according to the pricing grid on Schedule 1.1(A) below the heading "Commitment Fee."

Applicable Letter of Credit Fee Rate shall mean the percentage rate per annum based on the Leverage Ratio then in effect according to the pricing grid on Schedule 1.1(A) below the heading "Letter of Credit Fee."

Applicable Margin shall mean, as applicable:

1.the percentage spread to be added to the Base Rate applicable to Loans under the Base Rate Option based on the Leverage Ratio then in effect according to the pricing grid on Schedule 1.1(A) below the heading "Base Rate Spread",

2.the percentage spread to be added to the Euro Rate applicable to Loans under the Euro Rate Option based on the Leverage Ratio then in effect according to the pricing grid on Schedule 1.1(A) below the heading "Euro Rate Spread".

Approved Fund shall mean any fund that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of business and that is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender or (iii) an entity or an Affiliate of an entity that administers or manages a Lender.

Asset Sale shall mean any disposition or series of dispositions by the Borrower or any of its Subsidiaries after the date hereof of the type described in clauses  (iv), (v) and (vi) of Section 8.2.7 [Dispositions of Assets or Subsidiaries].

Assignment and Assumption Agreement shall mean an assignment and assumption agreement entered into by a Lender and an assignee permitted under Section 11.8.2 [Assignments by Lenders], in substantially the form of Exhibit 1.1(A).

Authorized Officer shall mean, with respect to any Loan Party, the Chief Executive Officer, President, Chief Financial Officer or Treasurer of such Loan Party, any manager or the members (if member managed) in the case of any Loan Party which is a limited liability company, or such other individuals, designated by written notice to the Administrative Agent from the Borrower, authorized to execute notices, reports and other documents on behalf of such Loan Party required hereunder.  The Borrower may amend such list of individuals from time to time by giving written notice of such amendment to the Administrative Agent.

Bail-In Action shall mean, the exercise of any Write-Down and Conversion Powers by the Applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

Bail-In Legislation shall mean, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

Base Rate shall mean, for any day, a fluctuating per annum rate of interest equal to the highest of (i) the Federal Funds Open Rate, plus 0.5%, (ii) the Prime Rate, and (iii) the Daily LIBOR Rate, plus 100 basis points (1.0%).  Any change in the Base Rate (or any component thereof) shall take effect at the opening of business on the day such change occurs.

Base Rate Option shall mean the option of the Borrower to have Loans bear interest at the rate and under the terms set forth in Section 4.1.1(i) [Revolving Credit Base Rate Options] or Section 4.1.2(i) [Term Loan Base Rate Option], as applicable.

Borrower shall have the meaning specified in the introductory paragraph.

Borrowing Date shall mean, with respect to any Loan, the date for the making thereof or the renewal or conversion thereof at or to the same or a different Interest Rate Option, which date shall be a Business Day.

Borrowing Tranche shall mean each specified portions of Loans outstanding as follows:  (i) any Loans to which a Euro Rate Option applies which are in Dollars or in the same Optional Currency advanced under the same Loan Request by the Borrower and which have the same Interest Period shall constitute one Borrowing Tranche, and (ii) all Loans to which a Base Rate Option applies shall constitute one Borrowing Tranche.

Business Day shall mean any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed for business in Pittsburgh, Pennsylvania, and if the applicable Business Day relates to any Loan to which the Euro Rate Option applies, such day must also be a day on which dealings are carried on in the Relevant Interbank Market.

Capital Stock shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

Cash Management Agreements shall have the meaning specified in Section 2.6.6 [Swing Loans Under Cash Management Agreements].

CEA shall mean the Commodity Exchange Act (7 U.S.C.§1 et seq.), as amended from time to time, and any successor statute.

CFTC shall mean the Commodity Futures Trading Commission or any successor agency.

Change in Law shall mean the occurrence, after the date of this Agreement, of any of the following: (i) the adoption or taking effect of any new Law, (ii) any change in any Law or in the administration, interpretation, implementation or application thereof by any Official Body or (iii) the making or issuance of any request, rule, guideline or directive (whether or not having the force of Law) by any Official Body; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines, interpretations or directives thereunder or issued in connection therewith (whether or not having the force of Law) and (y) all requests, rules, regulations, guidelines, interpretations or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities (whether or not having the force of Law), in each case pursuant to Basel III, shall in each case be deemed to be a Change in Law regardless of the date enacted, adopted, issued, promulgated or implemented.

Change of Control shall mean (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), shall become, or obtain rights (whether by means or warrants, options or otherwise) to become, the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of more than 35% of the Capital Stock of the Borrower, or (b) in any twelve (12) month period, occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) nominated by the board of directors of the Borrower nor (ii) appointed by directors so nominated.

CIP Regulations shall have the meaning specified in Section 10.11 [No Reliance on Administrative Agent's Customer Identification Program].

Closing Date shall mean the Business Day on which the first Loan shall be made, which shall be November 22, 2016.

Code shall mean the Internal Revenue Code of 1986, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

Collateral shall mean the collateral under (i) the Security Agreement, (ii) the Pledge Agreement, (iii) the Collateral Assignment, and (iv) the Patent, Trademark and Copyright Security Agreement.

Collateral Assignment shall mean the Collateral Assignment in the form of Exhibit 1.1(C).

Collateral Document(s) shall have the meaning specified in Section 6.1.11.

Commitment shall mean as to any Lender the aggregate of its Revolving Credit Commitment, Term Loan Commitment and, in the case of PNC, its Swing Loan Commitment, and Commitments shall mean the aggregate of the Revolving Credit Commitments, Term Loan Commitments and Swing Loan Commitment of all of the Lenders.

Commitment Fee shall have the meaning specified in Section 2.3 [Commitment Fees].

Compliance Certificate shall have the meaning specified in Section 8.3.3 [Certificate of the Borrower].

Computation Date shall have the meaning specified in Section 2.12.1 [Period Computations of Dollar Equivalent Amounts of Revolving Credit Loans that are Optional Currency Laws and Letters of Credit Outstanding; Repayment in Same Currency].

Connection Income Taxes shall mean Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

Consideration shall mean, with respect to any Permitted Acquisition, the aggregate, without duplication, of: (a) the cash paid by any of the Loan Parties, directly or indirectly, to the seller in connection therewith, (b) the Indebtedness incurred or assumed by any of the Loan Parties, whether in favor of the seller or otherwise and whether fixed or contingent, (c) any guaranty given or incurred by any Loan Party in connection therewith, and (d) any other consideration given or obligation incurred by any of the Loan Parties in connection therewith.

Consolidated EBITDA for any period of determination shall mean (i) the sum of (a) net income, (b) depreciation, (c) amortization, (d) other non-cash charges to net income (excluding non-cash charges that are expected to become cash charges in a future period or that are reserves for future cash charges), (e) interest expense, (f) income tax expense, (g) one-time fees and expenses relating to this Agreement and the Acquisitions to the extent reducing net income in such period of determination not to exceed $19,000,000 in the aggregate, (h) notwithstanding the limitation set forth in the immediately preceding clause, 100% of the contingent consideration expense incurred during fiscal year 2017 related to the Project Cologne Acquisition as described to the Administrative Agent prior to the First Amendment Closing Date to the extent reducing net income in such period , (i) 100% of any contingent consideration expense related to future acquisitions to the extent reducing net income in such period, and (j) other one-time operating, acquisition, and restructuring charges not to exceed $10,000,000 in the aggregate, minus (ii) non-cash credits to net income (excluding non-cash credits that represent an accrual or reserve for a future or potential future cash payment), in each case of the Borrower and its Subsidiaries for such period determined and consolidated in accordance with GAAP.  For any period of determination in which a Loan Party has completed a Material Permitted Acquisition, Consolidated EBITDA shall be calculated on a pro forma basis for such period as if such Material Permitted Acquisition had occurred on the first (1st) day of such period, as evidenced by pro forma financial statements in form and substance satisfactory to the Administrative Agent, in each case determined and consolidated for the Borrower and its Subsidiaries in accordance with GAAP.  Project Cologne Consolidated EBITDA shall be allowed based on the Schedule attached as Schedule 1.1(C) attached hereto.  Following the acquisition of Project Falcon, Project Falcon Consolidated EBITDA shall be allowed based on the Schedule attached as Schedule 1.1(D) attached hereto.

Covered Entity shall mean (a) the Borrower, each of Borrower’s Subsidiaries, all Guarantors and all pledgors of Collateral, and (b) each Person that, directly or indirectly, is controlled by or is in control of a Person described in clause (a) above.  For purposes of this definition, control of a Person shall mean the direct or indirect (x) ownership of, or power to vote, 25% or more of the issued and outstanding equity interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for such Person, or (y) power to direct or cause the direction of the management and policies of such Person whether by ownership of equity interests, contract or otherwise.

Daily LIBOR Rate shall mean, for any day, the rate per annum determined by the Administrative Agent as the Published Rate, as adjusted for any additional costs pursuant to Section 5.8.5(ii) [Additional Reserve Requirements].  Notwithstanding the foregoing, if the Daily LIBOR Rate as determined above would be less than zero (0.00), such rate shall be deemed to be zero (0.00) for purposes of this Agreement.

Defaulting Lender shall mean any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swing Loans or (iii) pay over to the Administrative Agent, the Issuing Lender, PNC (as the Swing Loan Lender) or any Lender any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender's good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower or the Administrative Agent in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender's good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within two Business Days after request by the Administrative Agent or the Borrower, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit and Swing Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon the Administrative Agent's or the Borrower's, as applicable, receipt of such certification in form and substance satisfactory to the Administrative Agent or the Borrower, as the case may be, (d) has become the subject of a Bankruptcy Event or (e) has failed at any time to comply with the provisions of Section 5.3 [Sharing of Payments by Lenders] with respect to purchasing participations from the other Lenders, whereby such Lender's share of any payment received, whether by setoff or otherwise, is in excess of its Ratable Share of such payments due and payable to all of the Lenders or (f) becomes subject to a Bail-In Action (as to such Lender or any direct or indirect parent of such Lender).

As used in this definition and in Section 2.10 [Defaulting Lenders], the term "Bankruptcy Event" means, with respect to any Person, such Person or such Person's direct or indirect parent company becoming the subject of a bankruptcy or insolvency proceeding, or having had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person or such Person's direct or indirect parent company by an Official Body or instrumentality thereof if, and only if, such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Official Body or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

Dollar, Dollars, U.S. Dollars and the symbol $ shall mean lawful money of the United States of America.

Dollar Equivalent shall mean, with respect to any amount of any currency, as of any Computation Date, the Equivalent Amount of such currency expressed in Dollars.

Domestic Subsidiary shall mean each Subsidiary of Borrower or any other U.S. domestic Loan Party domiciled in the United States which may now exist or which may hereafter be acquired, formed or created.

Drawing Date shall have the meaning specified in Section 2.9.3.1.

EEA Financial Institution shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to  consolidated supervision with its parent.

EEA Member Country shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

EEA Resolution Authority shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

Effective Date means the date indicated in a document or agreement to be the date on which such document or agreement becomes effective, or, if there is no such indication, the date of execution of such document or agreement.

Eligible Contract Participant shall mean an "eligible contract participant" as defined in the CEA and regulations thereunder.

Eligibility Date shall mean, with respect to each Loan Party and each Swap, the date on which this Agreement or any other Loan Document becomes effective with respect to such Swap (for the avoidance of doubt, the Eligibility Date shall be the Effective Date of such Swap if this Agreement or any other Loan Document is then in effect with respect to such Loan Party, and otherwise it shall be the Effective Date of this Agreement and/or such other Loan Document(s) to which such Loan Party is a party).

Environmental Laws shall mean all applicable federal, state, local, tribal, territorial and foreign Laws (including common law), constitutions, statutes, treaties, regulations, rules, ordinances and codes and any consent decrees, settlement agreements, judgments, orders, directives, policies or programs issued by or entered into with an Official Body pertaining or relating to: (i) pollution or pollution control; (ii) protection of human health from exposure to regulated substances; (iii) protection of the environment and/or natural resources; (iv) employee safety in the workplace; (v) the presence, use, management, generation, manufacture, processing, extraction, treatment, recycling, refining, reclamation, labeling, packaging, sale, transport, storage, collection, distribution, disposal or release or threat of release of regulated substances; (vi) the presence of contamination; (vii) the protection of endangered or threatened species; and (viii) the protection of environmentally sensitive areas.

Equity Issuances shall mean issuances of equity of a Loan Party that result in cash proceeds.

Equity Reinvestment Notice shall mean a written notice executed by an Authorized Officer of the Borrower stating that no Event of Default has occurred and is continuing and that the Borrower (directly or indirectly through a Subsidiary) intends and expects to use all or a specified portion of the Net Cash Proceeds of an Equity Issuance to make an investment and/or acquisition permitted pursuant to Section 8.2.4 [Loans and Investments] within one hundred eighty (180) days of receipt of the Net Cash Proceeds.

Equivalent Amount shall mean, at any time, as determined by Administrative Agent (which determination shall be conclusive absent manifest error), with respect to an amount of any currency (the "Reference Currency") which is to be computed as an equivalent amount of another currency (the "Equivalent Currency"), the amount of such Equivalent Currency converted from such Reference Currency at Administrative Agent's rate (based on the market rates then prevailing and available to Administrative Agent) for such Equivalent Currency in exchange for such Reference Currency at a time determined by Administrative Agent on the second Business Day immediately preceding the event for which such calculation is made.

Equivalent Currency shall have the meaning specified in the definition of "Equivalent Amount".

ERISA shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

ERISA Event shall mean (a) with respect to a Pension Plan, a reportable event under Section 4043 of ERISA as to which event (after taking into account notice waivers provided for in the regulations) there is a duty to give notice to the PBGC; (b) a withdrawal by Borrower or any member of the ERISA Group from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by Borrower or any member of the ERISA Group from a Multiemployer Plan, notification that a Multiemployer Plan is in reorganization, or occurrence of an event described in Section 4041A(a) of ERISA that results in the termination of a Multiemployer Plan; (d) the filing of a notice of intent to terminate a Pension Plan, the treatment of a Pension Plan amendment as a termination under Section 4041(e) of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon Borrower or any member of the ERISA Group.

ERISA Group shall mean, at any time, the Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control and all other entities which, together with the Borrower, are treated as a single employer under Section 414 of the Code or Section 4001(b)(1) of ERISA.

Euro shall refer to the lawful currency of the Participating Member States.

Euro Rate shall mean the following:

(a)

with respect to the U.S. Dollar Loans comprising any Borrowing Tranche to which the Euro Rate Option applies for any Interest Period, the interest rate per annum determined by the Administrative Agent as the rate which appears on the Bloomberg Page BBAM1 (or on such other substitute Bloomberg page that displays rates at which U.S. Dollar deposits are offered by leading banks in the London interbank deposit market), rounded upwards, if necessary, to the nearest 1/100th of 1% per annum (with .005% being rounded up), or the rate which is quoted by another source selected by the Administrative Agent as an authorized information vendor for the purpose of displaying rates at which U.S. Dollar deposits are offered by leading banks in the London interbank deposit market at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period as the Relevant Interbank Market offered rate for U.S. Dollars for an amount comparable to such Borrowing Tranche and having a borrowing date and a maturity comparable to such Interest Period.  The Administrative Agent shall give prompt notice to the Borrower of the Euro Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.

(b)

with respect to Optional Currency Loans in Euros or British Pounds Sterling comprising any Borrowing Tranche for any Interest Period, the interest rate per annum determined by the Administrative Agent as the rate which appears on the Bloomberg Page BBAM1 (or on such other substitute Bloomberg page that displays rates at which the relevant Optional Currency is offered by leading banks in the London interbank deposit market), rounded upwards, if necessary, to the nearest 1/100th of 1% (with .005% being rounded up) per annum, or the rate which is quoted by another source selected by the Administrative Agent as an authorized information vendor for the purpose of displaying rates at which such applicable Optional Currencies are offered by leading banks in the London interbank deposit market at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period as the Relevant Interbank Market offered rate for deposits in the Euros or British Pounds Sterling, for an amount comparable to the principal amount of such Borrowing Tranche and having a borrowing date and a maturity comparable to such Interest.  The Administrative Agent shall give prompt notice to the Borrower of the Euro-Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.

(c)

with respect to Optional Currency Loans denominated in Canadian Dollars comprising any Borrowing Tranche, the interest rate per annum (the "CDOR Rate") as determined by the Administrative Agent, equal to the arithmetic average rate applicable to Canadian Dollar bankers’ acceptances (C$BAs) for the applicable Interest Period appearing on the Bloomberg page BTMM CA, rounded to the nearest 1/100th of 1% (with .005% being rounded up) per annum, at approximately 11:00 a.m. Eastern Time, two Business Days prior to the commencement of such Interest Period, or if such day is not a Business Day, then on the immediately preceding Business Day, provided that if such rate does not appear on the Bloomberg page BTMM CA on such day the CDOR Rate on such day shall be the rate for such period applicable to Canadian Dollar bankers’ acceptances quoted by a bank listed in Schedule I of the Bank Act (Canada), as selected by the Administrative Agent, as of 11:00 a.m. Eastern Time on such day or, if such day is not a Business Day, then on the immediately preceding Business Day.
(d)

with respect to Optional Currency Loans denominated in Australian Dollars comprising any Borrowing Tranche for any Interest Period, the rate per annum equal to the Australian Bank Bill Swap Bid Rate or the successor thereto as approved by the Administrative Agent as published by Bloomberg (or on any successor or substitute service providing rate quotations comparable to those currently provided by such service, as determined by the Administrative Agent from time to time), rounded to the nearest 1/100th of 1% (with .005% being rounded up) per annum at approximately 10:00 a.m., Sydney, Australia time, two (2) Business Days prior to the commencement of such Interest Period, as the rate for deposits in Australian Dollars with a maturity comparable to such Interest Period.

(e)

With respect to any Loans available at a Euro Rate, if at any time, for any reason, the source(s) for the Euro Rate described above for the applicable currency or currencies is no longer available,  then the Administrative Agent may determine a comparable replacement rate at such time (which determination shall be conclusive absent manifest error).

(f)	Notwithstanding the foregoing, if the Euro Rate as determined under any method above would be less than zero (0.00), such rate shall be deemed to be zero (0.00) for purposes of this Agreement.

Euro Rate Option shall mean the option of the Borrower to have Loans bear interest at the rate and under the terms set forth in Section 4.1.1(ii) [Revolving Credit Euro Rate Option] or Section 4.1.2(ii) [Term Loan Euro Rate Option], as applicable.

Euro Rate Termination Date shall have the meaning specified in Section 4.4.2 [Successor Euro Rate Index].

Event of Default shall mean any of the events described in Section 9.1 [Events of Default] and referred to therein as an "Event of Default."

Excluded Hedge Liability or Liabilities shall mean, with respect to each Loan Party, each of its Swap Obligations if, and only to the extent that, all or any portion of this Agreement or any other Loan Document that relates to such Swap Obligation is or becomes illegal under the CEA, or any rule, regulation or order of the CFTC, solely by virtue of such Loan Party’s failure to qualify as an Eligible Contract Participant on the Eligibility Date for such Swap. Notwithstanding anything to the contrary contained in the foregoing or in any other provision of this Agreement or any other Loan Document, the foregoing is subject to the following provisos: (a) if a Swap Obligation arises under a master agreement governing more than one Swap, this definition shall apply only to the portion of such Swap Obligation that is attributable to Swaps for which such guaranty or security interest is or becomes illegal under the CEA, or any rule, regulations or order of the CFTC, solely as a result of the failure by such Loan Party for any reason to qualify as an Eligible Contract Participant on the Eligibility Date for such Swap, (b) if a guarantee of a Swap Obligation would cause such obligation to be an Excluded Hedge Liability but the grant of a security interest would not cause such obligation to be an Excluded Hedge Liability, such Swap Obligation shall constitute an Excluded Hedge Liability for purposes of the guaranty but not for purposes of the grant of the security interest, and (c) if there is more than one Loan Party executing this Agreement or the other Loan Documents and a

Swap Obligation would be an Excluded Hedge Liability with respect to one or more of such Persons, but not all of them, the definition of Excluded Hedge Liability or Liabilities with respect to each such Person shall only be deemed applicable to (i) the particular Swap Obligations that constitute Excluded Hedge Liabilities with respect to such Person, and (ii) the particular Person with respect to which such Swap Obligations constitute Excluded Hedge Liabilities.

Excluded Taxes shall mean any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (i) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (a) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (b) that are Other Connection Taxes, (ii) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (a) such Lender acquires such interest in such Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 5.6.2 [Replacement of a Lender]) or (b) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 5.9.7 [Status of Lenders], amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (iii) Taxes attributable to such Recipient's failure to comply with Section 5.9.7 [Status of Lenders], and (iv) any U.S. federal withholding Taxes imposed under FATCA (except to the extent imposed due to the failure of the Borrower to provide documentation or information to the IRS).

Executive Order No. 13224 shall mean the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

Expiration Date shall mean, with respect to the Revolving Credit Commitments and the Term Loan Commitments, the date which is the five year anniversary of the Amended Credit Agreement Effective Date.

FATCA shall mean Sections 1471 through 1474 of the Code (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

Federal Funds Effective Rate for any day shall mean the rate per annum (based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100 of 1%, with .005% being rounded up) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "Federal Funds Effective Rate" as of the date of this Agreement; provided, if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the "Federal Funds

Effective Rate" for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced.

Federal Funds Open Rate for any day shall mean the rate per annum (based on a year of 360 days and actual days elapsed) which is the daily federal funds open rate as quoted by ICAP North America, Inc. (or any successor) as set forth on the Bloomberg Screen BTMM for that day opposite the caption "OPEN" (or on such other substitute Bloomberg Screen that displays such rate), or as set forth on such other recognized electronic source used for the purpose of displaying such rate as selected by the Administrative Agent (for purposes of this definition, an "Alternate Source") (or if such rate for such day does not appear on the Bloomberg Screen BTMM (or any substitute screen) or on any Alternate Source, or if there shall at any time, for any reason, no longer exist a Bloomberg Screen BTMM (or any substitute screen) or any Alternate Source, a comparable replacement rate determined by the Administrative Agent at such time (which determination shall be conclusive absent manifest error); provided however, that if such day is not a Business Day, the Federal Funds Open Rate for such day shall be the "open" rate on the immediately preceding Business Day.  If and when the Federal Funds Open Rate changes, the rate of interest with respect to any advance to which the Federal Funds Open Rate applies will change automatically without notice to the Borrower, effective on the date of any such change.

First Amendment shall mean that certain First Amendment, Consent and Joinder to Credit Agreement, dated as of April 1, 2018, by and among the Borrower, the Guarantors party thereto, the Lenders party thereto and Administrative Agent.

First Amendment Closing Date shall mean April 1, 2018.

Foreign Lender shall mean (i) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (ii) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the Laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.

Foreign Direct Subsidiary shall mean each first tier, direct foreign Subsidiary of Borrower or any other U.S. domestic Loan Party which may now exist or which may hereafter be acquired, formed or created.  As of the date hereof, each of Sun Hydraulics Korea Corporation and Sun Hydraulik Holdings Ltd. are a Foreign Direct Subsidiary.

GAAP shall mean generally accepted accounting principles as are in effect from time to time, subject to the provisions of Section 1.3 [Accounting Principles; Changes in GAAP], and applied on a consistent basis both as to classification of items and amounts.

Guarantor shall mean each of the parties to this Agreement which is designated as a "Guarantor" on the signature page hereof and each other Person which joins this Agreement as a Guarantor after the date hereof.

Guarantor Joinder shall mean a joinder by a Person as a Guarantor under the Loan Documents in the form of Exhibit 1.1(G)(1).

Guaranty of any Person shall mean any obligation of such Person guaranteeing or in effect guaranteeing any liability or obligation of any other Person in any manner, whether directly or indirectly, including any agreement to indemnify or hold harmless any other Person, any performance bond or other suretyship arrangement and any other form of assurance against loss, except endorsement of negotiable or other instruments for deposit or collection in the ordinary course of business.

Guaranty Agreement shall mean the Continuing Agreement of Guaranty and Suretyship in substantially the form of Exhibit 1.1(G)(2) executed and delivered by each of the Guarantors (and any Person who from time to time becomes a party to the Guaranty Agreement, this Agreement and the other Loan Documents by execution and delivery of a Guarantor Joinder) to the Administrative Agent for the benefit of the Lenders.

Hostile Acquisition means the acquisition of the capital stock or other equity interests of a Person through a tender offer or similar solicitation of the owners of such capital stock or other equity interests which has not been approved (prior to such acquisition) by resolutions of the board of directors of such Person, or by similar action if such Person is not a corporation, or as to which such prior approval by resolutions of the board of directors of such Person has not been withdrawn.

ICC shall have the meaning specified in Section 11.11.1 [Governing Law].

Increasing Lender shall have the meaning specified in Section 2.11 [Increase in Commitments].

Incremental Term Loan shall have the meaning specified in Section 2.11 [Increase in Commitments]; Incremental Term Loans shall mean collectively all of the Incremental Term Loans.

Indebtedness shall mean, as to any Person at any time, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of:  (i) borrowed money, (ii) amounts raised under or liabilities in respect of any note purchase or acceptance credit facility, (iii) reimbursement obligations (contingent or otherwise) under any letter of credit agreement, (iv) obligations under any currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate management device, (v) any other transaction (including forward sale or purchase agreements, capitalized and/or synthetic leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements (but not including trade payables and accrued expenses incurred in the ordinary course of business which are not represented by a promissory note or other evidence of indebtedness and which are not more than thirty (30) days past due), (vi) any Guaranty of Indebtedness for borrowed money, or (vii) joint venture and/or partnership debt to the extent recorded on the corporate records of such Person.

Indemnified Taxes shall mean (i) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document, and (ii) to the extent not otherwise described in the preceding clause (i), Other Taxes.

Indemnitee shall have the meaning specified in Section 11.3.2 [Indemnification by the Borrower].

Indemnity shall mean the Indemnity Agreement in the form of Exhibit 1.1(I)(1) relating to possible environmental liabilities associated with any of the owned or leased real property of the Loan Parties or their Subsidiaries.

Information shall mean all information received from the Loan Parties or any of their Subsidiaries relating to the Loan Parties or any of such Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the Issuing Lender on a non‑confidential basis prior to disclosure by the Loan Parties or any of their Subsidiaries, provided that, in the case of information received from the Loan Parties or any of their Subsidiaries after the date of this Agreement, such information is clearly identified at the time of delivery as confidential.

Insolvency Proceeding shall mean, with respect to any Person, (a) a case, action or proceeding with respect to such Person (i) before any court or any other Official Body under any bankruptcy, insolvency, reorganization or other similar Law now or hereafter in effect, or (ii) for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of any Loan Party or otherwise relating to the liquidation, dissolution, winding-up or relief of such Person, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of such Person's creditors generally or any substantial portion of its creditors; undertaken under any Law.

Intercompany Subordination Agreement shall mean a Subordination Agreement among the Loan Parties in the form attached hereto as Exhibit 1.1(I)(2).

Interest Coverage Ratio shall mean, as of any date of determination, the ratio of Consolidated EBITDA to consolidated cash interest expense of the Borrower and its Subsidiaries, each of the foregoing determined and calculated in accordance with GAAP.

Interest Period shall mean the period of time selected by the Borrower in connection with (and to apply to) any election permitted hereunder by the Borrower to have Revolving Credit Loans and Term Loans bear interest under the Euro Rate Option.  Subject to the last sentence of this definition, such period shall be one, two, three or six Months. Such Interest Period shall commence on the effective date of such Interest Rate Option, which shall be (i) the Borrowing Date if the Borrower is requesting new Loans, or (ii) the date of renewal of or conversion to the Euro Rate Option if the Borrower is renewing or converting to the Euro Rate Option applicable to outstanding Loans.  Notwithstanding the second sentence hereof: (A) any Interest Period which would otherwise end on a date which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (B) the Borrower shall not select, convert to or renew an Interest Period for any portion of the Loans that would end after the Expiration Date.

Interest Rate Hedge shall mean an interest rate exchange, collar, cap, swap, floor, adjustable strike cap, adjustable strike corridor, cross-currency swap or similar agreements entered into by any Loan Party in order to provide protection to, or minimize the impact upon, such Loan Party of increasing floating rates of interest applicable to Indebtedness.

Interest Rate Hedge Liabilities shall have the meaning specified in the definition of "Lender Provided Interest Rate Hedge" in Section 1.1 [Certain Definitions].

Interest Rate Option shall mean any Euro Rate Option or Base Rate Option.

IRS shall mean the United States Internal Revenue Service or any successor thereto.

ISP98 shall have the meaning specified in Section 11.11.1 [Governing Law].

Issuing Lender shall mean PNC, in its individual capacity as issuer of Letters of Credit hereunder, and any other Lender that Borrower, Administrative Agent and such other Lender may agree may from time to time to issue Letters of Credit hereunder.

Joint Venture shall mean a corporation, partnership, limited liability company or other entity in which any Person other than the Loan Parties and their Subsidiaries holds, directly or indirectly, an equity interest.

Law shall mean any law(s) (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, issued guidance, release, ruling, order, executive order, injunction, writ, decree, bond, judgment, authorization or approval, lien or award of or any settlement arrangement, by agreement, consent or otherwise, with any Official Body, foreign or domestic.

Lender Provided Interest Rate Hedge shall mean an Interest Rate Hedge which is provided by any Lender or its Affiliate and with respect to which such Lender confirms to Administrative Agent in writing prior to the execution thereof that it: (a) is documented in a standard International Swaps and Derivatives Association Master Agreement or another reasonable and customary manner, (b) provides for the method of calculating the reimbursable amount of the provider’s credit exposure in a reasonable and customary manner, and (c) is entered into for hedging (rather than speculative) purposes.  The liabilities owing to the provider of any Lender Provided Interest Rate Hedge (the "Interest Rate Hedge Liabilities") by any Loan Party that is party to such Lender Provided Interest Rate Hedge shall, for purposes of this Agreement and all other Loan Documents be "Obligations" of such Person and of each other Loan Party, be guaranteed obligations under any Guaranty Agreement and secured obligations under any other Loan Document, as applicable, and otherwise treated as Obligations for purposes of the other Loan Documents, except to the extent constituting Excluded Hedge Liabilities of such Person. The Liens securing the Interest Rate Hedge Liabilities shall be pari passu with the Liens securing all other Obligations under this Agreement and the other Loan Documents, subject to the express provisions of Section 9.2.5 [Application of Proceeds].

Lenders shall mean the financial institutions named on Schedule 1.1(B) and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a Lender.  For the purpose of any Loan Document which provides for the granting of a security interest or other Lien to the Lenders or to the Administrative Agent for the benefit of the Lenders as security for the Obligations, "Lenders" shall include any Affiliate of a Lender to which such Obligation is owed.

Letter of Credit shall have the meaning specified in Section 2.9.1 [Issuance of Letters of Credit].

Letter of Credit Borrowing shall have the meaning specified in Section 2.9.3.3.

Letter of Credit Fee shall have the meaning specified in Section 2.9.2 [Letter of Credit Fees].

Letter of Credit Obligation shall mean, as of any date of determination, the aggregate Dollar Equivalent amount available to be drawn under all outstanding Letters of Credit on such date (if any Letter of Credit shall increase in amount automatically in the future, such aggregate Dollar Equivalent amount available to be drawn shall currently give effect to any such future increase) plus the aggregate Dollar Equivalent amount of Reimbursement Obligations and Letter of Credit Borrowings on such date.

Letter of Credit Sublimit shall have the meaning specified in Section 2.9.1.1.

Leverage Ratio shall mean, as of any date of determination, the ratio of (A) consolidated Indebtedness of Borrower and its Subsidiaries on such date to (B) Consolidated EBITDA (i) for the four fiscal quarters then ending if such date is a fiscal quarter end or (ii) for the four fiscal quarters most recently ended if such date is not a fiscal quarter end.

Lien shall mean any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing).

Loan Documents shall mean this Agreement, the Administrative Agent's Letter, the Collateral Assignment, Guaranty Agreement, the Indemnity, the Intercompany Subordination Agreement, the Notes, the Patent, Trademark and Copyright Security Agreement, the Pledge Agreement, the Security Agreement and any other instruments, certificates or documents delivered in connection herewith or therewith.

Loan Parties shall mean the Borrower and the Guarantors.

Loan Request shall have the meaning specified in Section 2.5.1 [Loan Requests].

Loans shall mean collectively, and Loan shall mean individually, all Revolving Credit Loans, Swing Loans and Term Loans or any Revolving Credit Loan, Swing Loan or Term Loan, as applicable.

Material Adverse Change shall mean any set of circumstances or events which (a) has or would reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of this Agreement or any other Loan Document, (b) is or would reasonably be expected to be material and adverse to the business, properties, assets, financial condition, results of operations or prospects of the Loan Parties taken as a whole, (c) impairs materially or would reasonably be expected to impair materially the ability of the Loan Parties taken as a whole to duly and punctually pay or perform any of the Obligations, or (d) impairs materially or would reasonably be expected to impair materially the ability of the Administrative Agent or any of the Lenders, to the extent permitted, to enforce their legal remedies pursuant to this Agreement or any other Loan Document.

Material Permitted Acquisition shall have the meaning specified in Section 8.2.6 [Liquidations, Mergers, Consolidations, Acquisitions].

Month, with respect to an Interest Period, shall mean the interval between the days in consecutive calendar months numerically corresponding to the first day of such Interest Period.  If any Interest Period begins on a day of a calendar month for which there is no numerically corresponding day in the month in which such Interest Period is to end, the final month of such Interest Period shall be deemed to end on the last Business Day of such final month.

Multiemployer Plan shall mean any employee pension benefit plan which is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA and to which the Borrower or any member of the ERISA Group is then making or accruing an obligation to make contributions or, within the preceding five plan years, has made or had an obligation to make such contributions.

Net Cash Proceeds shall mean in connection with any Asset Sale, any Recovery Event, Equity Issuance or the issuance of any Indebtedness by a Loan Party, the proceeds thereof in the form of cash and cash equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received), net of attorneys' fees, accountants' fees, investment banking and other customary advisor fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset that is the subject of an Asset Sale or Recovery Event (other than any Lien pursuant to a Collateral Document) and other customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements).

New Lender shall have the meaning specified in Section 2.11(a) [Increasing Lenders and New Lenders].

Non-Consenting Lender shall have the meaning specified in Section 11.1 [Modifications, Amendments or Waivers].

Non-Qualifying Party shall mean any Loan Party that fails for any reason to qualify as an Eligible Contract Participant on the Effective Date of the applicable Swap.

Notes shall mean collectively, and Note shall mean separately, the promissory notes in the form of Exhibit 1.1(N)(1) evidencing the Revolving Credit Loans, in the form of Exhibit 1.1(N)(2) evidencing the Swing Loan, and in the form of Exhibit 1.1(N)(3) evidencing the Term Loan.

Obligation shall mean any obligation or liability of any of the Loan Parties, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, under or in connection with (i) this Agreement, the Notes, the Letters of Credit, the Administrative Agent's Letter or any other Loan Document whether to the Administrative Agent, any of the Lenders or their Affiliates or other persons provided for under such Loan Documents, (ii) any Lender Provided Interest Rate Hedge, and (iii) any Other Lender Provided Financial Service Product.  Notwithstanding anything to the contrary contained in the foregoing, the Obligations shall not include any Excluded Hedge Liabilities.

Official Body shall mean the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).

Optional Currency shall mean the following lawful currencies:  Australian Dollars, British Pounds Sterling, Canadian Dollars, Euros and any other currency approved by Administrative Agent and all of the Lenders pursuant to Section 2.13(iii) [European Monetary Union; Requests for Additional Optional Currencies].  Subject to Section 2.13 [European Monetary Union], each Optional Currency must be the lawful currency of the specified country.

Optional Currency Loans shall have the meaning specified in Section 2.1.1 [Revolving Credit Commitments; Revolving Credit Loans].

Order shall have the meaning specified in Section 2.9.9 [Liability for Acts and Omissions].

Original Currency shall have the meaning specified in Section 5.12 [Currency Conversion Procedures for Judgments].

Other Currency shall have the meaning specified in Section 5.12 [Currency Conversion Procedures for Judgments].

Other Connection Taxes shall mean, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient (or an agent or Affiliate thereof) and the jurisdiction imposing such Tax (other than connections arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

Other Lender Provided Financial Service Product shall mean agreements or other arrangements under which any Lender or Affiliate of a Lender provides any of the following products or services to any of the Loan Parties: (a) credit cards, (b) credit card processing services, (c) debit cards, (d) purchase cards, (e) ACH transactions, (f) cash management, including controlled disbursement, accounts or services, or (g) foreign currency exchange.

Other Taxes shall mean all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 5.6.2 [Replacement of a Lender]).

Overnight Rate shall mean for any day with respect to any Loans in an Optional Currency, the rate of interest per annum as determined by the Administrative Agent at which overnight deposits in such currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day in the Relevant Interbank Market.

Participant has the meaning specified in Section 11.8.4 [Participations].

Participant Register shall have the meaning specified in Section 11.8.4 [Participations].

Participating Member State shall mean any member State of the European Community that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Community relating to Economic and Monetary Union.

Participation Advance shall have the meaning specified in Section 2.9.3.3.

Patent, Trademark and Copyright Security Agreement shall mean the Patent, Trademark and Copyright Security Agreement in substantially the form of Exhibit 1.1(P)(1) executed and delivered by each of the Loan Parties to the Administrative Agent for the benefit of the Lenders.

Payment Date shall mean the first Business Day of each calendar quarter after the date hereof and on the Expiration Date or upon acceleration of the Notes.

Payment In Full and Paid in Full shall mean the indefeasible payment in full in cash of the Loans and other Obligations hereunder, termination of the Commitments and expiration or termination of all Letters of Credit.

PBGC shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.

Pension Plan shall mean at any time an "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA) (including a "multiple employer plan" as described in Sections 4063 and 4064 of ERISA, but not a Multiemployer Plan) which is covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 or Section 430 of the Code and either (i) is sponsored, maintained or contributed to by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been sponsored, maintained or contributed to by any entity which was at such time a member of the ERISA Group for employees of any entity which was at such time a member of the ERISA Group, or in the case of a "multiple employer" or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

Permitted Acquisition shall have the meaning specified in Section 8.2.6 [Liquidations, Mergers, Consolidations, Acquisitions].

Permitted Investments shall mean:

1.direct obligations of the United States of America or any agency or instrumentality thereof or obligations backed by the full faith and credit of the United States of America, and similar direct obligations of, or obligations backed by the full faith and credit of, Australia, Canada, any Participating Member State with a credit rating of not less than A by Standard & Poor’s, the United Kingdom, and any other nation approved by the Administrative Agent;

2.commercial paper maturing in 180 days or less rated not lower than A-1, by Standard & Poor's or P-1 by Moody's Investors Service, Inc. on the date of acquisition;

3.demand deposits, time deposits or certificates of deposit maturing within one year in commercial banks whose obligations are rated A-1, A or the equivalent or better by Standard & Poor's or P-1, P-2 or the equivalent or better by Moody’s Investors Service, Inc. on the date of acquisition;

4.money market or mutual funds whose investments are limited to those types of investments described in clauses (i)‑(iii) above;

5.corporate bonds that are rated BBB or better by Standard & Poor’s or Baa3 or higher by Moody’s Investors Service, Inc. on the date of acquisition; and

6.the securities or other investments existing on the date of this Agreement set forth on Schedule 1.1(P)(2) and not defined in any other clause of this definition; provided that no additional securities or other investments shall be added to Schedule 1.1(P)(2) after the date of this Agreement; and

7.investments made under the Cash Management Agreements or under cash management agreements with any other Lenders.

Permitted Joint Venture shall mean (i) any joint venture (x) in which the Borrower or any Subsidiary of Borrower holds not less than twenty percent (20.0%) of the Capital Stock in such joint venture and retains an equivalent amount of the voting control thereof, (y) for which the Borrower or such Subsidiary of Borrower, as applicable, invested not more than $15,000,000 individually or $45,000,000 in the aggregate, and (z) with respect to which the Borrower or such Subsidiary of Borrower, as applicable, has pledged such Capital Stock in favor of the Administrative Agent for the benefit of the Lenders, and (ii) any other joint venture the acquisition of which has been approved in advance in writing by the Required Lenders.

Permitted Liens shall mean:

1.Liens for taxes, assessments, or similar charges, incurred in the ordinary course of business and which are not yet due and payable;

2.Pledges or deposits made in the ordinary course of business to secure payment of workmen's compensation, or to participate in any fund in connection with workmen's compensation, unemployment insurance, old-age pensions, or other social security programs or ERISA;

3.Liens of mechanics, materialmen, warehousemen, carriers, or other like Liens, securing obligations incurred in the ordinary course of business that are not yet due and payable and Liens of landlords securing obligations to pay lease payments that are not yet due and payable or in default;

4.Good-faith pledges or deposits made in the ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money or as security for Interest Rate Hedge Liabilities or margining related to commodities hedges) or leases, not in excess of the aggregate amount due thereunder, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business;

5.Encumbrances consisting of zoning restrictions, easements or other restrictions on the use of real property, none of which materially impairs the use of such property or the value thereof, and none of which is violated in any material respect by existing or proposed structures or land use;

6.Liens, security interests and mortgages in favor of the Administrative Agent for the benefit of the Lenders and their Affiliates securing the Obligations (including Lender Provided Interest Rate Hedges, and Other Lender Provided Financial Services Obligations);

7.Any Lien existing on the date of this Agreement and described on Schedule 1.1(P)(1), provided that the principal amount secured thereby is not hereafter increased, and no additional assets become subject to such Lien;

8.Purchase Money Security Interests and capitalized leases; provided that (i) the aggregate amount of loans and deferred payments secured by such Purchase Money Security Interests and capitalized leases shall not exceed $10,000,000 in the aggregate outstanding at any time (excluding for the purpose of this computation any loans or deferred payments secured by Liens described on Schedule 1.1(P)(1)), and (ii) such Liens shall be limited to the assets acquired with such purchase money financing or leased pursuant to such capital lease; and

9.The following, (A) if the validity or amount thereof is being contested in good faith by appropriate and lawful proceedings diligently conducted so long as levy and execution thereon have been stayed and continue to be stayed or (B) if a final judgment is entered and such judgment is discharged within thirty (30) days of entry, and in either case they do not affect the Collateral or, in the aggregate, materially impair the ability of any Loan Party to perform its Obligations hereunder or under the other Loan Documents:

(a)claims or Liens for taxes, assessments or charges due and payable and subject to interest or penalty; provided that the applicable Loan Party maintains such reserves or other appropriate provisions as shall be required by GAAP and pays all such taxes, assessments or charges forthwith upon the commencement of proceedings to foreclose any such Lien;

(b)claims, Liens or encumbrances upon, and defects of title to, real or personal property other than the Collateral, including any attachment of personal or real property or other legal process prior to adjudication of a dispute on the merits;

(c)claims or Liens of mechanics, materialmen, warehousemen, carriers, or other statutory nonconsensual Liens; or

(d)Liens resulting from final judgments or orders described in Section 9.1.7 [Final Judgments or Orders].

Person shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, joint venture, government or political subdivision or agency thereof, or any other entity.

Pledge Agreement shall mean the Pledge Agreement in substantially the form of Exhibit 1.1(P)(2) executed and delivered by the Borrower, each Guarantor, each Domestic Subsidiary and each Foreign Direct Subsidiary to the Administrative Agent for the benefit of the Lenders.

PNC shall mean PNC Bank, National Association, its successors and assigns.

Potential Default shall mean any event or condition which with notice or passage of time, or both, would constitute an Event of Default.

Prime Rate shall mean the interest rate per annum announced from time to time by the Administrative Agent at its Principal Office as its then prime rate, which rate may not be the lowest or most favorable rate then being charged commercial borrowers or others by the Administrative Agent.  Any change in the Prime Rate shall take effect at the opening of business on the day such change is announced.

Principal Office shall mean the main banking office of the Administrative Agent in Pittsburgh, Pennsylvania.

Prior Security Interest shall mean a valid and enforceable perfected first-priority security interest under the Uniform Commercial Code in the Collateral which is subject only to statutory Liens for taxes not yet due and payable or Purchase Money Security Interests.

Project Cologne Acquisition shall mean the acquisition of all of the membership interests of the Project Cologne Target pursuant to the terms of the Project Cologne Acquisition Agreement.

Project Cologne Acquisition Agreement shall mean that certain Unit Purchase Agreement dated November 7, 2016 by and among the Borrower, as the buyer, Project Cologne Seller, as the sellers, and Project Cologne Target.

Project Cologne Seller shall mean Murphy Group, Inc., an Oklahoma corporation and EControls Group, Inc., a Texas corporation.

Project Cologne Target shall mean Enovation Controls, LLC, an Oklahoma limited liability company, individually and/or collectively with its Subsidiaries.

Project Falcon Acquisition shall mean the acquisition of all of the capital stock interests of the Project Falcon Target pursuant to the terms of the Project Falcon Acquisition Agreement.

Project Falcon Acquisition Agreement shall mean that certain Share Purchase Agreement dated February 18, 2018 by and among the Borrower, as the buyer, Project Falcon Seller, as the sellers, and Project Falcon Target.

Project Falcon Seller shall mean Capvis IV C-Investors Faster L.P. and certain other co-investors.

Project Falcon Target shall mean Polyusus LUX IV S.à r.l., a private limited liability company (11) (société à responsabilité limitée) duly incorporated, organized and existing under the laws of Luxembourg.

Published Rate shall mean the rate of interest published each Business Day in The Wall Street Journal "Money Rates" listing under the caption "London Interbank Offered Rates" for a one month period (or, if no such rate is published therein for any reason, then the Published Rate shall be the rate at which U.S. dollar deposits are offered by leading banks in the London interbank deposit market for a one month period as published in another publication selected by the Administrative Agent).

Purchase Money Security Interest shall mean Liens upon tangible personal property securing loans to any Loan Party or Subsidiary of a Loan Party or deferred payments by such Loan Party or Subsidiary for the purchase of such tangible personal property.

Qualified ECP Loan Party shall mean each Loan Party that on the Eligibility Date is (a) a corporation, partnership, proprietorship, organization, trust, or other entity other than a "commodity pool" as defined in Section 1a(10) of the CEA and CFTC regulations thereunder that has total assets exceeding $10,000,000, or (b) an Eligible Contract Participant that can cause another person to qualify as an Eligible Contract Participant on the Eligibility Date under Section 1a(18)(A)(v)(II) of the CEA by entering into or otherwise providing a "letter of credit or keepwell, support, or other agreement" for purposes of Section 1a(18)(A)(v)(II) of the CEA.

Ratable Share shall mean:

1.with respect to a Lender's obligation to make Revolving Credit Loans, participate in Letters of Credit and other Letter of Credit Obligations, and receive payments, interest, and fees related thereto, the proportion that such Lender's Revolving Credit Commitment bears to the Revolving Credit Commitments of all of the Lenders, provided however that if the Revolving Credit Commitments have terminated or expired, the Ratable Shares for purposes of this clause shall be determined based upon the Revolving Credit Commitments most recently in effect, giving effect to any assignments.

2.with respect to a Lender's obligation to make Term Loans and receive payments, interest, and fees related thereto, the proportion that such Lender's Term Loans bear to the Term Loans of all of the Lenders.

3.with respect to all other matters as to a particular Lender, the percentage obtained by dividing (i) such Lender's Revolving Credit Commitment plus Term Loan by (ii) the sum of the aggregate amount of the Revolving Credit Commitments plus Term Loans of all Lenders; provided however that if the Revolving Credit Commitments have terminated or expired, the computation in this clause shall be determined based upon the Revolving Credit Commitments most recently in effect, giving effect to any assignments, and not on the current amount of the Revolving Credit Commitments and provided further in the case of Section 2.10 [Defaulting Lenders] when a Defaulting Lender shall exist, "Ratable Share" shall mean the percentage of the aggregate Commitments (disregarding any Defaulting Lender's Commitment) represented by such Lender's Commitment.

Recipient shall mean (i) the Administrative Agent, (ii) any Lender and (iii) the Issuing Lender, as applicable.

Recovery Event shall mean any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of the Borrower or any of its Subsidiaries, including any event described in clause (iii) of Schedule 8.1.3 hereof.

Reference Currency shall have the meaning specified in the definition of "Equivalent Amount."

Reimbursement Obligation shall have the meaning specified in Section 2.9.3.1.

Reinvestment Notice shall mean a written notice executed by an Authorized Officer of the Borrower stating that no Event of Default has occurred and is continuing and that the Borrower (directly or indirectly through a Subsidiary) intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale or Recovery Event to acquire or repair assets useful in its business, other than current assets within one hundred eighty (180) days of receipt of the Net Cash Proceeds.

Related Parties shall mean, with respect to any Person, such Person's Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person's Affiliates.

Relevant Interbank Market shall mean in relation to Euro, British Pounds Sterling, Japanese Yen or Swiss Francs, the London Interbank Market, and in relation to any other currencies, the applicable offshore interbank market.  Notwithstanding the foregoing, the references to the currencies listed in this definition shall only apply if such currencies are or become available as Optional Currencies in accordance with the terms hereof.

Relief Proceeding shall mean any proceeding seeking a decree or order for relief in respect of any Loan Party or Subsidiary of a Loan Party in a voluntary or involuntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of any Loan Party or Subsidiary of a Loan Party for any substantial part of its property, or for the winding-up or liquidation of its affairs, or an assignment for the benefit of its creditors.

Reportable Compliance Event shall mean that any Covered Entity becomes a Sanctioned Person, or is charged by indictment, criminal complaint or similar charging instrument, arraigned, or custodially detained in connection with any Anti-Terrorism Law or any predicate crime to any Anti-Terrorism Law, or has knowledge of facts or circumstances to the effect that it is reasonably likely that any aspect of its operations is in actual or probable violation of any Anti-Terrorism Law.

Required Lenders shall mean

(i)If there exists fewer than three (3) Lenders, all Lenders (other than any Defaulting Lender), and

(ii)If there exist three (3) or more Lenders, at least two (2) Lenders (other than any Defaulting Lender) having more than 50% of the sum of (a) the aggregate amount of the Revolving Credit Commitments of the Lenders (excluding any Defaulting Lender) or, after the termination of the Revolving Credit Commitments, the outstanding Revolving Credit Loans and Ratable Share of Letter of Credit Obligations of the Lenders (excluding any Defaulting Lender) and (b) the aggregate outstanding amount of any Term Loans.

Required Share shall have the meaning assigned to such term in Section 5.11 [Settlement Date Procedures].

Revolving Credit Commitment shall mean, as to any Lender at any time, the amount initially set forth opposite its name on Schedule 1.1(B) in the column labeled "Amount of Commitment for Revolving Credit Loans," as such Commitment is thereafter assigned or modified and Revolving Credit Commitments shall mean the aggregate Revolving Credit Commitments of all of the Lenders.

Revolving Credit Loans shall mean collectively and Revolving Credit Loan shall mean separately all Revolving Credit Loans or any Revolving Credit Loan made by the Lenders or one of the Lenders to the Borrower pursuant to Section 2.1 [Revolving Credit Commitments] or Section 2.9.3 [Disbursements, Reimbursement].

Revolving Facility Usage shall mean at any time the sum of the outstanding Revolving Credit Loans, the outstanding Swing Loans, and the Letter of Credit Obligations.

Sanctioned Country shall mean a country subject to a sanctions program maintained under any Anti-Terrorism Law.

Sanctioned Person shall mean any individual person, group, regime, entity or thing listed or otherwise recognized as a specially designated, prohibited, sanctioned or debarred person, group, regime, entity or thing, or subject to any limitations or prohibitions (including but not limited to the blocking of property or rejection of transactions), under any Anti-Terrorism Law.

Security Agreement shall mean the Security Agreement in substantially the form of Exhibit 1.1(S) executed and delivered by each of the Loan Parties to the Administrative Agent for the benefit of the Lenders.

Settlement Date shall mean the Business Day on which the Administrative Agent elects to effect settlement pursuant Section 5.11 [Settlement Date Procedures].

Solvent shall mean, with respect to any Person on any date of determination, taking into account any right of reimbursement, contribution or similar right available to such Person from other Persons, that on such date (i) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (ii) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (iii) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (iv) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (v) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged.  In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

Standard & Poor's shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

Statements shall have the meaning specified in Section 6.1.6(i) [Historical Statements].

Subsidiary of any Person at any time shall mean any corporation, trust, partnership, limited liability company or other business entity (i) of which more than 50% of the outstanding voting securities or other interests normally entitled to vote for the election of the directors or trustees (regardless of any contingency which does or may suspend or dilute the voting rights) is at such time owned directly or indirectly by such Person or one or more of such Person's Subsidiaries, or (ii)  which is controlled or capable of being controlled by such Person or one or more of such Person's Subsidiaries, or (iii) any Foreign Direct Subsidiary.

Subsidiary Equity Interests shall have the meaning specified in Section 6.1.2 [Subsidiaries; Investment Companies].

Swap shall mean any "swap" as defined in Section 1a(47) of the CEA and regulations thereunder, other than (a) a swap entered into, or subject to the rules of, a board of trade designated as a contract market under Section 5 of the CEA, or (b) a commodity option entered into pursuant to CFTC Regulation 32.3(a).

Swap Obligation shall mean any obligation to pay or perform under any agreement, contract or transaction that constitutes a Swap which is also a Lender Provided Interest Rate Hedge.

Swing Loan Commitment shall mean PNC's commitment to make Swing Loans to the Borrower pursuant to Section 2.1.2 [Swing Loan Commitment] hereof in an aggregate principal amount up to $20,000,000.

Swing Loan Lender shall mean PNC, in its capacity as a lender of Swing Loans.

Swing Loan Note shall mean the Swing Loan Note of the Borrower in the form of Exhibit 1.1(N)(2) evidencing the Swing Loans, together with all amendments, extensions, renewals, replacements, refinancings or refundings thereof in whole or in part.

Swing Loan Request shall mean a request for Swing Loans made in accordance with Section 2.5.2 [Swing Loan Requests] hereof.

Swing Loans shall mean collectively, and Swing Loan shall mean separately, all Swing Loans or any Swing Loan made by PNC to the Borrower pursuant to Section 2.1.2 [Swing Loan Commitment] hereof.

Target shall mean the Project Cologne Target.

Taxes shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Official Body, including any interest, additions to tax or penalties applicable thereto.

Term Loan shall mean collectively, and individually, as applicable, all Term Loans made to the Borrower pursuant to Section 3.1 [Term Loan Commitments] and/or any Incremental Term Loans.

Term Loan Commitment shall mean, as to any Lender at any time, the amount set forth opposite its name on Schedule 1.1(B) in the column labeled "Amount of Commitment for Term Loans", as such Commitment is thereafter assigned or modified and Term Loan Commitments shall mean the aggregate Term Loan Commitments of all of the Lenders.

UCP shall have the meaning specified in Section 11.11.1 [Governing Law].

USA Patriot Act shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

U.S. Person shall mean any Person that is a "United States Person" as defined in Section 7701(a)(30) of the Code.

U.S. Tax Compliance Certificate shall have the meaning specified in Section 5.9.7 [Status of Lenders].

Withholding Agent shall mean any Loan Party and the Administrative Agent.

Write-Down and Conversion Powers shall mean, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

4.2Construction.

  Unless the context of this Agreement otherwise clearly requires, the following rules of construction shall apply to this Agreement and each of the other Loan Documents: (i) references to the plural include the singular, the plural, the part and the whole and the words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation"; (ii) the words "hereof," "herein," "hereunder," "hereto" and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document as a whole; (iii) article, section, subsection, clause, schedule and exhibit references are to this Agreement or other Loan Document, as the case may be, unless otherwise specified; (iv) reference to any Person includes such Person's successors and assigns; (v) reference to any agreement, including this Agreement and any other Loan Document together with the schedules and exhibits hereto or thereto, document or instrument means such agreement, document or instrument as amended, modified, replaced, substituted for, superseded or restated; (vi) relative to the determination of any period of time, "from" means "from and including," "to" means "to but excluding," and "through" means "through and including"; (vii) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (viii) section headings herein and in each other Loan Document are included for convenience and shall not affect the interpretation of this Agreement or such Loan Document, and (ix) unless otherwise specified, all references herein to times of day shall constitute references to Eastern Standard Time or Eastern Daylight Time, as applicable.

4.3Accounting Principles; Changes in GAAP.

  Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP; provided, however, that all accounting terms used in Section 8.2 [Negative Covenants] (and all defined terms used in the definition of any accounting term used in Section 8.2) shall have the meaning given to such terms (and defined terms) under GAAP as in effect on the date hereof applied on a basis consistent with those used in preparing Statements referred to in Section 6.1.6(i) [Historical Statements].  Notwithstanding the foregoing, if the Borrower notifies the Administrative Agent in writing that the Borrower wishes to amend any financial covenant in Section 8.2 [Negative Covenants], any related definition and/or the definition of the term Leverage Ratio for purposes of interest, Letter of Credit Fee and Commitment Fee determinations to eliminate the effect of any change in GAAP occurring after the Closing Date on the operation of such financial covenants and/or interest, Letter of Credit Fee or Commitment Fee determinations (or if the Administrative Agent notifies the Borrower in writing that the Required Lenders wish to amend any financial covenant in Section 8.2 [Negative Covenants], any related definition and/or the definition of the term Leverage Ratio for purposes of interest, Letter of Credit Fee and Commitment Fee determinations to eliminate the effect of any such change in GAAP), then the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratios or requirements to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, the Loan Parties' compliance with such covenants and/or the definition of the term Leverage Ratio for purposes of interest, Letter of Credit Fee and Commitment Fee determinations shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenants or definitions are amended in a manner satisfactory to the Borrower and the Required Lenders, and the Loan Parties shall provide to the Administrative Agent, when they deliver their financial statements pursuant to Sections 8.3.1 [Quarterly Financial Statements] and 8.3.2 [Annual Financial Statements], such reconciliation statements as shall be reasonably requested by the Administrative Agent.

4.4Currency Calculations

.  All financial statements and Compliance Certificates shall be set forth in Dollars.  For purposes of preparing the financial statements, calculating financial covenants and determining compliance with covenants expressed in Dollars, Optional Currencies shall be converted to Dollars in accordance with GAAP.

Article VREVOLVING CREDIT AND SWING LOAN FACILITIES

5.1Revolving Credit Commitments.

(a)Revolving Credit Loans; Optional Currency Loans.

  Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, each Lender severally agrees to make Revolving Credit Loans in either Dollars or one or more Optional Currencies (each an "Optional Currency Loan") to the Borrower at any time or from time to time on or after the date hereof to the Expiration Date; provided that after giving effect to each such Loan (i) the aggregate Dollar Equivalent amount of Revolving Credit Loans from such Lender shall not exceed such Lender's Revolving Credit Commitment minus such Lender's Ratable Share of the outstanding Swing Loans and Letter of Credit Obligations, (ii) the Revolving Facility Usage shall not exceed the Revolving Credit Commitments, and (iii) no Revolving Credit Loan to which the Base Rate Option applies shall be made in an Optional Currency. Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrower may borrow, repay and reborrow pursuant to this Section 2.1.

(b)Swing Loan Commitment.

  Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, and in order to facilitate loans and repayments between Settlement Dates, PNC may, at its option, cancelable at any time for any reason whatsoever, make swing loans in Dollars (the "Swing Loans") to the Borrower at any time or from time to time after the date hereof to, but not including, the Expiration Date, in an aggregate principal amount up to but not in excess of $20,000,000, provided that after giving effect to such Loan, the Revolving Facility Usage shall not exceed the aggregate Revolving Credit Commitments of the Lenders.  Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrower may borrow, repay and reborrow pursuant to this Section 2.1.2.

5.2Nature of Lenders' Obligations with Respect to Revolving Credit Loans.

  Each Lender shall be obligated to participate in each request for Revolving Credit Loans pursuant to Section 2.5 [Loan Requests; Swing Loan Requests] in accordance with its Ratable Share.  The aggregate Dollar Equivalent of each Lender's Revolving Credit Loans outstanding hereunder to the Borrower at any time shall never exceed its Revolving Credit Commitment minus its Ratable Share of the outstanding Swing Loans and Letter of Credit Obligations.  The obligations of each Lender hereunder are several.  The failure of any Lender to perform its obligations hereunder shall not affect the Obligations of the Borrower to any other party nor shall any other party be liable for the failure of such Lender to perform its obligations hereunder.  The Lenders shall have no obligation to make Revolving Credit Loans hereunder on or after the Expiration Date.

5.3Commitment Fees.

  Accruing from the date hereof until the Expiration Date, the Borrower agrees to pay to the Administrative Agent for the account of each Lender according to its Ratable Share, a nonrefundable commitment fee (the "Commitment Fee") equal to the Applicable Commitment Fee Rate (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) multiplied by the average daily difference between the amount of (i) the Revolving Credit Commitments and (ii) the Dollar Equivalent amount of the Revolving Facility Usage (provided however, that solely in connection with determining the share of each Lender in the Commitment Fee, the Revolving Facility Usage with respect to the portion of the Commitment Fee allocated to PNC shall include the full amount of the outstanding Swing Loans, and with respect to the portion of the Commitment Fee allocated by the

Administrative Agent to all of the Lenders other than PNC, such portion of the Commitment Fee shall be calculated (according to each such Lender's Ratable Share) as if the Revolving Facility Usage excludes the outstanding Swing Loans); provided, further, that any Commitment Fee accrued with respect to the Revolving Credit Commitment of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a Defaulting Lender except to the extent that such Commitment Fee shall otherwise have been due and payable by the Borrower prior to such time; and provided further that no Commitment Fee shall accrue with respect to the Revolving Credit Commitment of a Defaulting Lender so long as such Lender shall be a Defaulting Lender.  Subject to the provisos in the directly preceding sentence, all Commitment Fees shall be payable quarterly in arrears and in U.S. Dollars.

5.4Intentionally Deleted.

5.5Loan Requests; Swing Loan Requests.

(a)Loan Requests.

  Except as otherwise provided herein, the Borrower may from time to time prior to the Expiration Date request the Lenders to make Revolving Credit Loans, or renew or convert the Interest Rate Option applicable to existing Revolving Credit Loans or Term Loans pursuant to Section 4.2 [Interest Periods], by delivering to the Administrative Agent, not later than 10:00 a.m., (i) three (3) Business Days prior to the proposed Borrowing Date with respect to the making of Revolving Credit Loans in Dollars to which the Euro Rate Option applies or the conversion to or the renewal of the Euro Rate Option for any Loans; (ii) not later than 10:00 a.m., (a) four (4) Business Days prior to the proposed Borrowing Date with respect to the making of Optional Currency Loans or the date of conversion to or renewal of the Euro Rate Option for any Optional Currency Loan, and (b) the same Business Day of the proposed Borrowing Date with respect to the making of a Revolving Credit Loan to which the Base Rate Option applies or the last day of the preceding Interest Period with respect to the conversion to the Base Rate Option for any Loan, of a duly completed request therefor signed by an Authorized Officer of the Borrower substantially in the form of Exhibit 2.5.1 or a request by telephone from any Authorized Officer of the Borrower immediately confirmed in writing by letter, facsimile or telex in such form (each, a "Loan Request"), it being understood that the Administrative Agent may rely on the authority of any Authorized Officer of the Borrower making such a telephonic request without the necessity of receipt of such written confirmation.  Each Loan Request shall be irrevocable and shall specify (A) the aggregate amount of the proposed Loans comprising each Borrowing Tranche, and, if applicable, the Interest Period, which amount shall be in (x) the minimum amount of $500,000 (or the Dollar Equivalent thereof) for each Borrowing Tranche, (B) which Interest Rate Option shall apply to the proposed Dollar denominated Loans comprising the applicable Borrowing Tranche, (C) the currency in which such Revolving Credit Loans shall be funded if the Borrower elects an Optional Currency, the applicable Interest Rate Option, and (D) an appropriate Interest Period, if applicable.

(b)Swing Loan Requests.

  Except as otherwise provided herein, the Borrower may from time to time prior to the Expiration Date request the Swing Loan Lender to make Swing Loans by delivery to the Swing Loan Lender not later than 12:00 noon on the proposed Borrowing Date of a duly completed request therefor signed by an Authorized Officer of the Borrower substantially in the form of Exhibit 2.5.2 hereto or a request by telephone immediately confirmed in writing by letter, facsimile or telex (each, a "Swing Loan Request"), it being understood that the Administrative Agent may rely on the authority of any Authorized Officer of the Borrower making such a telephonic request without the necessity of receipt of such written confirmation.  Each Swing Loan Request shall be irrevocable and shall specify the proposed Borrowing Date and the principal amount of such Swing Loan, which shall be not less than $100,000.

5.6Making Revolving Credit Loans and Swing Loans; Presumptions by the Administrative Agent; Repayment of Revolving Credit Loans; Borrowings to Repay Swing Loans.

(a)Making Revolving Credit Loans.

  The Administrative Agent shall, promptly after receipt by it of a Loan Request pursuant to Section 2.5 [Loan Requests; Swing Loan Requests], notify the Lenders of its receipt of such Loan Request specifying the information provided by the Borrower, including the currency in which the Revolving Credit Loan is requested, and the apportionment among the Lenders of the requested Revolving Credit Loans as determined by the Administrative Agent in accordance with Section 2.2 [Nature of Lenders' Obligations with Respect to Revolving Credit Loans].  Each Lender shall remit the principal amount of each Revolving Credit Loan in the requested currency (in the case of Optional Currency Loans, in Dollars if so requested by the Administrative Agent) to the Administrative Agent such that the Administrative Agent is able to, and the Administrative Agent shall, to the extent the Lenders have made funds available to it for such purpose and subject to Section 7.2 [Each Loan or Letter of Credit], fund such Revolving Credit Loans to the Borrower in U.S. Dollars or the requested Optional Currency (as applicable) in immediately available funds at the Principal Office prior to 2:00 p.m., on the applicable Borrowing Date; provided that if any Lender fails to remit such funds to the Administrative Agent in a timely manner, the Administrative Agent may elect in its sole discretion to fund with its own funds, including funds in the requested Optional Currency, the Revolving Credit Loans of such Lender on such Borrowing Date, and such Lender shall be subject to the repayment obligation in Section 2.6.2 [Presumptions by the Administrative Agent].

(b)Presumptions by the Administrative Agent.

  Unless the Administrative Agent shall have received notice from a Lender prior to the proposed time of any Base Rate Loan, or, for Loans other than Base Rate Loans, prior to the close of business the day before the Borrowing Date, that such Lender will not make available to the Administrative Agent such Lender's share of such Loan, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.6.1 [Making Revolving Credit Loans] and may, in reliance upon such assumption, make available to the Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Loan available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in the appropriate currency with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Effective Rate (or, for payments in an Optional Currency, the Overnight Rate), and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of a payment to be made by the Borrower, the interest rate applicable to Loans under the Base Rate Option.  If such Lender pays its share of the applicable Loan to the Administrative Agent, then the amount so paid shall constitute such Lender's Loan.  Any payment by the Borrower shall be without prejudice to any claim the

Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(c)Making Swing Loans.

  So long as PNC elects to make Swing Loans, PNC shall, after receipt by it of a Swing Loan Request pursuant to Section 2.5.2 [Swing Loan Requests], fund such Swing Loan to the Borrower in U.S. Dollars only and in immediately available funds at the Principal Office prior to 4:00 p.m. on the Borrowing Date.

(d)Repayment of Revolving Credit Loans.

  The Borrower shall repay the Revolving Credit Loans together with all outstanding interest thereon on the Expiration Date.

(e)Borrowings to Repay Swing Loans.

  PNC may, at its option, exercisable at any time for any reason whatsoever, demand repayment of the Swing Loans, and each Lender shall make a Revolving Credit Loan in an amount equal to such Lender's Ratable Share of the aggregate principal amount of the outstanding Swing Loans, plus, if PNC so requests, accrued interest thereon, provided that no Lender shall be obligated in any event to make Revolving Credit Loans in excess of its Revolving Credit Commitment minus its Ratable Share of Letter of Credit Obligations.  Revolving Credit Loans made pursuant to the preceding sentence shall bear interest at the Base Rate Option and shall be deemed to have been properly requested in accordance with Section 2.5.1 [Loan Requests] without regard to any of the requirements of that provision.  PNC shall provide notice to the Lenders (which may be telephonic or written notice by letter, facsimile or telex) that such Revolving Credit Loans are to be made under this Section 2.6.5 and of the apportionment among the Lenders, and the Lenders shall be unconditionally obligated to fund such Revolving Credit Loans (whether or not the conditions specified in Section 2.5.1 [Loan Requests] are then satisfied) by the time PNC so requests, which shall not be earlier than 3:00 p.m. on the Business Day next after the date the Lenders receive such notice from PNC.

(f)Swing Loans Under Cash Management Agreements.

  In addition to making Swing Loans pursuant to the foregoing provisions of Section 2.6.3 [Making Swing Loans], without the requirement for a specific request from the Borrower pursuant to Section 2.5.2 [Swing Loan Requests], PNC as the Swing Loan Lender may make Swing Loans to the Borrower in accordance with the provisions of the agreements between the Borrower and such Swing Loan Lender relating to the Borrower's deposit, sweep and other accounts at such Swing Loan Lender and related arrangements and agreements regarding the management and investment of the Borrower's cash assets as in effect from time to time (the "Cash Management Agreements") to the extent of the daily aggregate net negative balance in the Borrower's accounts which are subject to the provisions of the Cash Management Agreements.  Swing Loans made pursuant to this Section 2.6.6 in accordance with the provisions of the Cash Management Agreements shall (i) be subject to the limitations as to aggregate amount set forth in Section 2.1.2 [Swing Loan Commitment], (ii) not be subject to the limitations as to individual amount set forth in Section 2.5.2 [Swing Loan Requests], (iii) be payable by the Borrower, both as to principal and interest, at the rates and times set forth in the Cash Management Agreements (but in no event later than the Expiration Date), (iv) not be made at any time after such Swing Loan Lender has received written notice of the occurrence of an Event of Default and so long as such shall continue to exist, or, unless consented to by the Required Lenders, a Potential Default and so long as such shall continue to exist, (v) if not repaid by the Borrower in accordance with the provisions of the Cash Management Agreements, be subject to each Lender's obligation pursuant to Section 2.6.5 [Borrowings to Repay Swing Loans], and (vi) except as provided in the foregoing subsections (i) through (v), be subject to all of the terms and conditions of this Section 2.

5.7Notes.

  The Obligation of the Borrower to repay the aggregate unpaid principal amount of the Revolving Credit Loans, Swing Loans and Term Loans made to it by each Lender, together with interest thereon, shall be evidenced by a revolving credit Note, a swing loan Note and a term Note, respectively, in each case dated the Closing Date or the Amended Credit Agreement Effective Date, as applicable, or pursuant to Section 2.11(a)(viii), payable to the order of such Lender in a face amount equal to the Revolving Credit Commitment, Swing Loan Commitment or Term Loan Commitment, as applicable, of such Lender.

5.8Use of Proceeds.

  The proceeds of the Loans shall be used to fund ongoing working capital, capital expenditures, acquisitions (including the Acquisitions), shareholder distributions permitted under this Agreement, other general corporate purposes, and to pay fees and expenses in connection with this Agreement and the Acquisitions.

5.9Letter of Credit Subfacility.

(a)Issuance of Letters of Credit.

  The Borrower or any Loan Party may at any time prior to the Expiration Date request the issuance of a standby or trade letter of credit (each a "Letter of Credit"), which may be denominated in either Dollars or an Optional Currency, for its own account or the account of another Loan Party, or the amendment or extension of an existing Letter of Credit, by delivering or transmitting electronically, or having such other Loan Party deliver or transmit electronically to the Issuing Lender (with a copy to the Administrative Agent) a completed application for letter of credit, or request for such amendment or extension, as applicable, in such form as the Issuing Lender may specify from time to time by no later than 10:00 a.m. at least five (5) Business Days, or such shorter period as may be agreed to by the Issuing Lender, in advance of the proposed date of issuance.  The Borrower or such Loan Party shall authorize and direct the Issuing Lender to name the Borrower or any Loan Party as the "Applicant" or "Account Party" of each Letter of Credit.  Promptly after receipt of any Letter of Credit application, the Issuing Lender shall confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit application and if not, such Issuing Lender will provide the Administrative Agent with a copy thereof.

(i)Unless the Issuing Lender has received notice from any Lender, the Administrative Agent or any Loan Party, at least one day prior to the requested date of issuance, amendment or extension of the applicable Letter of Credit, that one or more applicable conditions in Section 7 [Conditions of Lending and Issuance of Letters of Credit] is not satisfied, then, subject to the terms and conditions hereof and in reliance on the agreements of the other Lenders set forth in this Section 2.9, the Issuing Lender or any of the Issuing Lender's Affiliates will issue the proposed Letter of Credit or agree to such amendment or extension, provided that each Letter of Credit shall (A) have a maximum maturity of twelve (12) months from the date of issuance, and (B) in no event expire later than the Expiration Date and provided further that in no event shall (i) the Letter of Credit Obligations exceed, at any one time, $10,000,000 (the "Letter of Credit Sublimit") or (ii) the Revolving Facility Usage exceed, at any one time, the Revolving Credit Commitments.  Each request by the Borrower for the issuance, amendment or extension of a Letter of Credit shall be deemed to be a representation by the Borrower that it shall be in compliance with the preceding sentence and with Section 7 [Conditions of Lending and Issuance of Letters of Credit] after giving effect to the requested issuance, amendment or extension of such Letter of Credit.  Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to the beneficiary thereof, the applicable Issuing Lender will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(ii)Notwithstanding Section 2.9.1.1, the Issuing Lender shall not be under any obligation to issue any Letter of Credit if (i) any order, judgment or decree of any Official Body or arbitrator shall by its terms purport to enjoin or restrain the Issuing Lender from issuing the Letter of Credit, or any Law applicable to the Issuing Lender or any request or directive (whether or not having the force of law) from any Official Body with jurisdiction over the Issuing Lender shall prohibit, or request that the Issuing Lender refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon the Issuing Lender with respect to the Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Lender is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Issuing Lender any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Issuing Lender in good faith deems material to it, or (ii) the issuance of the Letter of Credit would violate one or more policies of the Issuing Lender applicable to letters of credit generally.

(b)Letter of Credit Fees.

  The Borrower shall pay in Dollars (i) to the Administrative Agent for the ratable account of the Lenders a fee (the "Letter of Credit Fee") equal to the Applicable Letter of Credit Fee Rate on the daily amount available to be drawn under each Letter of Credit, and (ii) to the Issuing Lender for its own account a fronting fee equal to 0.125% per annum on the daily amount available to be drawn under each Letter of Credit.  All Letter of Credit Fees and fronting fees shall be computed on the basis of a year of 360 days and actual days elapsed and shall be payable quarterly in arrears on each Payment Date following issuance of each Letter of Credit.  The Borrower shall also pay (in Dollars) to the Issuing Lender for the Issuing Lender's sole account the Issuing Lender's then in effect customary fees and administrative expenses payable with respect to letters of credit as the Issuing Lender may generally charge or incur from time to time in connection with the issuance, maintenance, amendment (if any), assignment or transfer (if any), negotiation, and administration of letters of credit, which customary fees and administrative expenses are set forth on a schedule provided to the Borrower on or before the date hereof by the Issuing Bank and upon request by the Borrower, provided that the Borrower shall not request delivery of such schedule more than four (4) times in any calendar year.

(c)Disbursements, Reimbursement.

  Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Lender a participation in such Letter of Credit and each drawing thereunder in an amount equal to such Lender's Ratable Share of the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively, in each case in the currency in which each Letter of Credit is issued.

(i)In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the Issuing Lender will promptly notify the Borrower and the Administrative Agent thereof.  Provided that it shall have received such notice, the Borrower shall reimburse (such obligation to reimburse the Issuing Lender shall sometimes be referred to as a "Reimbursement Obligation") the Issuing Lender prior to 12:00 noon on each date that an amount is paid by the Issuing Lender under any Letter of Credit (each such date, a "Drawing Date") by paying to the Administrative Agent for the account of the Issuing Lender an amount equal to the amount so paid by the Issuing Lender in the same currency as paid, unless otherwise required by the Administrative Agent or the Issuing Lender.  In the event the Borrower fails to reimburse the Issuing Lender (through the Administrative Agent) for the full amount of any drawing under any Letter of Credit by 2:00 p.m. on the Drawing Date, the Administrative Agent will promptly notify each Lender thereof, and the Borrower shall be deemed to have requested that Revolving Credit Loans in U.S. Dollars (and, if the Letter of Credit was denominated in another currency, in the Dollar Equivalent amount to the amount paid by the Issuing Lender in such other currency on the Drawing Date thereof) be made by the Lenders under the Base Rate Option to be disbursed on the Drawing Date under such Letter of Credit, subject to the amount of the unutilized portion of the Revolving Credit Commitment and subject to the conditions set forth in Section 7.2 [Each Loan or Letter of Credit] other than any notice requirements.  Any notice given by the Administrative Agent or Issuing Lender pursuant to this Section 2.9.3.1 may be oral if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii)Each Lender shall upon any notice pursuant to Section 2.9.3.1 make available to the Administrative Agent for the account of the Issuing Lender an amount in Dollars in immediately available funds equal to its Ratable Share of the amount of the drawing (and, if the Letter of Credit was denominated in another currency, in the Dollar Equivalent amount to the amount paid by the Issuing Lender in such other currency on the Drawing Date thereof), whereupon the participating Lenders shall (subject to Section 2.9.3 [Disbursements; Reimbursement]) each be deemed to have made a Revolving Credit Loan under the Base Rate Option to the Borrower in that amount.  If any Lender so notified fails to make available to the Administrative Agent for the account of the Issuing Lender the amount of such Lender's Ratable Share of such amount by no later than 2:00 p.m. on the Drawing Date, then interest shall accrue on such Lender's obligation to make such payment, from the Drawing Date to the date on which such Lender makes such payment (i) at a rate per annum equal to the Federal Funds Effective Rate during the first three (3) days following the Drawing Date and (ii) at a rate per annum equal to the rate applicable to Revolving Credit Loans under the Base Rate Option on and after the fourth day following the Drawing Date.  The Administrative Agent and the Issuing Lender will promptly give notice (as described in Section 2.9.3.1 above) of the occurrence of the Drawing Date, but failure of the Administrative Agent or the Issuing Lender to give any such notice on the Drawing Date or in sufficient time to enable any Lender to effect such payment on such date shall not relieve such Lender from its obligation under this Section 2.9.3.2.

(iii)With respect to any unreimbursed drawing that is not converted into Revolving Credit Loans in Dollars under the Base Rate Option to the Borrower in whole or in part as contemplated by Section 2.9.3.1, because of the Borrower's failure to satisfy the conditions set forth in Section 7.2 [Each Loan or Letter of Credit] other than any notice requirements, or for any other reason, the Borrower shall be deemed to have incurred from the Issuing Lender a borrowing (each a "Letter of Credit Borrowing") in the amount of such drawing (and, if the Letter of Credit was denominated in another currency, in the Dollar Equivalent of the amount paid by the Issuing Lender in such other currency on the Drawing Date thereof).  Such Letter of Credit Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the rate per annum applicable to the Revolving Credit Loans under the Base Rate Option.  Each Lender's payment to the Administrative Agent for the account of the Issuing Lender pursuant to Section 2.9.3 [Disbursements, Reimbursement] shall be deemed to be a payment in respect of its participation in such Letter of Credit Borrowing (each a "Participation Advance") from such Lender in satisfaction of its participation obligation under this Section 2.9.3.

(d)Repayment of Participation Advances.

(i)Upon (and only upon) receipt by the Administrative Agent for the account of the Issuing Lender of immediately available funds from the Borrower (i) in reimbursement of any payment made by the Issuing Lender under the Letter of Credit with respect to which any Lender has made a Participation Advance to the Administrative Agent, or (ii) in payment of interest on such a payment made by the Issuing Lender under such a Letter of Credit, the Administrative Agent on behalf of the Issuing Lender will pay to each Lender, in the same funds as those received by the Administrative Agent, the amount of such Lender's Ratable Share of such funds, except the Administrative Agent shall retain for the account of the Issuing Lender the amount of the Ratable Share of such funds of any Lender that did not make a Participation Advance in respect of such payment by the Issuing Lender.

(ii)If the Administrative Agent is required at any time to return to any Loan Party, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of any payment made by any Loan Party to the Administrative Agent for the account of the Issuing Lender pursuant to this Section 2.9 [Letter of Credit Subfacility] in reimbursement of a payment made under any Letter of Credit or interest or fees thereon, each Lender shall, on demand of the Administrative Agent, forthwith return to the Administrative Agent for the account of the Issuing Lender the amount of its Ratable Share of any amounts so returned by the Administrative Agent plus interest thereon from the date such demand is made to the date such amounts are returned by such Lender to the Administrative Agent, at a rate per annum equal to the Federal Funds Effective Rate  (or, for any payment in an Optional Currency, the Overnight Rate) in effect from time to time.

(e)Documentation.

  Each Loan Party agrees to be bound by the terms of the Issuing Lender's application and agreement for letters of credit and the Issuing Lender's written regulations and customary practices relating to letters of credit, though such interpretation may be different from such Loan Party's own.  In the event of a conflict between such application or agreement and this Agreement, this Agreement shall govern.  It is understood and agreed that, except in the case of gross negligence or willful misconduct, the Issuing Lender shall not be liable for any error, negligence and/or mistakes, whether of omission or commission, in following any Loan Party's instructions or those contained in the Letters of Credit or any modifications, amendments or supplements thereto.

(f)Determinations to Honor Drawing Requests.

  In determining whether to honor any request for drawing under any Letter of Credit by the beneficiary thereof,

the Issuing Lender shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit.

(g)Nature of Participation and Reimbursement Obligations.

  Each Lender's obligation in accordance with this Agreement to make the Revolving Credit Loans or Participation Advances, as contemplated by Section 2.9.3 [Disbursements, Reimbursement], as a result of a drawing under a Letter of Credit, and the Obligations of the Borrower to reimburse the Issuing Lender upon a draw under a Letter of Credit, shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Section 2.9 [Letter of Credit Subfacility] under all circumstances, including the following circumstances:

(A)any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Issuing Lender or any of its Affiliates, the Borrower or any other Person for any reason whatsoever, or which any Loan Party may have against the Issuing Lender or any of its Affiliates, any Lender or any other Person for any reason whatsoever;

(B)the failure of any Loan Party or any other Person to comply, in connection with a Letter of Credit Borrowing, with the conditions set forth in Sections 2.1 [Revolving Credit Commitments], 2.5 [Loan Requests; Swing Loan Requests], 2.6 [Making Revolving Credit Loans and Swing Loans; Etc.] or 7.2 [Each Loan or Letter of Credit] or as otherwise set forth in this Agreement for the making of a Revolving Credit Loan, it being acknowledged that such conditions are not required for the making of a Letter of Credit Borrowing and the obligation of the Lenders to make Participation Advances under Section 2.9.3 [Disbursements, Reimbursement];

(C)any lack of validity or enforceability of any Letter of Credit;

(D)any claim of breach of warranty that might be made by any Loan Party or any Lender against any beneficiary of a Letter of Credit, or the existence of any claim, set-off, recoupment, counterclaim, crossclaim, defense or other right which any Loan Party or any Lender may have at any time against a beneficiary, successor beneficiary any transferee or assignee of any Letter of Credit or the proceeds thereof (or any Persons for whom any such transferee may be acting), the Issuing Lender or its Affiliates or any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between any Loan Party or Subsidiaries of a Loan Party and the beneficiary for which any Letter of Credit was procured);

(E)the lack of power or authority of any signer of (or any defect in or forgery of any signature or endorsement on) or the form of or lack of validity, sufficiency, accuracy, enforceability or genuineness of any draft, demand, instrument, certificate or other document presented under or in connection with any Letter of Credit, or any fraud or alleged fraud in connection with any Letter of Credit, or the transport of any property or provision of services relating to a Letter of Credit, in each case even if the Issuing Lender or any of its Affiliates has been notified thereof;

(F)payment by the Issuing Lender or any of its Affiliates under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;

(G)the solvency of, or any acts or omissions by, any beneficiary of any Letter of Credit, or any other Person having a role in any transaction or obligation relating to a Letter of Credit, or the existence, nature, quality, quantity, condition, value or other characteristic of any property or services relating to a Letter of Credit;

(H)any failure by the Issuing Lender or any of its Affiliates to issue any Letter of Credit in the form requested by any Loan Party, unless the Issuing Lender has received written notice from such Loan Party of such failure within three Business Days after the Issuing Lender shall have furnished such Loan Party and the Administrative Agent a copy of such Letter of Credit and such error is material and no drawing has been made thereon prior to receipt of such notice;

(I)any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of any Loan Party or Subsidiaries of a Loan Party;

(J)any breach of this Agreement or any other Loan Document by any party thereto;

(K)the occurrence or continuance of an Insolvency Proceeding with respect to any Loan Party;

(L)the fact that an Event of Default or a Potential Default shall have occurred and be continuing;

(M)the fact that the Expiration Date shall have passed or this Agreement or the Commitments hereunder shall have been terminated; and

(N)any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

(h)Indemnity.

  The Borrower hereby agrees to protect, indemnify, pay and save harmless the Issuing Lender and any of its Affiliates that has issued a Letter of Credit from and against any and all claims, demands, liabilities, damages, taxes, penalties, interest, judgments, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel) which the Issuing Lender or any of its Affiliates may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit, other than as a result of the gross negligence or willful misconduct of the Issuing Lender as determined by a final non-appealable judgment of a court of competent jurisdiction.

(i)Liability for Acts and Omissions.

  As between any Loan Party and the Issuing Lender, or the Issuing Lender's Affiliates, such Loan Party assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit.  In furtherance and not in limitation of the foregoing, the Issuing Lender shall not be responsible for any of the following, including any losses or damages to any Loan Party or other Person or property relating therefrom:  (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged (even if the Issuing Lender or its Affiliates shall have been notified thereof); (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) the failure of the beneficiary of any such Letter of Credit, or any other party to which such Letter of Credit may be transferred, to comply fully with any conditions required in order to draw upon such Letter of Credit or any other claim of any Loan Party against any beneficiary of such Letter of Credit, or any such transferee, or any dispute between or among any Loan Party and any beneficiary of any Letter of Credit or any such transferee; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of the Issuing Lender or its Affiliates, as applicable, including any act or omission of any Official Body, and none of the above shall affect or impair, or prevent the vesting of, any of the Issuing Lender's or its Affiliates rights or powers hereunder.  Nothing in the preceding sentence shall relieve the Issuing Lender from liability for the Issuing Lender's gross negligence or willful misconduct in connection with actions or omissions described in such clauses (i) through (viii) of such sentence.  In no event shall the Issuing Lender or its Affiliates be liable to any Loan Party for any indirect, consequential, incidental, punitive, exemplary or special damages or expenses, or for any damages resulting from any change in the value of any property relating to a Letter of Credit.

Without limiting the generality of the foregoing, the Issuing Lender and each of its Affiliates (i) may rely on any oral or other communication believed in good faith by the Issuing Lender or such Affiliate to have been authorized or given by or on behalf of the applicant for a Letter of Credit, (ii) may honor any presentation if the documents presented appear on their face substantially to comply with the terms and conditions of the relevant Letter of Credit; (iii) may honor a previously dishonored presentation under a Letter of Credit, whether such dishonor was pursuant to a court order, to settle or compromise any claim of wrongful dishonor, or otherwise, and shall be entitled to reimbursement to the same extent as if such presentation had initially been honored, together with any interest paid by the Issuing Lender or its Affiliate; (iv) may honor any drawing that is payable upon presentation of a statement advising negotiation or payment, upon receipt of such statement (even if such statement indicates that a draft or other document is being delivered separately), and shall not be liable for any failure of any such draft or other document to arrive, or to conform in any way with the relevant Letter of Credit; (v) may pay any paying or negotiating bank claiming that it rightfully honored under the laws or practices of the place where such bank is located; and (vi) may settle or adjust any claim or demand made on the Issuing Lender or its Affiliate in any way related to any order issued at the applicant's request to an air carrier, a letter of guarantee or of indemnity issued to a carrier or any similar document (each an "Order") and honor any drawing in connection with any Letter of Credit that is the subject of such Order, notwithstanding that any drafts or other documents presented in connection with such Letter of Credit fail to conform in any way with such Letter of Credit.

In furtherance and extension and not in limitation of the specific provisions set forth above, any action taken or omitted by the Issuing Lender or its Affiliates under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put the Issuing Lender or its Affiliates under any resulting liability to the Borrower or any Lender.

(j)Issuing Lender Reporting Requirements.

  Each Issuing Lender shall, on the first Business Day of each month, provide to Administrative Agent and Borrower a schedule of the Letters of Credit issued by it, in form and substance satisfactory to Administrative Agent, showing the date of issuance of each Letter of Credit, the account party, the original face amount (if any), and the expiration date of any Letter of Credit outstanding at any time during the preceding month, and any other information relating to such Letter of Credit that the Administrative Agent may request.

5.10Defaulting Lenders.

  Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(A)fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 2.3 [Commitment Fees];

(B)the Commitment and outstanding Loans of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 11.1 [Modifications, Amendments or Waivers]); provided, that this clause (ii) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification specifically requiring the consent of such Lender or requiring the consent of each Lender directly affected thereby;

(C)if any Swing Loans are outstanding or any Letter of Credit Obligations exist at the time such Lender becomes a Defaulting Lender, then:

(1)all or any part of the outstanding Swing Loans and Letter of Credit Obligations of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Ratable Shares but only to the extent that (x) the Revolving Facility Usage does not exceed the total of all non-Defaulting Lenders' Revolving Credit Commitments, and (y) no Potential Default or Event of Default has occurred and is continuing at such time;

(2)if the reallocation described in clause (a) above cannot, or can only partially, be effected, the Borrower shall within three (3) Business Days following notice by the Administrative Agent (x) first, prepay such outstanding Swing Loans, and (y) second, cash collateralize for the benefit of the Issuing Lender the Borrower's obligations corresponding to such Defaulting Lender's Letter of Credit Obligations (after giving effect to any partial reallocation pursuant to clause (a) above) in a deposit account held at the Administrative Agent for so long as such Letter of Credit Obligations are outstanding;

(3)if the Borrower cash collateralizes any portion of such Defaulting Lender's Letter of Credit Obligations pursuant to clause (b) above, the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.9.2 [Letter of Credit Fees] with respect to such Defaulting Lender's Letter of Credit Obligations during the period such Defaulting Lender's Letter of Credit Obligations are cash collateralized;

(4)if the Letter of Credit Obligations of the non-Defaulting Lenders are reallocated pursuant to clause (a) above, then the fees payable to the Lenders pursuant to Section 2.9.2 [Letter of Credit Fees] shall be adjusted in accordance with such non-Defaulting Lenders' Ratable Share; and

(5)if all or any portion of such Defaulting Lender's Letter of Credit Obligations are neither reallocated nor cash collateralized pursuant to clause (a) or (b) above, then, without prejudice to any rights or remedies of the Issuing Lender or any other Lender hereunder, all Letter of Credit Fees payable under Section 2.9.2 [Letter of Credit Fees] with respect to such Defaulting Lender's Letter of Credit Obligations shall be payable to the Issuing Lender (and not to such Defaulting Lender) until and to the extent that such Letter of Credit Obligations are reallocated and/or cash collateralized; and

(D)so long as such Lender is a Defaulting Lender, PNC shall not be required to fund any Swing Loans and the Issuing Lender shall not be required to issue, amend or increase any Letter of Credit, unless the Issuing Lender is satisfied that the related exposure and the Defaulting Lender's then outstanding Letter of Credit Obligations will be 100% covered by the Revolving Credit Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 2.10(iii), and participating interests in any newly made Swing Loan or any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.10(iii)(a) (and such Defaulting Lender shall not participate therein).

If (i) a Bankruptcy Event with respect to a parent company of any Lender shall occur following the date hereof and for so long as such event shall continue, or (ii) PNC or the Issuing Lender has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, PNC shall not be required to fund any Swing Loan and the Issuing Lender shall not be required to issue, amend or increase any Letter of Credit, unless PNC or the Issuing Lender, as the case may be, shall have entered into arrangements with the Borrower or such Lender, satisfactory to PNC or the Issuing Lender, as the case may be, to defease any risk to it in respect of such Lender hereunder.

In the event that the Administrative Agent, the Borrower, PNC and the Issuing Lender agree in writing that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Administrative Agent will so notify the parties hereto, and the Ratable Share of the Swing Loans and Letter of Credit Obligations of the Lenders shall be readjusted to reflect the inclusion of such Lender's Commitment, and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Swing Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Ratable Share.

5.11Increase in Commitments.

(1)Increasing Lenders and New Lenders.  The Borrower may request that (i) the current Lenders increase their Revolving Credit Commitments or provide one or more additional term loans (each, an "Incremental Term Loan") (any current Lender which elects to increase its Revolving Credit Commitment or provide an IncrementalTerm Loan shall be referred to as an "Increasing Lender") or (ii) one or more new lenders (each a "New Lender") join this Agreement and provide a Revolving Credit Commitment or an Incremental Term Loan hereunder, subject to the following terms and conditions:

1.No Obligation to Increase.  No current Lender shall be obligated to (x) increase its Revolving Credit Commitment and/or provide an Incremental Term Loan and any increase in the Revolving Credit Commitment and/or issuance of any Incremental Term Loan by any current Lender shall be in the sole discretion of such current Lender, or (y) provide an Incremental Term Loan and any Incremental Term Loan provided by any Lender shall be in the sole discretion of Lender.

2.Defaults.  There shall exist no Events of Default or Potential Default prior to giving effect to such increase or on the effective date of such increase after giving effect to such increase.

3.Aggregate  Commitments.  The aggregate amount of all increases under this Section 2.11 [Increase in Commitments] shall not exceed $200,000,000 and after giving effect to such increase, the total Commitments shall not exceed $700,000,000.

4.Terms of Incremental Term Loans.  The Incremental Term Loans shall not mature earlier than the Expiration Date.

5.Minimum Commitments.  The aggregate amount of the increases in the Revolving Credit Commitments and Incremental Term Loans at any time provided by New Lenders and/or an Increasing Lenders shall be at least $40,000,000.

6.Maximum Increases.  The aggregate number of increases of the Revolving Credit Commitments and Incremental Term Loans shall not exceed three (3) such increases during the term of this Agreement.

7.Resolutions; Opinion.  The Loan Parties shall deliver to the Administrative Agent on or before the effective date of such increase the following documents in a form reasonably acceptable to the Administrative Agent: (1) certifications of their corporate secretaries with attached resolutions certifying that the increase in the Revolving Credit Commitment and/or Incremental Term Loan has been approved by such Loan Parties, and (2) an opinion of counsel addressed to the Administrative Agent and the Lenders addressing the authorization and execution of the Loan Documents entered into in connection therewith by, and enforceability of such Loan Documents against, the Loan Parties.

8.Notes.  To the extent requested thereby, the Borrower shall execute and deliver (1) to each Increasing Lender a replacement revolving credit Note and/or term Note reflecting the new amount of such Increasing Lender's Commitments after giving effect to the increase (and the prior Note issued to such Increasing Lender shall be deemed to be automatically terminated and cancelled) and (2) to each New Lender a revolving credit Note and/or term Note reflecting the amount of such New Lender's Commitments.

9.Approval of New Lenders.  Any New Lender shall be subject to the approval of the Administrative Agent and the Borrower.

10.Increasing Lenders.  Each Increasing Lender shall confirm its agreement to increase its Commitments pursuant to an acknowledgement in a form acceptable to the Administrative Agent, signed by it and the Borrower and delivered to the Administrative Agent at least five (5)  days before the effective date of such increase.

11.New Lender Joinder.  Each New Lender shall execute a lender joinder pursuant to which such New Lender shall join and become a party to this Agreement and the other Loan Documents with a Commitment in the amount set forth in such lender joinder.

12.Fees.  Borrower shall pay any Commitment Fees, Letter of Credit Fees, Administrative Agent’s Fee or other fees or amounts due from the Borrower under this Agreement or the Administrative Agent’s Letter in connection with such increase.

13.Amendment.   Incremental Term Loans shall be effected by an amendment to this Agreement setting forth the terms of the Incremental Term Loans executed by (x) the Administrative Agent, (y) each Lender or New Lender agreeing to provide any portion of the Incremental Term Loans, and (z) the Borrower and the Loan Parties, and reaffirmations of the Loan Documents executed by the Borrower and the Loan Parties, in each case in form and substance reasonably satisfactory to the Administrative Agent.   Such amendment may, without the consent of the other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.11.

(2)Treatment of Outstanding Loans and Letters of Credit.

1.Repayment of Outstanding Loans; Borrowing of New Loans.  On the effective date of such increase, the Borrower shall repay all Loans then outstanding, subject to the Borrower's indemnity obligations under Section 5.10 [Indemnity]; provided, that the Administrative Agent will use its reasonable efforts to assist the Borrower in attempting to minimize such indemnity obligations under Section 5.10 [Indemnity]; provided, further, that it may borrow new Loans with a Borrowing Date on such date. Each of the Lenders shall participate in any new Loans made on or after such date in accordance with their respective Ratable Shares after giving effect to the increase in Revolving Credit Commitments contemplated by this Section 2.11(b).

(B)Outstanding Letters of Credit. Repayment of Outstanding Loans; Borrowing of New Loans.  On the effective date of such increase, each Increasing Lender and each New Lender: (1) will be deemed to have purchased a participation in each then outstanding Letter of Credit equal to its Ratable Share of such Letter of Credit and the participation of each other Lender in such Letter of Credit shall be adjusted accordingly and (2) will acquire, (and will pay to the Administrative Agent, for the account of each Lender, in immediately available funds, an amount equal to) its Ratable Share of all outstanding Participation Advances.

(C)Adjustment of Sublimits. Upon any increase of the Revolving Credit Commitments pursuant to this Section 2.11, the Borrower and the Administrative Agent, on behalf of the Required Lenders, will negotiate in good faith to consider increases, if appropriate and agreed to by the Borrower and the Required Lenders, of the sublimits under the Revolving Credit Commitments, and thresholds and baskets set forth in this Agreement, including without limitation Article 8 hereof, to reflect the increase of the Revolving Credit Commitments and the financial condition and business operations of the Borrower and its consolidated Subsidiaries at such time.  Nothing in this Section 2.11(b)(ii) shall obligate the Administrative Agent or the Lenders to agree to any revisions to the sublimits, thresholds and/or baskets referenced herein.

5.12Utilization of Commitments in Optional Currencies.

(a)Periodic Computations of Dollar Equivalent Amounts of Revolving Credit Loans that are Optional Currency Loans and Letters of Credit Outstanding; Repayment in Same Currency.

  For purposes of determining utilization of the Revolving Credit Commitments, the Administrative Agent will determine the Dollar Equivalent amount of (i) the outstanding and proposed Revolving Credit Loans that are Optional Currency Loans and Letters of Credit to be denominated in an Optional Currency as of the requested Borrowing Date or date of issuance, as the case may be, (ii) the outstanding Letter of Credit Obligations denominated in an Optional Currency as of the last Business Day of each month, and (iii) the outstanding Revolving Credit Loans denominated in an Optional Currency as of the end of each Interest Period (each such date under clauses (i) through (iii), and any other date on which the Administrative Agent determines it is necessary or advisable to make such computation, in its sole discretion, is referred to as a "Computation Date").  Unless otherwise provided in this Agreement or agreed to by the Administrative Agent and the Company, each Loan and Reimbursement Obligation shall be repaid or prepaid in the same currency in which the Loan or Reimbursement Obligation was made unless repayment in such currency is not possible, in which case repayment shall be made in an alternative form of payment approved by the Required Lenders.

5.13European Monetary Union.

(A)Payments In Euros Under Certain Circumstances.  If (i) any Optional Currency ceases to be lawful currency of the nation issuing the same and is replaced by the Euro or (ii) any Optional Currency and the Euro are at the same time recognized by any governmental authority of the nation issuing such currency as lawful currency of such nation and the Administrative Agent or the Required Lenders shall so request in a notice delivered to the Borrower, then any amount payable hereunder by any party hereto in such Optional Currency shall instead be payable in Euros and the amount so payable shall be determined by translating the amount payable in such Optional Currency to the Euro at the exchange rate established by that nation for the purpose of implementing the replacement of the relevant Optional Currency by the Euro (and the provisions governing payments in Optional Currencies in this Agreement shall apply to such payment in Euros as if such payment in Euros were a payment in an Optional Currency).  Prior to the occurrence of the event or events described in clause (i) or (ii) of the preceding sentence, each amount payable hereunder in any Optional Currency will, except as otherwise provided herein, continue to be payable only in that currency.

(B)Additional Compensation Under Certain Circumstances.  The Borrower agrees, at the request of any Lender, to compensate such Lender for any loss, cost, expense or reduction in return that such Lender shall reasonably determine shall be incurred or sustained by such Lender as a result of the replacement of any Optional Currency by the Euro and that would not have been incurred or sustained but for the transactions provided for herein.  A certificate of any Lender setting forth such Lender's determination of the amount or amounts necessary to compensate such Lender shall be delivered to the Borrower and shall be conclusive absent manifest error so long as such determination is made on a reasonable basis.  The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(C)Requests for Additional Optional Currencies.  The Borrower may deliver to the Administrative Agent a written request that Revolving Credit Loans hereunder also be permitted to be made in any other lawful currency (other than Dollars), in addition to the currencies specified in the definition of "Optional Currency" herein, provided that such currency must be freely traded in the offshore interbank foreign exchange markets, freely transferable, freely convertible into Dollars and available to the Lenders in the Relevant Interbank Market.  The Administrative Agent will notify the Lenders of any such request promptly after the Administrative Agent receives such request.  The Administrative Agent will promptly notify the Borrower of the acceptance or rejection by the Administrative Agent and each of the Lenders of the Borrower's request.  The requested currency shall be approved as an Optional Currency hereunder only if the Administrative Agent and all of the Lenders approve of the Borrower's request.

Article VITERM LOAN

6.1Term Loan Commitments.

  Subject to the terms and conditions hereof, and relying upon the representations and warranties herein set forth, each Lender severally agrees to make a Term Loan to the Borrower on the Amended Credit Agreement Effective Date in Dollars in such principal amount as the Borrower shall request up to, but not exceeding such Lender's Term Loan Commitment.

6.2Nature of Lenders' Obligations with Respect to Term Loans; Repayment Terms.

  The obligations of each Lender to make Term Loans to the Borrower shall be in the proportion that such Lender's Term Loan Commitment bears to the Term Loan Commitments of all Lenders to the Borrower, but each Lender's Term Loan to the Borrower shall never exceed its Term Loan Commitment.  The failure of any Lender to make a Term Loan shall not relieve any other Lender of its obligations to make a Term Loan nor shall it impose any additional liability on any other Lender hereunder.  The Lenders shall have no obligation to make Term Loans hereunder after the Second Amendment Closing Date.  The Term Loan Commitments are not revolving credit commitments, and the Borrower shall not have the right to borrow, repay and reborrow under Section 3.1 [Term Loan Commitments].  The Term Loans shall be payable, with respect to principal, as follows (subject to acceleration upon the occurrence of an Event of Default under this Agreement or termination of this Agreement):  in consecutive quarterly installments, calculated in accordance with the amortization schedule set forth below, commencing on July 2, 2018 and continuing on each Payment Date thereafter, with all remaining outstanding principal on the Term Loans due and payable in full on the Expiration Date.

Year 1	5.0%
Year 2	5.0%
Year 3	7.5%
Year 4	7.5%
Year 5	10%
Expiration Date	Balance

Article VIIINTEREST RATES

7.1Interest Rate Options.

  The Borrower shall pay interest in respect of the outstanding unpaid principal amount of the Loans as selected by it from the Base Rate Option or Euro Rate Option set forth below applicable to the Loans, it being understood that, subject to the provisions of this Agreement, the Borrower may select different Interest Rate Options and different Interest Periods to apply simultaneously to the Loans comprising different Borrowing Tranches and may convert to or renew one or more Interest Rate Options with respect to all or any portion of the Loans comprising any Borrowing Tranche; provided that there shall not be at any one time outstanding more than six (6) Borrowing Tranches in the aggregate among all of the Loans and provided further that if an Event of Default or Potential Default exists and is continuing, the Borrower may not request, convert to, or renew the Euro Rate Option for any Loans and the Required Lenders may demand that all existing Borrowing Tranches bearing interest under the Euro Rate Option shall be converted immediately to the Base Rate Option, subject to the obligation of the Borrower to pay any indemnity under Section 5.10 [Indemnity] in connection with such conversion.  If at any time the designated rate applicable to any Loan made by any Lender exceeds such Lender's highest lawful rate, the rate of interest on such Lender's Loan shall be limited to such Lender's highest lawful rate.  Interest on the principal amount of each Optional Currency Loan shall be paid by the Borrower in such Optional Currency (unless not possible in which case the Required Lenders may permit an alternative form of payment).

(a)Revolving Credit Interest Rate Options; Swing Line Interest Rate.

  The Borrower shall have the right to select from the following Interest Rate Options applicable to the Revolving Credit Loans:

(A)Revolving Credit Base Rate Option:  A fluctuating rate per annum equal to the Base Rate plus the Applicable Margin, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate; or

(B)Revolving Credit Euro Rate Option:  A rate per annum equal to the Euro Rate as determined for each applicable Interest Period plus the Applicable Margin.

Subject to Section 4.3 [Interest After Default], only the Base Rate Option applicable to Revolving Credit Loans shall apply to the Swing Loans.

(b)Term Loan Interest Rate Options.

  The Borrower shall have the right to select from the following Interest Rate Options applicable to the Term Loans:

(A)Term Loan Base Rate Option:  A fluctuating rate per annum equal to the Base Rate plus the Applicable Margin, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate; or

(B)Term Loan Euro Rate Option:  A rate per annum equal to the Euro Rate as determined for each applicable Interest Period plus the Applicable Margin.

(c)Interest Act (Canada).

  For purposes of the Interest Act (Canada): (i) whenever any interest or fee under this Agreement is calculated on the basis of a period of time other than a calendar year, such rate used in such calculation, when expressed as an annual rate, is equivalent to (x) such rate, multiplied by (y) the actual number of days in the calendar year in which the period for which such interest or fee is calculated ends, and divided by (z) the number of days in such period of time, (ii) the principle of deemed reinvestment of interest shall not apply to any interest calculation under this Agreement, and (iii) the rates of interest stipulated in this Agreement are intended to be nominal rates and not effective rates or yields.

(d)Rate Calculations; Rate Quotations.

  All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the Daily LIBOR Rate) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed or, in the case of interest in respect of Loans denominated in Optional Currencies as to which market practice differs from the foregoing, in accordance with such market practice.  The Borrower may call the Administrative Agent on or before the date on which a Loan Request is to be delivered to receive an indication of the rates then in effect, but it is acknowledged that such projection shall not be binding on the Administrative Agent or the Lenders nor affect the rate of interest which thereafter is actually in effect when the election is made.

7.2Interest Periods.

  At any time when the Borrower shall select, convert to or renew Loans under the Euro Rate Option, the Borrower shall notify the Administrative Agent thereof by delivering a Loan Request to the Administrative Agent (i) at least three (3) Business Days prior to the effective date of such Loans under the Euro Rate Option with respect to a Loan denominated in Dollars, and (ii) at least four (4) Business Days prior to the effective date of such Loans under the Euro Rate Option with respect to an Optional Currency Loan.  The notice shall specify an Interest Period during which such Interest Rate Option shall apply.

Notwithstanding the preceding sentence, the following provisions shall apply to any selection of, renewal of, or conversion to a Euro Rate Option:

(a)Amount of Borrowing Tranche.

  Each Borrowing Tranche of Loans under the Euro Rate Option shall be in integral multiples of, and not less than, the respective amounts set forth in Section 2.5.1 [Loan Requests]; and

(b)Renewals.

  In the case of the renewal of a Euro Rate Option at the end of an Interest Period, the first day of the new Interest Period shall be the last day of the preceding Interest Period, without duplication in payment of interest for such day.

(c)No Conversion of Optional Currency Loans.

  No Optional Currency Loan may be converted into a Loan with a different Interest Rate Option, or a Loan denominated in a different Optional Currency.

7.3Interest After Default.

  To the extent permitted by Law, upon the occurrence of an Event of Default and until such time such Event of Default shall have been cured or waived, at the discretion of the Administrative Agent or upon written demand by the Required Lenders to the Administrative Agent:

(a)Letter of Credit Fees, Interest Rate.

  The Letter of Credit Fees and the rate of interest for each Loan otherwise applicable pursuant to Section 2.9.2 [Letter of Credit Fees] or Section 4.1 [Interest Rate Options], respectively, shall be increased by 2.00% per annum;

(b)Other Obligations.

  Each other Obligation hereunder if not paid when due shall bear interest at a rate per annum equal to the sum of the rate of interest applicable to Revolving Credit Loans under the Base Rate Option plus an additional 2.00% per annum from the time such Obligation becomes due and payable and until it is Paid In Full; and

(c)Acknowledgment.

  The Borrower acknowledges that the increase in rates referred to in this Section 4.3 reflects, among other things, the fact that such Loans or other amounts have become a substantially greater risk given their default status and that the Lenders are entitled to additional compensation for such risk, and all such interest shall be payable by Borrower upon demand by Administrative Agent.

7.4Rate Unascertainable; Successor Euro-Rate Index; Illegality; Increased Costs; Deposits Not Available; Optional Currency Not Available.

(a)Unascertainable.

  If on any date on which a Euro Rate would otherwise be determined, the Administrative Agent shall have determined that:

(A)adequate and reasonable means do not exist for ascertaining such Euro Rate, or

(B)a contingency has occurred which materially and adversely affects the Relevant Interbank Market relating to the Euro Rate,

then the Administrative Agent shall have the rights specified in Section 4.4.5 [Administrative Agent’s and Lender’s Rights].

(b)Successor Euro Rate Index.

(A)Notwithstanding anything herein to the contrary, if the Administrative Agent determines (which determination shall be final and conclusive, absent manifest error) that either (a) (i) the circumstances set forth in Section 4.4.1 [Unascertainable] have arisen and are unlikely to be temporary, or (ii) the circumstances set forth in Section 4.4.1 [Unascertainable] have not arisen but the applicable supervisor or administrator (if any) of a Euro Rate or an Official Body having jurisdiction over the Administrative Agent has made a public statement identifying the specific date after which the Euro Rate shall no longer be used for determining interest rates for loans in Dollars or any Optional Currency (either such date, a "Euro Rate Termination Date"), or (b) a rate other than the Euro Rate has become a widely recognized benchmark rate for newly originated loans in Dollars or an applicable Optional Currency in the U.S. market, then the Administrative Agent may (in consultation with the Borrower) choose a replacement index for the Euro Rate in respect of Loans under the Euro Rate Option in Dollars or the applicable Optional Currency, as the case may be, and make adjustments to applicable margins and related amendments to this Agreement as referred to below such that, to the extent practicable, the all-in interest rate based on the replacement index will be substantially equivalent to the all-in Euro Rate based interest rate in effect prior to its replacement.

(B)The Administrative Agent and the Borrower shall enter into an amendment to this Agreement to reflect the replacement index, the adjusted margins and such other related amendments as may be appropriate, in the discretion of the Administrative Agent, for the implementation and administration of the replacement index-based rate.  Notwithstanding anything to the contrary in this Agreement or the other Loan Documents (including, without limitation, Section 11.1 [Modifications, Amendments or Waivers]), such amendment shall become effective without any further action or consent of any other party to this Agreement at 5:00 p.m. on the tenth (10th) Business Day after the date a draft of the amendment is provided to the Lenders, unless the Administrative Agent receives, on or before such tenth (10th) Business Day, a written notice from the Required Lenders stating that such Lenders object to such amendment.

(C)Selection of the replacement index, adjustments to the applicable margins, and amendments to this Agreement (i) will be determined with due consideration to the then-current market practices for determining and implementing a rate of interest for newly originated loans in the United States and loans converted from a Euro Rate based rate to a replacement index-based rate, and (ii) may also reflect adjustments to account for (x) the effects of the transition from the Euro Rate to the replacement index and (y) yield-or risk-based differences between the Euro Rate and the replacement index.

(D)Until an amendment reflecting a new replacement index in accordance with this Section 4.4.2 is effective, each advance, conversion and renewal of a Loan under the Euro Rate Option will continue to bear interest with reference to the Euro Rate; provided however, that if the Administrative Agent determines (which determination shall be final and conclusive, absent manifest error) that a Euro Rate Termination Date has occurred, then following the Euro Rate Termination Date, all Loans as to which the Euro Rate Option would otherwise apply shall automatically be converted to (x) if such Loan is in Dollars, the Base Rate Option and (y) if such Loan is in an Optional Currency to which such Euro Rate Termination Date applies, a Loan in Dollars under the Base Rate Option, in each case, until such time as an amendment reflecting a replacement index and related matters as described above is implemented.

(E)Notwithstanding anything to the contrary contained herein, if at any time the replacement index is less than zero, at such times, such index shall be deemed to be zero for purposes of this Agreement.

(c)Illegality; Increased Costs.

  If at any time any Lender shall have determined in good faith that:

(A)the making, maintenance or funding of any Loan to which a Euro Rate Option applies has been made impracticable or unlawful by compliance by such Lender in good faith with any Law or any interpretation or application thereof by any Official Body or with any request or directive of any such Official Body (whether or not having the force of Law), or

(B)such Euro Rate Option will not adequately and fairly reflect the cost to such Lender of the establishment or maintenance of any such Loan,

then the Administrative Agent shall have the rights specified in Section 4.4.5 [Administrative Agent’s and Lender’s Rights].

(d)Optional Currency Not Available.

  If at any time the Administrative Agent shall have determined that a fundamental change has occurred in the foreign exchange or interbank markets with respect to any Optional Currency (including, without limitation, changes in national or international financial, political or economic conditions or currency exchange rates or exchange controls), then (i) the Administrative Agent shall notify the Borrower of any such determination, and (ii) the Administrative Agent shall have the rights specified in Section 4.4.5 [Administrative Agent's and Lender's Rights].

(e)Administrative Agent's and Lender's Rights.

  In the case of any event specified in Section 4.4.1 [Unascertainable] above and in the case of an event specified in Section 4.4.4 [Optional Currency Not Available] above, the Administrative Agent shall promptly so notify the Lenders and the Borrower thereof, and in the case of an event specified in Section 4.4.3 [Illegality; Increased Costs], such Lender shall promptly so notify the Administrative Agent and endorse a certificate to such notice as to the specific circumstances of such notice, and the Administrative Agent shall promptly send copies of such notice and certificate to the other Lenders and the Borrower.  Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of (A) the Lenders, in the case of such notice given by the Administrative Agent, or (B) such Lender, in the case of such notice given by such Lender, to allow the Borrower to select, convert to or renew a Euro Rate Option or select an Optional Currency, as applicable, shall be suspended until the Administrative Agent shall have later notified the Borrower, or such Lender shall have later notified the Administrative Agent, of the Administrative Agent's or such Lender's, as the case may be, determination that the circumstances giving rise to such previous determination no longer exist.  If at any time the Administrative Agent makes a determination under Section 4.4.1 [Unascertainable] and the Borrower has previously notified the Administrative Agent of its selection of, conversion to or renewal of a Euro Rate Option and such Interest Rate Option has not yet gone into effect, such notification shall be deemed to provide for selection of, conversion to or renewal of the Base Rate Option otherwise available with respect to such Loans.  If any Lender notifies the Administrative Agent of a determination under Section 4.4.3 [Illegality; Increased Costs], the Borrower shall, subject to the Borrower's indemnification Obligations under Section 5.10 [Indemnity], as to any Loan of the Lender to which a Euro Rate Option applies, on the date specified in such notice either (i) as applicable, convert such Loan to the Base Rate Option otherwise available with respect to such Loan or select a different Optional Currency or Dollars, or (ii) prepay such Loan in accordance with Section 5.6 [Voluntary Prepayments].  Absent due notice from the Borrower of conversion or prepayment, such Loan shall automatically be converted to the Base Rate Option otherwise available with respect to such Loan upon such specified date.  If the Administrative Agent makes a determination under Section 4.4.4 [Optional Currency Not Available] then, until the Administrative Agent notifies the Borrower that the circumstances giving rise to such determination no longer exist, (i) the availability of Loans in the affected Optional Currency shall be suspended, (ii) the outstanding Loans in such affected Optional Currency shall be converted into Dollar Loans (in an amount equal to the Dollar Equivalent of such outstanding Optional Currency Loans) (x) on the last day of the then current Interest Period if the Lenders may lawfully continue to maintain Loans in such Optional Currency to such day, or (y) immediately if the Lenders may not lawfully continue to maintain Loans in such Optional Currency, and interest thereon shall thereafter accrue at the Base Rate Option.

7.5Selection of Interest Rate Options.

  If the Borrower fails to select a new Interest Period to apply to any Borrowing Tranche of Loans under the Euro Rate Option at the expiration of an existing Interest Period applicable to such Borrowing Tranche in accordance with the provisions of Section 4.2 [Interest Periods], the Borrower shall be deemed to have converted such Borrowing Tranche to the Base Rate Option, as applicable to Revolving Credit Loans or Term Loans, as the case may be, commencing upon the last day of the existing Interest Period, and such currency conversion to U.S. Dollars shall be determined by the Administrative Agent at the time of conversion.

Article VIIIPAYMENTS

8.1Payments.

  All payments and prepayments to be made in respect of principal, interest, Commitment Fees, Letter of Credit Fees, Administrative Agent's Fee or other fees or amounts due from the Borrower hereunder shall be payable prior to 11:00 a.m. on the date when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower, and without set-off, counterclaim or other deduction of any nature, and an action therefor shall immediately accrue.  Such payments shall be made to the Administrative Agent at the Principal Office for the account of PNC with respect to the Swing Loans and for the ratable accounts of the Lenders with respect to the Revolving Credit Loans or Term Loans in U.S. Dollars and in immediately available funds, and the Administrative Agent shall promptly distribute such amounts to the Lenders in immediately available funds; provided that in the event payments are received by 11:00 a.m. by the Administrative Agent with respect to the Loans and such payments are not distributed to the Lenders on the same day received by the Administrative Agent, the Administrative Agent shall pay the Lenders interest at the Federal Funds Effective Rate in the case of Loans or other amounts due in Dollars, or the Overnight Rate in the case of Loans or other amounts due in an Optional Currency, with respect to the amount of such payments for each day held by the Administrative Agent and not distributed to the Lenders and the Borrower shall have no obligation to reimburse such additional interest or any portion thereof.  The Administrative Agent's and each Lender's statement of account, ledger or other relevant record shall, in the absence of manifest error, be conclusive as the statement of the amount of principal of and interest on the Loans and other amounts owing under this Agreement (including the Equivalent Amounts of the applicable currencies where such computations are required) and shall be deemed an "account stated".  All payments of principal and interest made in respect of the Loans must be repaid in the same currency (whether Dollars or the applicable Optional Currency) in which such Loan was made and all Unpaid Drawings with respect to each Letter of Credit shall be made in the same currency (whether Dollars or the applicable Optional Currency) in which such Letter of Credit was issued; provided however that if repayment in an Optional Currency is not reasonably possible, the Borrower may repay such Loans in another currency or pursuant to an alternative form of payment approved by the Required Lenders.  The Administrative Agent may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of the applicable Borrower with the Administrative Agent.

8.2Pro Rata Treatment of Lenders.

(a)Each borrowing of Revolving Credit Loans shall be allocated to each Lender according to its Ratable Share, and each selection of, conversion to or renewal of any Interest Rate Option and each payment or prepayment by the Borrower with respect to principal, interest, Commitment Fees and Letter of Credit Fees (but excluding the Administrative Agent's Fee and the Issuing Lender's fronting fee) shall (except as otherwise may be provided with respect to a Defaulting Lender and except as provided in Sections 4.4.5 [Administrative Agent's and Lender's Rights] in the case of an event specified in Section 4.4 [Rate Unascertainable; Etc.], 5.6.2 [Replacement of a Lender] or 5.8 [Increased Costs]) be payable ratably among the Lenders entitled to such payment in accordance with the amount of principal, interest, Commitment Fees and Letter of Credit Fees, as set forth in this Agreement.  Notwithstanding any of the foregoing, each borrowing or payment or prepayment by the Borrower of principal, interest, fees or other amounts from the Borrower with respect to Swing Loans shall be made by or to PNC according to Section 2.6.5 [Borrowings to Repay Swing Loans].

(b)Term Loans shall be allocated to each Lender according to its Ratable Share of such Term Loans, and each selection of, conversion to or renewal of any Interest Rate Option and each payment or prepayment by the Borrower with respect to principal and interest (but excluding any fee in connection with any Administrative Agent's Letter) shall (except as otherwise may be provided with respect to a Defaulting Lender and except as provided in Section 4.4.5 [Administrative Agent's and Lender's Rights] in the case of an event specified in Section 4.4 [Rate Unascertainable; Etc.], 5.6.2 [Replacement of a Lender] or 5.8 [Increased Costs]) be payable ratably among the Lenders of Term Loans entitled to such payment in accordance with the amount of principal and interest as set forth in this Agreement.

8.3Sharing of Payments by Lenders.

  If any Lender shall, by exercising any right of setoff, counterclaim or banker's lien, by receipt of voluntary payment, by realization upon security, or by any other non-pro rata source, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender's receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations greater than the pro-rata share of the amount such Lender is entitled thereto, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

(A)if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, together with interest or other amounts, if any, required by Law (including court order) to be paid by the Lender or the holder making such purchase; and

(B)the provisions of this Section 5.3 [Sharing of Payments by Lenders] shall not be construed to apply to (x) any payment made by the Loan Parties pursuant to and in accordance with the express terms of the Loan Documents or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or Participation Advances to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this Section 5.3 [Sharing of Payments by Lenders] shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Loan Party in the amount of such participation.

8.4Presumptions by Administrative Agent.

  Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Lender hereunder that the

Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Lender, as the case may be, the amount due.  In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Lender, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the Issuing Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate (or, for payments in an Optional Currency, the Overnight Rate) and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

8.5Interest Payment Dates.

  Interest on Loans to which the Base Rate Option applies shall be due and payable in arrears on each Payment Date.  Interest on Loans to which the Euro Rate Option applies shall be due and payable on the last day of each Interest Period for those Loans and, if such Interest Period is longer than three (3) Months, also on the 90th day of such Interest Period.  Interest on mandatory prepayments of principal under Section 5.7 [Mandatory Prepayments] shall be due on the date such mandatory prepayment is due.  Interest on the principal amount of each Loan or other monetary Obligation shall be due and payable on demand after such principal amount or other monetary Obligation becomes due and payable (whether on the stated Expiration Date, upon acceleration or otherwise).

8.6Voluntary Prepayments.

(a)Right to Prepay.

  The Borrower shall have the right at its option from time to time to prepay the Loans in whole or part without premium or penalty (except as provided in Section 5.6.2 [Replacement of a Lender] below, in Section 5.8 [Increased Costs] and Section 5.10 [Indemnity]).  Whenever the Borrower desires to prepay any part of the Loans, it shall provide a prepayment notice to the Administrative Agent by 1:00 p.m. at least one (1) Business Day prior to the date of prepayment of the Revolving Credit Loans or Term Loans denominated in Dollars, and at least four (4) Business Days prior to the date of prepayment of any Optional Currency Loans, or no later than 1:00 p.m. on the date of prepayment of Swing Loans, setting forth the following information:

(a)	the date, which shall be a Business Day, on which the proposed prepayment is to be made;
(b)	a statement indicating the application of the prepayment among the Revolving Credit Loans, the Term Loans and Swing Loans;
(c)	a statement indicating the application of the prepayment between Loans to which the Base Rate Option applies and Loans and Optional Currencies to which the Euro Rate Option applies; and
(d)

the total principal amount of such prepayment, which shall not be less than the lesser of (i) the Revolving Facility Usage or (ii) $100,000 for any Swing Loan or $100,000 for any Revolving Credit Loan or Term Loan.

All prepayment notices shall be irrevocable.  The principal amount of the Loans for which a prepayment notice is given, together with interest on such principal amount, shall be due and payable on the date specified in such prepayment notice as the date on which the proposed prepayment is to be made.  All Term Loan prepayments permitted pursuant to this Section 5.6.1 [Right to Prepay] shall be applied to the unpaid installments of principal of the Term Loans in the inverse order of scheduled maturities.  Except as provided in Section 4.4.5 [Administrative Agent's and Lender's Rights], if the Borrower prepays a Loan but fails to specify the applicable Borrowing Tranche which the Borrower is prepaying, the prepayment shall be applied (i) first to Revolving Credit Loans and then to Term Loans; and (ii) after giving effect to the allocations in clause (i) above and in the preceding sentence, first to the Revolving Credit Loans and Term Loans to which the Base Rate Option applies, then to Revolving Credit Loans and Term Loans which are not Optional Currency Loans to which the Euro Rate Option applies, then to Optional Currency Loans, then to Swing Loans to which the Base Rate Option applies.  Any prepayment hereunder shall be subject to the Borrower's Obligation to indemnify the Lenders under Section 5.10 [Indemnity].  Prepayments shall be made in the currency in which such Loan was made unless otherwise directed by the Administrative Agent or agreed to by the Required Lenders.

(b)Replacement of a Lender.

  In the event any Lender (i) gives notice under Section 4.4.3 [Illegality; Increased Costs], (ii) requests compensation under Section 5.8 [Increased Costs], or requires the Borrower to pay any Indemnified Taxes or additional amount to any Lender or any Official Body for the account of any Lender pursuant to Section 5.9 [Taxes], (iii) is a Defaulting Lender, (iv) becomes subject to the control of an Official Body (other than normal and customary supervision), or (v) is a Non-Consenting Lender referred to in Section 11.1 [Modifications, Amendments or Waivers], then in any such event the Borrower may, at its sole option and expense, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.8 [Successors and Assigns]), all of its interests, rights (other than existing rights to payments pursuant to Sections 5.8 [Increased Costs] or 5.9 [Taxes]) and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(A)the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 11.8.2(iv);

(B)such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and Participation Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 5.10 [Indemnity]) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(C)in the case of any such assignment resulting from a claim for compensation under Section 5.8.1 [Increased Costs Generally] or payments required to be made pursuant to Section 5.9 [Taxes], such assignment will result in a reduction in such compensation or payments the Borrower will be liable for thereafter; and

(D)such assignment does not conflict with applicable Law.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

(c)Designation of a Different Lending Office.

  If any Lender requests compensation under Section 5.8 [Increased Costs], or the Borrower is or will be required to pay any Indemnified Taxes or additional amounts to any Lender or any Official Body for the account of any Lender pursuant to Section 5.9 [Taxes], then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 5.8 [Increased Costs] or Section 5.9 [Taxes], as the case may be, in the future, and (ii) would not subject such Lender to any material unreimbursed cost or expense and would not otherwise be materially disadvantageous to such Lender.  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment

8.7Mandatory Prepayments.

(a)Sale of Assets and Recovery Events.

  If the Borrower or any of its Subsidiaries receives Net Cash Proceeds from any Asset Sales or Recovery Events, the Borrower shall make a mandatory prepayment (subject to Borrower's indemnity obligations under Sections 5.8 [Increased Costs] and 5.10 [Indemnity]) of principal on the Term Loans (a) if a Reinvestment Notice has been given with respect to such Asset Sales or Recovery Events, within one hundred eighty (180) days of the date of receipt by the Borrower or any of its Subsidiaries of such Net Cash Proceeds in an amount equal to the portion of such Net Cash Proceeds remaining un-reinvested at the expiration of such one hundred eighty (180) day period, and (b) if no Reinvestment Notice has been given with respect to such Asset Sales or Recovery Events, within sixty (60) days of the date of receipt by the Borrower or any of its Subsidiaries of such Net Cash Proceeds in an amount equal to 100% of such Net Cash Proceeds.  All prepayments pursuant to this Section 5.7.1 shall be applied to payment of the principal amount of the Term Loans by application to the unpaid installments of principal in the reverse order of scheduled maturities.

(b)Equity Issuances.

  Upon any Equity Issuances, the Borrower shall prepay (subject to Borrower's indemnity obligations under Sections 5.8 [Increased Costs] and 5.10 [Indemnity]) the Term Loans (a) if an Equity Reinvestment Notice has been given with respect to such Equity Issuance, within one hundred eighty (180) days of the date of receipt by the Borrower or any of its Subsidiaries of such Net Cash Proceeds in an amount equal to the portion of such Net Cash Proceeds remaining un-reinvested at the expiration of such one hundred eighty (180) day period, and (b) if no Equity Reinvestment Notice has been given with respect to such Equity Issuance, within five (5) Business Days of the date of receipt by the Borrower or any of its Subsidiaries of such Net Cash Proceeds in an amount equal to 100% of such Net Cash Proceeds. All prepayments pursuant to this Section 5.7.2 shall be applied to payment of the principal amount of the Term Loans by application to the unpaid installments of principal in the reverse order of scheduled maturities.

(c)Debt Issuances.

  Upon the incurrence or issuance by any Loan Party or any of its Subsidiaries of any Indebtedness not permitted to be incurred or issued in accordance with Section 8.2.1 [Indebtedness], the Borrower shall prepay (subject to Borrower's indemnity obligations under Sections 5.8 [Increased Costs] and 5.10 [Indemnity]) the Term Loans in an amount equal to one hundred percent (100%) of the Net Cash Proceeds of such debt isssuance, such prepayment to be effected within five (5) Business Days following the receipt of the proceeds of such debt issuances.  All prepayments pursuant to this Section 5.7.3 shall be applied to payment of the principal amount of the Term Loans by application to the unpaid installments of principal in the reverse order of scheduled maturities.

(d)Project Falcon Acquitision.

  If, for any reason, the Project Falcon Acquisition is not consummated within thirty (30) days after the Amended Credit Agreement Effective Date, the Borrower shall prepay (subject to Borrower's indemnity obligations under Sections 5.8 [Increased Costs] and 5.10 [Indemnity]) the Term Loans in full within five (5) days following Borrower's knowledge that the Project Falcon Acquisition will not be consummated, but in no event later than thirty-five (35) days after the Amended Credit Agreement Effective Date.

(e)Currency Fluctuations.

   If on any Computation Date the Revolving Facility Usage is equal to or greater than the Revolving Credit Commitments as a result of a change in exchange rates between one (1) or more Optional Currencies and Dollars, then the Administrative Agent shall notify the Borrower of the same.  The Borrower shall pay or prepay (subject to Borrower's indemnity obligations under Sections 5.8 [Increased Costs] and 5.10 [Indemnity]) within one (1) Business Day after receiving such notice such that the Revolving Facility Usage shall not exceed the aggregate Revolving Credit Commitments after giving effect to such payments or prepayments

(f)Application Among Interest Rate Options.

  All prepayments required pursuant to this Section 5.7 shall first be applied among the Interest Rate Options to the principal amount of the Loans subject to the Base Rate Option, then to Loans denominated in Dollars and subject to a Euro Rate Option, then to the Optional Currency Loans.  In accordance with Section 5.10 [Indemnity], the Borrower shall indemnify the Lenders for any loss or expense incurred with respect to any such prepayments applied against Loans subject to a Euro Rate Option on any day other than the last day of the applicable Interest Period.

8.8Increased Costs.

(a)Increased Costs Generally.

  If any Change in Law shall:

(A)impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement which is addressed separately in this Section 5.8) or the Issuing Lender;

(B)subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (ii) through (iv) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(C)impose on any Lender, the Issuing Lender or the Relevant Interbank Market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender, the Issuing Lender or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, the Issuing Lender or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, the Issuing Lender or other Recipient, the Borrower will pay to such Lender, the Issuing Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender, as the case may be, for such additional costs incurred or reduction suffered.

(b)Capital Requirements.

  If any Lender or the Issuing Lender determines in good faith that any Change in Law affecting such Lender or the Issuing Lender or any lending office of such Lender or such Lender's or the Issuing Lender's holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuing Lender's capital or on the capital of such Lender's or the Issuing Lender's holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swing Loans held by, such Lender, or the Letters of Credit issued by the Issuing Lender, to a level below that which such Lender or the Issuing Lender or such Lender's or the Issuing Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Lender's policies and the policies of such Lender's or the Issuing Lender's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender or such Lender's or the Issuing Lender's holding company for any such reduction suffered.

(c)Certificates for Reimbursement; Repayment of Outstanding Loans; Borrowing of New Loans.

  A certificate of a Lender or the Issuing Lender setting forth the amount or amounts necessary to compensate such Lender or the Issuing Lender or its holding company, as the case may be, as specified in Sections 5.8.1 [Increased Costs Generally] or 5.8.2 [Capital Requirements] and delivered to the Borrower shall include in reasonable detail the basis therefor and the calculation thereof and shall be conclusive absent manifest error.  The Borrower shall pay such Lender or the Issuing Lender, as the case may be, the amount shown as due on any such certificate within twenty (20) days after receipt thereof.

(d)Delay in Requests.

  Failure or delay on the part of any Lender or the Issuing Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or the Issuing Lender's right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or the Issuing Lender pursuant to this Section for any increased costs incurred or reductions suffered more than six (6) months prior to the date that such Lender or the Issuing Lender, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the Issuing Lender's intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six (6) month period referred to above shall be extended to include the period of retroactive effect thereof).

(e)Additional Reserve Requirements.

  The Borrower shall pay to each Lender (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including eurocurrency funds or deposits, additional interest on the unpaid principal amount of each Loan under the Euro Rate Option equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error), and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement under Regulation D or under any similar, successor or analogous requirement of the Board of Governors of the Federal Reserve System (or any successor) or any other central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Loans under the Euro Rate Option, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error), which in each case shall be due and payable on each date on which interest is payable on such Loan; provided that in each case the Borrower shall have received at least ten (10) days’ prior notice (with a copy to the Administrative Agent) of such additional interest or costs from such Lender. If a Lender fails to give notice ten days prior to the relevant Payment Date, such additional interest or costs shall be due and payable ten days from receipt of such notice.

8.9Taxes.

(a)Issuing Lender.

  For purposes of this Section 5.9, the term "Lender" includes the Issuing Lender and the term "applicable Law" includes FATCA.

(b)Payments Free of Taxes.

  Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be without deduction or withholding for any Taxes, except as required by applicable Law.  If any applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Official Body in accordance with applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 5.9 [Taxes]) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c)Payment of Other Taxes by the Loan Parties.

  The Loan Parties shall timely pay to the relevant Official Body in accordance with applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d)Indemnification by the Loan Parties.

  The Loan Parties shall jointly and severally indemnify each Recipient, within ten (10) Business Days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 5.9 [Taxes]) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Official Body.  A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)Indemnification by the Lenders.

  Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of any of the Loan Parties to do so), (ii) any Taxes attributable to such Lender's failure to comply with the provisions of Section 11.8.4 [Participations] relating to the maintenance of a Participant Register, and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Official Body.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 5.9.5 [Indemnification by the Lenders].

(f)Evidence of Payments.

  As soon as practicable after any payment of Taxes by any Loan Party to an Official Body pursuant to this Section 5.9 [Taxes], such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Official Body evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g)Status of Lenders.

(A)Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 5.9.7(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender's reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(B)Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Borrower,

a.any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

b.any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

1.in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the "interest" article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the "business profits" or "other income" article of such tax treaty;

2.executed originals of IRS Form W-8ECI;

3.in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit 5.9.7(A) to the effect that such Foreign Lender is not (A) a "bank" within the meaning of Section 881(c)(3)(A) of the Code, (B) a "10 percent shareholder" of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a "controlled foreign corporation" described in Section 881(c)(3)(C) of the Code (a "U.S. Tax Compliance Certificate") and (y) executed originals of IRS Form W-8BEN; or

4.to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit 5.9.7(B) or Exhibit 5.9.7(C), IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit 5.9.7(D) on behalf of each such direct and indirect partner;

c.any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

d.if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender's obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), "FATCA" shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(h)Treatment of Certain Refunds.

  If any party determines in good faith that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 5.9 [Taxes] (including by the payment of additional amounts pursuant to this Section 5.9 [Taxes]), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 5.9 [Taxes] with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Official Body with respect to such refund).  Such indemnifying party, upon the request of such indemnified party incurred in connection with obtaining such refund, shall repay to such indemnified party the amount paid over pursuant to this Section 5.9.8 [Treatment of Certain Refunds] (plus any penalties, interest or other charges imposed by the relevant Official Body) in the event that such indemnified party is required to repay such refund to such Official Body.  Notwithstanding anything to the contrary in this Section 5.9.8 [Treatment of Certain Refunds]), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 5.9.8 [Treatment of Certain Refunds] the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i)Survival.

  Each party's obligations under this Section 5.9 [Taxes] shall survive the resignation of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all Obligations.

8.10Indemnity.

  In addition to the compensation or payments required by Section 5.8 [Increased Costs]or Section 5.9 [Taxes], the Borrower shall indemnify each Lender against all liabilities, losses or expenses (including any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan, from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract) which such Lender sustains or incurs as a consequence of any:

(A)payment, prepayment, conversion or renewal of any Loan to which a Euro Rate Option applies on a day other than the last day of the corresponding Interest Period (whether or not such payment or prepayment is mandatory, voluntary or automatic and whether or not such payment or prepayment is then due), or any voluntary prepayment without the required notice, or

(B)attempt by the Borrower to revoke (expressly, by later inconsistent notices or otherwise) in whole or part any Loan Requests under Section 2.5 [Loan Requests; Swing Loan Requests] or Section 4.2 [Interest Periods] or notice relating to prepayments under Section 5.6 [Voluntary Prepayments].

If any Lender sustains or incurs any such loss or expense, it shall from time to time notify the Borrower of the amount determined in good faith by such Lender (which determination may include such assumptions, allocations of costs and expenses and averaging or attribution methods as such Lender shall in good faith deem reasonable) to be necessary to indemnify such Lender for such loss or expense.  Such notice shall set forth in reasonable detail the basis for such determination.  Such amount shall be due and payable by the Borrower to such Lender ten (10) Business Days after such notice is given.

8.11Settlement Date Procedures.

  In order to minimize the transfer of funds between the Lenders and the Administrative Agent, the Borrower may borrow, repay and reborrow Swing Loans and PNC may make Swing Loans as provided in Section 2.1.2 [Swing Loan Commitments] hereof during the period between Settlement Dates.  The Administrative Agent shall notify each Lender of its Ratable Share of the total of the Revolving Credit Loans and the Swing Loans (each a "Required Share").  On such Settlement Date, each Lender shall pay to the Administrative Agent the amount equal to the difference between its Required Share and its Revolving Credit Loans, and the Administrative Agent shall pay to each Lender its Ratable Share of all payments made by the Borrower to the Administrative Agent with respect to the Revolving Credit Loans.  The Administrative Agent shall also effect settlement in accordance with the foregoing sentence on the proposed Borrowing Dates for Revolving Credit Loans and on any mandatory prepayment date as provided for herein and may at its option effect settlement on any other Business Day.  These settlement procedures are established solely as a matter of administrative convenience, and nothing contained in this Section 5.11 shall relieve the Lenders of their obligations to fund Revolving Credit Loans on dates other than a Settlement Date pursuant to Section 2.1.2 [Swing Loan Commitment].  The Administrative Agent may at any time at its option for any reason whatsoever require each Lender to pay immediately to the Administrative Agent such Lender's Ratable Share of the outstanding Revolving Credit Loans and each Lender may at any time require the Administrative Agent to pay immediately to such Lender its Ratable Share of all payments made by the Borrower to the Administrative Agent with respect to the Revolving Credit Loans.

8.12Currency Conversion Procedures for Judgments.

  If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in any currency (the "Original Currency") into another currency (the "Other Currency"), the parties hereby agree, to the fullest extent permitted by Law, that the rate of exchange used shall be that at which in accordance with normal lending procedures the Administrative Agent could purchase the Original Currency with the Other Currency after any premium and costs of exchange on the Business Day preceding that on which final judgment is given.

8.13Indemnity in Certain Events.

  The obligation of Borrower in respect of any sum due from Borrower to any Lender hereunder shall, notwithstanding any judgment in an Other Currency, whether pursuant to a judgment or otherwise, be discharged only to the extent that, on the Business Day following receipt by any Lender of any sum adjudged to be so due in such Other Currency, such Lender may in accordance with normal lending procedures purchase the Original Currency with such Other Currency.  If the amount of the Original Currency so purchased is less than the sum originally due to such Lender in the Original Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment or payment, to indemnify such Lender against such loss.

Article IXREPRESENTATIONS AND WARRANTIES

9.1Representations and Warranties.

  The Loan Parties, jointly and severally, represent and warrant to the Administrative Agent and each of the Lenders as follows:

(a)Organization and Qualification; Power and Authority; Compliance With Laws; Title to Properties; Event of Default.

  Each Loan Party and each Subsidiary of each Loan Party (i) is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (ii) has the lawful power to own or lease its properties and to engage in the business it presently conducts or proposes to conduct, (iii) is duly licensed or qualified and in good standing, or, solely with respect to Sun Hydraulics, LLC, application for qualification has been made therefor and such qualifications shall have been received no later than the date that is sixty (60) Business Days following the First Amendment Closing Date, in each jurisdiction listed on Schedule 6.1.1 and in all other jurisdictions where the property owned or leased by it or the nature of the business transacted by it or both makes such licensing or qualification necessary, (iv) has full power to enter into, execute, deliver and carry out this Agreement and the other Loan Documents to which it is a party, to incur the Indebtedness contemplated by the Loan Documents and to perform its Obligations under the Loan Documents to which it is a party, and all such actions have been duly authorized by all necessary proceedings on its part, (v) is in compliance in all material respects with all applicable Laws (other than Environmental Laws which are specifically addressed in Section 6.1.14 [Environmental Matters]) in all jurisdictions in which any Loan Party or Subsidiary of any Loan Party is presently doing business except where the failure to do so would not constitute a Material Adverse Change, and (vi) has good and marketable title to or valid leasehold interest in all properties, assets and other rights which it purports to own or lease or which are reflected as owned or leased on its books and records, free and clear of all Liens and encumbrances except Permitted Liens.  No Event of Default or Potential Default exists or is continuing.

(b)Subsidiaries; Investment Companies.

  Schedule 6.1.2 states the name of each of the Borrower's Subsidiaries, its jurisdiction of organization and the amount,

percentage and type of equity interests in such Subsidiary (the "Subsidiary Equity Interests"). The Borrower and each Subsidiary of the Borrower has good and marketable title to all of the Subsidiary Equity Interests it purports to own, free and clear in each case of any Lien and all such Subsidiary Equity Interests have been validly issued, fully paid and nonassessable.  None of the Loan Parties or Subsidiaries of any Loan Party is an "investment company" registered or required to be registered under the Investment Company Act of 1940 or under the "control" of an "investment company" as such terms are defined in the Investment Company Act of 1940 and shall not become such an "investment company" or under such "control."

(c)Validity and Binding Effect.

  This Agreement and each of the other Loan Documents (i) has been duly and validly executed and delivered by each Loan Party, and (ii) constitutes, or will constitute, legal, valid and binding obligations of each Loan Party which is or will be a party thereto, enforceable against such Loan Party in accordance with its terms.

(d)No Conflict; Material Agreements; Consents.

  Neither the execution and delivery of this Agreement or the other Loan Documents by any Loan Party nor the consummation of the transactions herein or therein contemplated or compliance with the terms and provisions hereof or thereof by any of them will conflict with, constitute a default under or result in any breach of (i) the terms and conditions of the certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents of any Loan Party or (ii) any Law or any material agreement or instrument or order, writ, judgment, injunction or decree to which any Loan Party or any of its Subsidiaries is a party or by which it or any of its Subsidiaries is bound or to which it is subject, or result in the creation or enforcement of any Lien, charge or encumbrance whatsoever upon any property (now or hereafter acquired) of any Loan Party or any of its Subsidiaries (other than Liens granted under the Loan Documents).  There is no default under such material agreement (referred to above) and none of the Loan Parties or their Subsidiaries is bound by any contractual obligation, or subject to any restriction in any organization document, or any requirement of Law which could result in a Material Adverse Change.  No consent, approval, exemption, order or authorization of, or a registration or filing with, any Official Body or any other Person is required by any Law or any agreement in connection with the execution, delivery and carrying out of this Agreement and the other Loan Documents.

(e)Litigation.

  There are no actions, suits, proceedings or investigations pending or, to the knowledge of any Loan Party, threatened against such Loan Party or any Subsidiary of such Loan Party at law or in equity before any Official Body which individually or in the aggregate may result in any Material Adverse Change.  None of the Loan Parties or any Subsidiaries of any Loan Party is in violation of any order, writ, injunction or any decree of any Official Body which may result in any Material Adverse Change.

(f)Financial Statements.

(A)Historical Statements.  The Borrower has delivered to the Administrative Agent copies of its audited consolidated year-end financial statements for and as of the end of the fiscal year ended January 2, 2016.  In addition, the Borrower has delivered to the Administrative Agent copies of its unaudited consolidated interim financial statements for the fiscal year to date and as of the end of the fiscal quarter ended October 1, 2016 (all such annual and interim statements being collectively referred to as the "Statements").  The Statements were compiled from the books and records maintained by the Borrower's management, are correct and complete and fairly represent the consolidated financial condition of the Borrower and its Subsidiaries as of the respective dates thereof and the results of operations for the fiscal periods then ended and have been prepared in accordance with GAAP consistently applied, subject (in the case of the interim statements) to normal year-end audit adjustments.

(B)Accuracy of Financial Statements.  Neither the Borrower nor any Subsidiary of the Borrower has any liabilities, contingent or otherwise, or forward or long-term commitments that are not disclosed in the Statements or in the notes thereto, and except as disclosed therein there are no unrealized or anticipated losses from any commitments of the Borrower or any Subsidiary of the Borrower which may cause a Material Adverse Change.  Since January 2, 2016, no Material Adverse Change has occurred.

(g)Margin Stock.

  None of the Loan Parties or any Subsidiaries of any Loan Party engages or intends to engage principally, or as one of its important activities, in the business of extending credit for the purpose, immediately, incidentally or ultimately, of purchasing or carrying margin stock (within the meaning of Regulation U, T or X as promulgated by the Board of Governors of the Federal Reserve System).  No part of the proceeds of any Loan has been or will be used, immediately, incidentally or ultimately, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or which is inconsistent with the provisions of the regulations of the Board of Governors of the Federal Reserve System.  None of the Loan Parties or any Subsidiary of any Loan Party holds or intends to hold margin stock in such amounts that more than 25% of the reasonable value of the assets of any Loan Party or Subsidiary of any Loan Party are or will be represented by margin stock.

(h)Full Disclosure.

  Neither this Agreement nor any other Loan Document, nor any certificate, statement, agreement or other documents furnished to the Administrative Agent or any Lender in connection herewith or therewith, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading.  There is no fact known to any Loan Party which materially adversely affects the business, property, assets, financial condition, results of operations or prospects of any Loan Party or Subsidiary of any Loan Party which has not been set forth in this Agreement or in the certificates, statements, agreements or other documents furnished in writing to the Administrative Agent and the Lenders prior to or at the date hereof in connection with the transactions contemplated hereby.

(i)Taxes.

  All federal, state, local and other tax returns required to have been filed with respect to each Loan Party and each Subsidiary of each Loan Party have been filed, and payment or adequate provision has been made for the payment of all taxes, fees, assessments and other governmental charges which have or may become due pursuant to said returns or to assessments received, except to the extent that such taxes, fees, assessments and other charges are being contested in good faith by appropriate proceedings diligently conducted and for which such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made.

(j)Patents, Trademarks, Copyrights, Licenses, Etc.

  Each Loan Party and each Subsidiary of each Loan Party owns or possesses all the material patents, trademarks,

service marks, trade names, copyrights, licenses, registrations, franchises, permits and rights necessary to own and operate its properties and to carry on its business as presently conducted and planned to be conducted by such Loan Party or Subsidiary, without known possible, alleged or actual conflict with the rights of others.

(k)Liens in the Collateral.

  The Liens in the Collateral granted to the Administrative Agent for the benefit of the Lenders pursuant to the Collateral Assignment, the Patent, Trademark and Copyright Security Agreement, the Pledge Agreement and the Security Agreement (collectively, the "Collateral Documents") constitute and will continue to constitute Prior Security Interests.  All filing fees and other expenses in connection with the perfection of such Liens have been or will be paid by the Borrower.

(l)Insurance.

  The properties of each Loan Party and each of its Subsidiaries are insured pursuant to policies and other bonds which are valid and in full force and effect and which provide adequate coverage from reputable and financially sound insurers in amounts sufficient to insure the assets and risks of each such Loan Party and Subsidiary in accordance with prudent business practice in the industry of such Loan Parties and Subsidiaries.

(m)ERISA Compliance.

(A)Each Pension Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state Laws.  Each Pension Plan that is intended to qualify under Section 401(a) of the Code has received from the IRS a favorable determination or opinion letter, which has not by its terms expired, that such Pension Plan is so qualified, or such Pension Plan is entitled to rely on an IRS advisory or opinion letter with respect to an IRS-approved master and prototype or volume submitter plan,  or a timely application for such a determination or opinion letter is currently being processed by the IRS with respect thereto; and, to the best knowledge of Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification.  Borrower and each member of the ERISA Group have made all required contributions to each Pension Plan subject to Sections 412 or 430 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Sections 412 or 430 of the Code has been made with respect to any Pension Plan.

(B)No ERISA Event has occurred or is reasonably expected to occur; (a) no Pension Plan has any unfunded pension liability (i.e., excess of benefit liabilities over the current value of that Pension Plan's assets, determined pursuant to the assumptions used for funding the Pension Plan for the applicable plan year in accordance with Section 430 of the Code); (b) neither Borrower nor any member of the ERISA Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (c) neither Borrower nor any member of the ERISA Group has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 of ERISA, with respect to a Multiemployer Plan; (d) neither Borrower nor any member of the ERISA Group has received notice pursuant to Section 4242(a)(1)(B) of ERISA that a Multiemployer Plan is in reorganization and that additional contributions are due to the Multiemployer Plan pursuant to Section 4243 of ERISA; and (e) neither Borrower nor any member of the ERISA Group has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

(n)Environmental Matters.

  Each Loan Party is and, to the knowledge of each respective Loan Party and each of its Subsidiaries is and has been in compliance with applicable Environmental Laws except as disclosed on Schedule 6.1.14; provided that such matters so disclosed could not in the aggregate result in a Material Adverse Change.

(o)Solvency.

  On the Closing Date and after giving effect to the initial Loans hereunder, each of the Loan Parties is Solvent.

(p)Anti-Terrorism Laws.

(A)(i) No Covered Entity is a Sanctioned Person, and (ii) no Covered Entity, either in its own right or through any third party, (a) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law, (b) does business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; or (c) engages in any dealings or transactions prohibited by any Anti-Terrorism Law.

(q)EEA Financial Institution.

  No Loan Party is an EEA Financial Institution.

(r)Material Contracts; Burdensome Restrictions.

The material contracts relating to the business operations of each Loan Party and, to the Loan Parties' knowledge, each Subsidiary of any Loan Party which is not itself a Loan Party, including all employee benefit plans and Multiemployer Plans are valid, binding and enforceable upon such Loan Party or Subsidiary and each of the other parties thereto in accordance with their respective terms, and there is no default by such Loan Party or such Subsidiary thereunder, or, to the Loan Parties' knowledge, parties other than such Loan Party or such Subsidiary, as applicable.  None of the Loan Parties or their respective Subsidiaries is bound by any contractual obligation, or subject to any restriction in any organization document, or any requirement of Law which would reasonably be expected to result in a Material Adverse Change.

(s)Employment Matters.

  As of the Effective Date, there are no strikes, lockouts or slowdowns against any Loan Party or any Subsidiary of any Loan Party pending or, to the knowledge of any Loan Party, threatened.  The hours worked by and payments made to employees of the Loan Parties and their Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable federal, state, local or foreign law dealing with such matters.  All payments due from any Loan Party or any Subsidiary of any Loan Party, or for which any claim may be made against any Loan Party or any such Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of such Loan Party or such Subsidiary.

9.2Updates to Schedules.

  Should any of the information or disclosures provided on any of the Schedules attached hereto become outdated or incorrect in any material respect, the Borrower shall promptly provide the Administrative Agent in writing with such revisions or updates to such Schedule as may be necessary or appropriate to update or correct same.  No Schedule shall be deemed to have been amended, modified or superseded by any such correction or update, nor shall any breach of warranty or representation resulting from the inaccuracy or incompleteness of any such Schedule be deemed to have been cured thereby, unless and until the Required Lenders, in their sole and absolute discretion, shall have accepted in writing such revisions or updates to such Schedule.

Article XCONDITIONS OF LENDING AND ISSUANCE OF LETTERS OF CREDIT

The obligation of each Lender to make Loans and of the Issuing Lender to issue Letters of Credit hereunder is subject to the performance by each of the Loan Parties of its Obligations to be performed hereunder at or prior to the making of any such Loans or issuance of such Letters of Credit and to the satisfaction of the following further conditions:

10.1First Loans and Letters of Credit.

(a)Deliveries.

  On the Closing Date, the Administrative Agent shall have received each of the following in form and substance satisfactory to the Administrative Agent:

(A)A certificate of each of the Loan Parties signed by an Authorized Officer, dated the Closing Date stating that (v) all representations and warranties of the Loan Parties set forth in this Agreement are true and correct in all material respects, except for representations and warranties which (A) specifically refer to an earlier date which shall have been true and correct in all material respects as of such earlier date referred to therein, and (B) are qualified by materiality which will be true and correct in all respects, (w) the Loan Parties are in compliance with each of the covenants and conditions hereunder, (x) no Event of Default or Potential Default exists, (y) the Loan Parties are in compliance with ERISA and applicable labor laws, and (z) no Material Adverse Change has occurred since the date of the last audited financial statements of the Borrower delivered to the Administrative Agent;

(B)A certificate dated the Closing Date and signed by the Secretary or an Assistant Secretary of each of the Loan Parties, certifying as appropriate as to: (a) all action taken by each Loan Party in connection with this Agreement and the other Loan Documents; (b) the names of the Authorized Officers authorized to sign the Loan Documents and their true signatures; and (c) copies of its organizational documents as in effect on the Closing Date certified by the appropriate state official where such documents are filed in a state office together with certificates from the appropriate state officials as to the continued existence and good standing of each Loan Party in each state where organized or qualified to do business;

(C)This Agreement and each of the other Loan Documents signed by an Authorized Officer and all appropriate financing statements and appropriate stock powers and certificates evidencing the pledged Collateral;

(D)A written opinion of counsel for the Loan Parties, dated the Closing Date in form and substance acceptable to the Administrative Agent and its counsel;

(E)Evidence that adequate insurance, including flood insurance, if applicable, required to be maintained under this Agreement is in full force and effect, with additional insured and lender loss payable special endorsements attached thereto in form and substance satisfactory to the Administrative Agent and its counsel naming the Administrative Agent as additional insured and lender loss payee;

(F)A duly completed Compliance Certificate as of the last day of the fiscal quarter of Borrower most recently ended prior to the Closing Date, signed by an Authorized Officer of Borrower;

(G)The Project Cologne Acquisition Agreement, together with each other document, agreement and instrument relating to the Project Cologne Acquisition, to the extent entered into on or prior to the Closing Date;

(H)To the extent any portion of the Project Cologne Acquisition is funded from proceeds of the Revolving Credit Loans on the Closing Date, all material governmental, shareholder and third party consents and approvals (including Hart-Scott-Rodino clearance, if required, and all applicable state and local regulatory bodies) necessary to consummate the applicable portion of the Project Cologne Acquisition;

(I)To the extent any portion of the Project Cologne Acquisition is funded from proceeds of the Revolving Credit Loans on the Closing Date, a pro forma five-year projection model in form acceptable to Administrative Agent of the Target;

(J)Evidence that the Leverage Ratio is not greater than 3.00 to 1.00, such calculation to be made on a pro forma basis after giving effect to the Acquisition;

(K)All material consents, regulatory approvals and licenses required to effectuate the transactions contemplated hereby;

(L)Absence of any legal or regulatory prohibitions or restrictions in connection with the transactions contemplated hereby;

(M)Absence of any Material Adverse Change from the information previously delivered to the Administrative Agent in connection with the transactions contemplated hereby;

(N)To the extent that the Project Cologne Acquisition is funded from proceeds of the Revolving Credit Loans on the Closing Date, the absence of any "Material Adverse Effect" as defined in the Project Cologne Acquisition Agreement;

(O)A Lien search in acceptable scope and with acceptable results;

(P)An executed landlord’s waiver or other lien waiver agreement from the lessor, warehouse operator or other applicable Person for each leased Collateral location as required under the Security Agreement;

(Q)Receipt of the Loan Parties’ most recent audited financial statements, prepared in accordance with GAAP;

(R)Evidence that any existing credit agreements, and the obligations thereunder have been paid in full and, if applicable, all liens and security interests related thereto shall have been released;

(S)Such other documents in connection with such transactions as the Administrative Agent or its counsel may reasonably request.

(b)Payment of Fees.

  The Borrower shall have paid all fees and expenses payable on or before the Closing Date as required by this Agreement, the Administrative Agent's Letter or any other Loan Document.

10.2Each Loan or Letter of Credit.

  At the time of making any Loans or issuing, extending or increasing any Letters of Credit and after giving effect to the proposed extensions of credit: (i) the representations and warranties of the Loan Parties shall then be true and correct in all material respects, except for representations and warranties which (A) specifically refer to an earlier date which shall have been true and correct in all material respects as of such earlier date referred to therein, and (B) are qualified by materiality which will be true and correct in all respects, (ii) no Event of Default or Potential Default shall have occurred and be continuing, (iii) the making of the Loans or issuance, extension or increase of such Letter of Credit shall not contravene any Law applicable to any Loan Party or any of the Lenders, (iv) the Borrower shall have delivered to the Administrative Agent a duly executed and completed Loan Request or to the Issuing Lender an application for a Letter of Credit, as the case may be, and (v) in the case of any Loan or Letter of Credit to be denominated in an Optional Currency, there shall not have occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which in the reasonable opinion of the Administrative Agent, the Required Lenders (in the case of any Loans to be denominated in an Optional Currency) or the Issuing Lender (in the case of any Letter of Credit to be denominated in an Optional Currency) would make it impracticable for such Loan or Letter of Credit to be denominated in the relevant Optional Currency.

Article XICOVENANTS

The Loan Parties, jointly and severally, covenant and agree that until Payment In Full, the Loan Parties shall comply at all times with the following covenants:

11.1Affirmative Covenants.

(a)Preservation of Existence, Etc.

  Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain its legal existence as a corporation, limited partnership or limited liability company and its license or qualification and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary, except as otherwise expressly permitted in Section 8.2.6 [Liquidations, Mergers, Etc.].

(b)Payment of Liabilities, Including Taxes, Etc.

  Each Loan Party shall, and shall cause each of its Subsidiaries to, duly pay and discharge all liabilities to which it is subject or which are asserted against it, promptly as and when the same shall become due and payable, including all taxes, assessments and governmental charges upon it or any of its properties, assets, income or profits, prior to the date on which penalties attach thereto, except to the extent that such liabilities, including taxes, assessments or charges, are being contested in good faith and by appropriate and lawful proceedings diligently conducted and for which such reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made.

(c)Maintenance of Insurance.

  Each Loan Party shall, and shall cause each of its Subsidiaries to, insure its properties and assets against loss or damage by fire and such other insurable hazards as such assets are commonly insured (including fire, extended coverage, property damage, workers' compensation, public liability and business interruption insurance) and against other risks (including errors and omissions) in such amounts as similar properties and assets are insured by prudent companies in similar circumstances carrying on similar businesses, and with reputable and financially sound insurers, including self-insurance to the extent customary, all as reasonably determined by the Administrative Agent.  The Loan Parties shall comply with the covenants and provide the endorsement set forth on Schedule 8.1.3 relating to property and related insurance policies covering the Collateral.

(d)Maintenance of Properties and Leases.

  Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain in good repair, working order and condition (ordinary wear and tear excepted) in accordance with the general practice of other businesses of similar character and size, all of those properties useful or necessary to its business, and from time to time, such Loan Party will make or cause to be made all appropriate repairs, renewals or replacements thereof.

(e)Visitation Rights.

  Each Loan Party shall, and shall cause each of its Subsidiaries to, permit any of the officers or authorized employees or representatives of the Administrative Agent or any of the Lenders to visit and inspect any of its properties and to examine and make excerpts from its books and records and discuss its business affairs, finances and accounts with its officers, all in such detail and at such times and as often as any of the Lenders may reasonably request, provided that each Lender shall provide the Borrower and the Administrative Agent with reasonable notice prior to any visit or inspection.  In the event any Lender desires to conduct an audit of any Loan Party, such Lender shall make a reasonable effort to conduct such audit contemporaneously with any audit to be performed by the Administrative Agent.

(f)Keeping of Records and Books of Account.

  The Borrower shall, and shall cause each Subsidiary of the Borrower to, maintain and keep proper books of record and account which enable the Borrower and its Subsidiaries to issue financial statements in accordance with GAAP and as otherwise required by applicable Laws of any Official Body having jurisdiction over the Borrower or any Subsidiary of the Borrower, and in which full, true and correct entries shall be made in all material respects of all its dealings and business and financial affairs.

(g)Compliance with Laws; Use of Proceeds.

  Each Loan Party shall, and shall cause each of its Subsidiaries to, comply with all applicable Laws, including all Environmental Laws, in all respects; provided that it shall not be deemed to be a violation of this Section 8.1.7 if any failure to comply with any Law would not result in fines, penalties, remediation costs, other similar liabilities or injunctive relief which in the aggregate would constitute a Material Adverse Change.  The Loan Parties will use the Letters of Credit and the proceeds of the Loans only in accordance with Section 2.8 [Use of Proceeds] and as permitted by applicable Law.

(h)Further Assurances.

  Each Loan Party shall, from time to time, at its expense, faithfully preserve and protect the Administrative Agent's Lien on and Prior Security Interest in the Collateral and all other real and personal property of the Loan Parties whether now owned or hereafter acquired as a continuing first priority perfected Lien, subject only to Permitted Liens, and shall do such other acts and things as the Administrative Agent in its sole discretion may deem necessary or advisable from time to time in order to preserve, perfect and protect the Liens granted under the Loan Documents and to exercise and enforce its rights and remedies thereunder with respect to the Collateral.  Notwithstanding anything contained in this Agreement to the contrary, in the event that any real property shall at any time be, or be required to be, included as “Collateral” hereunder, no mortgage or deed of trust shall be executed and delivered with respect to any real property unless and until each Lender has received, at least  twenty Business Days prior to such execution and delivery,   a life of loan flood zone determination and such other documents as it may reasonably request to complete its flood insurance due diligence and has confirmed to the Administrative Agent that flood insurance due diligence and flood insurance compliance  has been  completed to its satisfaction.

(i)Anti-Terrorism Laws; International Trade Law Compliance.

  (a) No Covered Entity will become a Sanctioned Person, (b) no Covered Entity, either in its own right or through any third party, will (A) have any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (B) do business in or with, or derive any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; (C) engage in any dealings or transactions prohibited by any Anti-Terrorism Law or (D) use the Loans to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law, (c) the funds used to repay the Obligations will not be derived from any unlawful activity, (d) each Covered Entity shall comply with  all Anti-Terrorism Laws, and (e) the Borrower shall promptly notify the Administrative Agent in writing upon the occurrence of a Reportable Compliance Event.

(j)Keepwell.

  Each Qualified ECP Loan Party jointly and severally (together with each other Qualified ECP Loan Party) hereby absolutely unconditionally and irrevocably (a) guarantees the prompt payment and performance of all Swap Obligations owing by each Non-Qualifying Party (it being understood and agreed that this guarantee is a guaranty of payment and not of collection), and (b) undertakes to provide such funds or other support as may be needed from time to time by any Non-Qualifying Party to honor all of such Non‑Qualifying Party’s obligations under this Agreement or any other Loan Document in respect of Swap Obligations (provided, however, that each Qualified ECP Loan Party shall only be liable under this Section 8.1.10 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 8.1.10, or otherwise under this Agreement or any other Loan Document, voidable under applicable law, including applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount).  The obligations of each Qualified ECP Loan Party under this Section 8.1.10 shall remain in full force and effect until payment in full of the Obligations and termination of this Agreement and the other Loan Documents.  Each Qualified ECP Loan Party intends that this Section 8.1.10 constitute, and this Section 8.1.10 shall be deemed to constitute, a guarantee of the obligations of, and a "keepwell, support, or other agreement" for the benefit of each other Loan Party for all purposes of Section 1a(18(A)(v)(II) of the CEA.

11.2Negative Covenants.

(a)Indebtedness.

  Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time create, incur, assume or suffer to exist any Indebtedness, except:

(A)Indebtedness under the Loan Documents;

(B)Trade payables and accrued expenses incurred in the ordinary course of business which are not represented by a promissory note or other evidence of indebtedness and which are not the subject of a genuine dispute or are not more than ninety (90)

days past due or, if more than ninety (90) days past due, for which adequate reserves in conformity with GAAP have been established on the books of the applicable Loan Parties;

(C)Indebtedness of a Loan Party to another Loan Party which is subordinated pursuant to the Intercompany Subordination Agreement;

(D)Indebtedness incurred with respect to Purchase Money Security Interests and capitalized leases as permitted hereunder;

(E)Existing Indebtedness as set forth on Schedule 8.2.1 (including any extensions or renewals thereof; provided there is no increase in the amount thereof or other significant change in the terms thereof unless otherwise specified on Schedule 8.2.1);

(F)Indebtedness of any Subsidiary acquired pursuant to a Permitted Acquisition in compliance with Section 8.2.6 [Liquidations, Mergers, Consolidations, Acquisitions], which Indebtedness is included in the purchase price of such Permitted Acquisition, has a maturity date of not earlier than the Expiration Date, and is subordinated to the Indebtedness under the Loan Documents on terms and conditions and pursuant to a subordination agreement acceptable to Administrative Agent (but extensions and renewals thereof shall not be permitted); provided, however, Borrower shall have ninety (90) days to provide the subordination of such Indebtedness if such Indebtedness is otherwise not refinanced in a manner permitted by this Agreement or as otherwise approved by Administrative Agent within such ninety (90) day period;

(G)To the extent deemed to constitute "Indebtedness" hereunder, any earn-out payments or other contingent purchase payments under or pursuant to the Acquisition Agreement and/or the Project Falcon Acquisition Agreement;

(H)Other Indebtedness, including, without limitation, Indebtedness denominated in Chinese Yuan (RMB/CNY) entered into by any Loan Party to finance transactions denominated therein, in an amount not to exceed $15,000,000 at any one time outstanding; and

(I)Any (i) Lender Provided Interest Rate Hedge, (ii) other Interest Rate Hedge approved by the Administrative Agent, or (iii) other hedging instrument entered into to hedge foreign exchange risk associated with transactions denominated in Chinese Yuan (RMB/CNY) entered into by any Loan Party, whether funded with cash on hand, with the proceeds of any Loan, or with the proceeds of any other Indebtedness permitted to be incurred hereunder, or (iv) Indebtedness under any Other Lender Provided Financial Services Product; provided however, the Loan Parties shall enter into an Interest Rate Hedge only for hedging (rather than speculative) purposes.

(b)Liens; Lien Covenants.

  Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time create, incur, assume or suffer to exist any Lien on any of its property or assets, tangible or intangible, now owned or hereafter acquired, or agree or become liable to do so, except Permitted Liens.

(c)Guaranties.

  Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time, directly or indirectly, become or be liable in respect of any Guaranty, or assume, guarantee, become surety for, endorse or otherwise agree, become or remain directly or contingently liable upon or with respect to any obligation or liability of any other Person, except for Guaranties of Indebtedness of the Loan Parties permitted hereunder.

(d)Loans and Investments.

  Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time make or suffer to remain outstanding any loan or advance to, or purchase, acquire or own any stock, bonds, notes or securities of, or any partnership interest (whether general or limited) or limited liability company interest in, or any other investment or interest in, or make any capital contribution to, any other Person, or agree, become or remain liable to do any of the foregoing, except:

(A)trade credit extended on usual and customary terms in the ordinary course of business;

(B)advances to employees to meet expenses incurred by such employees in the ordinary course of business;

(C)Permitted Investments;

(D)Permitted Acquisitions in compliance with Section 8.2.6 [Liquidations, Mergers, Consolidations, Acquisitions] and investments permitted pursuant to Section 8.2.9 [Subsidiaries, Partnerships and Joint Ventures]; and

(E)loans, advances and investments in other Loan Parties.

(e)Dividends and Related Distributions.

  Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, make or pay, or agree to become or remain liable to make or pay, any dividend or other distribution of any nature (whether in cash, property, securities or otherwise) on account of or in respect of its shares of Capital Stock, on account of the purchase, redemption, retirement or acquisition of its shares of Capital Stock (or warrants, options or rights therefor), except dividends or other distributions payable to holders of its Capital Stock so long as, in each case, (a) no Potential Default or Event of Default has occurred and is continuing or exists after giving effect thereto, and (b) in the event such dividends or other distributions are (I) more than five percent (5%) greater than the amount of the dividends or distributions made in the prior fiscal year or, (II) in any fiscal year more than $30,000,000, the Loan Parties demonstrate, to the Administrative Agent’s reasonable satisfaction, that they are in pro forma compliance with the covenants set forth in Article 8 [Covenants] herein.

(f)Liquidations, Mergers, Consolidations, Acquisitions.

  Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, dissolve, liquidate or wind-up its affairs, or become a party to any merger or consolidation, or acquire by purchase, lease or otherwise all or substantially all of the assets or Capital Stock of any other Person; provided that:

(A)any Loan Party other than the Borrower may consolidate or merge into another Loan Party which is wholly-owned by one or more of the other Loan Parties;

(B)the Borrower may acquire, whether by purchase or by merger, (A) all of the ownership interests of another Person, or (B) substantially all of the assets of another Person or of a business or division of another Person (each, a "Permitted Acquisition"), provided that each of the following requirements are met:

(1)if the Borrower is acquiring the ownership interests in such Person which is domiciled in the United States, such Person shall execute a Guarantor Joinder and join this Agreement as a Guarantor on or before the date of such Permitted Acquisition and (1) the Borrower shall execute a Pledge Agreement in favor of the Administrative Agent for the benefit of the Lenders in the form of Exhibit 1.1(P)(2) of one hundred percent (100%) of the Equity Interest of such Person, on or before the date of the Permitted Acquisition and (2) the Person acquired shall execute a Security Agreement in favor of the Administrative Agent for the benefit of the Lenders in the form of Exhibit 1.1(S);

(2)if the Borrower is acquiring the ownership interests in such Person which is domiciled outside of the United States and is a Foreign Direct Subsidiary, the Borrower shall execute a Pledge Agreement in favor of Administrative Agent for the benefit of the Lenders in the form of Exhibit 1.1(P)(2) of sixty-five percent (65%) of the Equity Interest of such Person, on or before the date of such Permitted Acquisition;

(3)the business acquired, or the business conducted by the Person whose ownership interests are being acquired, as applicable, shall comply with Section 8.2.10 [Continuation of or Change in Business];

(4)no Potential Default or Event of Default shall exist immediately prior to or after giving effect to such Permitted Acquisition;

(5)each such Permitted Acquisition shall be in pro forma compliance with the covenants contained in Article 8 [Covenants];

(6)such Permitted Acquisition is not a Hostile Acquisition;

(7)if the aggregate Consideration paid for any such Permitted Acquisitions exceeds $50,000,000 (each, a "Material Permitted Acquisition"), (1) the Borrower shall demonstrate to the Administrative Agent’s satisfaction that the Leverage Ratio will be no greater than 2.50 to 1.00 after giving effect to such Permitted Acquisition (including in such computation Indebtedness or other liabilities assumed or incurred in connection with such Permitted Acquisition and income earned or expenses incurred by the Person, business or assets to be acquired prior to the date of such Permitted Acquisition as more fully set forth in the definition of Consolidated EBITDA) by completing and delivering at least five (5) Business Days prior to such Permitted Acquisition, a certificate in the form of Exhibit 8.2.6 evidencing such compliance), and (2) the Borrower shall demonstrate to the Administrative Agent’s satisfaction that it shall be in pro forma compliance with the covenants contained in Article 8 [Covenants] hereof after giving effect to such Permitted Acquisition (including in such computation Indebtedness or other liabilities assumed or incurred in connection with such Permitted Acquisition and income earned or expenses incurred by the Person, business or assets to be acquired prior to the date of such Permitted Acquisition as more fully set forth in the definition of Consolidated EBITDA) by completing and delivering at least five (5) Business Days prior to such Permitted Acquisition, a certificate in the form of Exhibit 8.2.6 evidencing such compliance); and

(8)the Borrower shall deliver to the Administrative Agent (1) at least twenty (20) days before such Permitted Acquisition, all financial statements received with respect to the Persons or assets proposed to be acquired, (2) at least ten (10) days before such Permitted Acquisition, drafts of any agreements proposed to be entered into by such

Borrower in connection with such Permitted Acquisition, and (3) prior to the time of such Permitted Acquisition, executed copies of such agreements entered into by Borrower in connection with such Permitted Acquisition, and shall deliver to the Administrative Agent such other information about such Person or its assets as any Lender may reasonably require.

(g)Dispositions of Assets or Subsidiaries.

  Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, sell, convey, assign, lease, abandon or otherwise transfer or dispose of, voluntarily or involuntarily, any of its properties or assets, tangible or intangible (including sale, assignment, discount or other disposition of accounts, contract rights, chattel paper, equipment or general intangibles with or without recourse or of Capital Stock of a Subsidiary of such Loan Party), except:

(A)transactions involving the sale of inventory in the ordinary course of business;

(B)any sale, transfer or lease of assets in the ordinary course of business which are no longer necessary or required in the conduct of such Loan Party's or such Subsidiary's business; or

(C)any sale, transfer or lease of assets by any Loan Party (other than the Borrower), or any wholly owned Subsidiary of such Loan Party, to another Loan Party, and in the event that any Subsidiary that is a Direct Foreign Subsidiary is transferred by any Loan Party pursuant to a corporate restructuring and as a result of restructuring such transferred Subsidiary ceases to be a Direct Foreign Subsidiary, Administrative Agent shall release the pledge by the transferring Loan Party of 65% of its equity in such Subsidiary provided that the Borrower causes the direct parent company of the transferee Subsidiary, if such transferee Subsidiary is a Direct Foreign Subsidiary, to pledge 65% of its equity interest in such transferee Direct Foreign Subsidiary as required by this Agreement;

(D)any sale, transfer or lease of assets which are reinvested in such Loan Party’s business; provided that a Reinvestment Notice has been given to the Administrative Agent;

(E)any sale, transfer or lease of assets in the ordinary course of business which are replaced by substitute assets acquired or leased; provided that a Reinvestment Notice has been given to the Administrative Agent and such substitute assets are subject to the Lenders’ Prior Security Interest; or

(F)any sale, transfer or lease of assets, other than those specifically excepted pursuant to clauses (i) through (v) above, which is approved by the Required Lenders so long as the Net Cash Proceeds (as reasonably determined by the Borrower) are applied as a mandatory prepayment of the Term Loans, if any, in accordance with the provisions of Section 5.7.1 [Sale of Assets] above.

(h)Affiliate Transactions.

  Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, enter into or carry out any transaction with any Affiliate of any Loan Party (including purchasing property or services from or selling property or services to any Affiliate of any Loan Party or other Person) unless such transaction (i) is in accordance with Section 8.2.7(iii), or (ii) is not otherwise prohibited by this Agreement, is entered into in the ordinary course of business upon fair and reasonable arm's-length terms and conditions which are fully disclosed to the Administrative Agent and is in accordance with all applicable Law.

(i)Subsidiaries, Partnerships and Joint Ventures.

  Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to own or create directly or indirectly any Subsidiaries other than (i) any Subsidiary acquired pursuant to a Permitted Acquisition or any Subsidiary that is not a Domestic Subsidiary the creation of which is not prohibited by this Agreement, (ii) any Subsidiary which has joined this Agreement as Guarantor on the Closing Date; and (iii) any Subsidiary formed after the Closing Date which joins this Agreement as a Guarantor by delivering to the Administrative Agent (A) a signed Guarantor Joinder, a signed Pledge Agreement, and a signed Security Agreement, as applicable; (B) documents in the forms described in Section 7.1 [First Loans and Letters of Credit] modified as appropriate; and (C) documents necessary to grant and perfect Prior Security Interests to the Administrative Agent for the benefit of the Lenders in the equity interests of, and Collateral held by, such Subsidiary (provided that such equity interests will be limited to 65% if such Subsidiary is a Foreign Direct Subsidiary; provided further that this clause shall not apply to any new Subsidiary that is neither a Foreign Direct Subsidiary nor a Person that is not organized under the laws of the United States).  Each of the Loan Parties shall not become or agree to become a party to a Joint Venture other than a Permitted Joint Venture.

(j)Continuation of or Change in Business.

  Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, engage in any business other than the business as conducted and operated by such Loan Party or Subsidiary during the present fiscal year and other related businesses in the hydraulic cartridge valve, manifold and electronic control systems industries, and related fluid power technology sectors, and adjacent, ancillary or reasonably related capital goods businesses, including, without limitation, businesses that are related vertically in the same product or service distribution channels.

(k)Fiscal Year.

  The Borrower shall not, and shall not permit any Subsidiary of the Borrower to, change its fiscal year without the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld, conditioned or delayed.

(l)Issuance of Stock.

  Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, issue any additional shares of its Capital Stock or any options, warrants or other rights in respect thereof; provided, however, that Borrower may issue additional shares of its Capital Stock or any options, warrants or other rights in respect thereof (i) pursuant to any employee or management incentive plans, or (ii) other issuances so long as such issuances do not result in a Change of Control.

(m)Changes in Organizational Documents.

  Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, amend in any respect its certificate of incorporation (including any provisions or resolutions relating to Capital Stock), by-laws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents without providing at least fifteen (15 calendar days' prior written notice to the Administrative Agent and, in the event such change would reasonably be expected to be adverse to the Lenders as determined by the Administrative Agent in its reasonable discretion, obtaining the prior written consent of the Required Lenders.

(n)Intentionally Deleted.

(o)Intentionally Deleted.

(p)Maximum Leverage Ratio.

  The Loan Parties shall not at any time permit the Leverage Ratio to exceed 4.00 to 1.00 as of any determination date, which Leverage Ratio shall reduce to 3.75 to 1.00 and then to 3.50 to 1.00 at each of the first and second anniversary of the Amended Credit Agreement Effective Date, respectively, and remain at 3.50 to 1.00 thereafter;.  This covenant shall be calculated as of the end of each fiscal quarter for the four (4) fiscal quarters then ended.   As to any calculation in connection with a Material Permitted Acquisition, the maximum permitted Leverage Ratio permitted hereby shall be temporarily increased by 0.50 to 1.00 at the closing of such Material Permitted Acquisition and for the twelve (12) months following the closing of such Material Permitted Acquisition.  Notwithstanding the foregoing, in no event shall the Leverage Ratio increase to greater than 4.00 to 1.00 following any Material Permitted Acquisition.

(q)Minimum Interest Coverage Ratio.

  The Loan Parties shall not permit the Interest Coverage Ratio to be less than 3.00 to 1.00 for any determination date.   This covenant shall be calculated as of the end of each fiscal quarter for the four (4) fiscal quarters then ended.

(r)Intentionally Deleted.

(s)Limitation on Negative Pledges.

  Each of the Loan Parties shall not, and shall not permit any Subsidiary, to enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of such Loan Party or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, to secure the Obligations, other than (a) this Agreement and the other Loan Documents (b) with respect to a Subsidiary imposed pursuant to an agreement that has been entered into in connection with a disposition of assets permitted under this Agreement of all or substantially all of the equity interests or assets of such Subsidiary, (c) any agreements governing any purchase money Liens or capital lease obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby), (d) customary provisions restricting assignment of any licensing agreement (in which a Loan Party or its Subsidiaries are the licensee) with respect to a contract entered into by a Loan Party or its Subsidiaries in the ordinary course of business and (e) customary provisions restricting subletting, sublicensing or assignment of any intellectual property license or any lease governing any leasehold interests of a Loan Party and its Subsidiaries.  In addition to the foregoing, in no event shall any Loan Party enter into an agreement with any other Person to restrict the ability of the Borrower or such Loan Party, to encumber, pledge, mortgage, grant a security interest in, assign, sell, lease, or otherwise dispose of or transfer, whether by sale, merger, consolidation, liquidation, dissolution or otherwise, any of the Collateral.

11.3Reporting Requirements.

  The Loan Parties will furnish or cause to be furnished to the Administrative Agent and each of the Lenders:

(a)Quarterly Financial Statements.

  As soon as available and in any event within forty-five (45) calendar days after the end of each of the first three (3) fiscal quarters in each fiscal year, financial statements of the Borrower, consisting of a consolidated and consolidating balance sheet as of the end of such fiscal quarter and related consolidated and consolidating statements of income, stockholders' equity and cash flows for the fiscal quarter then ended and the fiscal year through that date, all in reasonable detail and certified (subject to normal year-end audit adjustments) by the Chief Executive Officer, President or Chief Financial Officer of the Borrower as having been prepared in accordance with GAAP, consistently applied, and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year.

(b)Annual Financial Statements.

  As soon as available and in any event within one hundred twenty (120) days after the end of each fiscal year of the Borrower, audited financial statements of the Borrower consisting of a consolidated and consolidating balance sheet as of the end of such fiscal year, and related consolidated and consolidating statements of income, stockholders' equity and cash flows for the fiscal year then ended, all in reasonable detail and setting forth in comparative form the financial statements as of the end of and for the preceding fiscal year, and certified by independent certified public accountants of nationally recognized standing reasonably satisfactory to the Administrative Agent.  The certificate or report of accountants shall be free of any "going concern" or similar qualifications (other than any consistency qualification that may result from a change in the method used to prepare the financial statements as to which such accountants concur) and shall not indicate the occurrence or existence of any event, condition or contingency which would materially impair the prospect of payment or performance of any covenant, agreement or duty of any Loan Party under any of the Loan Documents.

(c)Certificate of the Borrower.

  Concurrently with the financial statements of the Borrower furnished to the Administrative Agent and to the Lenders pursuant to Sections 8.3.1 [Quarterly Financial Statements] and 8.3.2 [Annual Financial Statements], a certificate (each a "Compliance Certificate") of the Borrower signed by the Chief Executive Officer, President or Chief Financial Officer of the Borrower, in the form of Exhibit 8.3.3.

(d)Notices.

(i)Default.  Promptly after any officer of any Loan Party has learned of the occurrence of an Event of Default or Potential Default, a certificate signed by an Authorized Officer setting forth the details of such Event of Default or Potential Default and the action which such Loan Party proposes to take with respect thereto.

(ii)Litigation.  Promptly after the commencement thereof, notice of all actions, suits, proceedings or investigations before or by any Official Body or any other Person against any Loan Party or Subsidiary of any Loan Party which relate to the Collateral, involve a claim or series of claims in excess of $1,000,000, or which if adversely determined would constitute a Material Adverse Change.

(iii)Organizational Documents.  Within the time limits set forth in Section 8.2.13 [Changes in Organizational Documents], any amendment to the organizational documents of any Loan Party.

(iv)Erroneous Financial Information.  Immediately in the event that the Borrower or its accountants conclude or advise that any previously issued financial statement, audit report or interim review should no longer be relied upon or that disclosure should be made or action should be taken to prevent future reliance, notice in writing setting forth the details thereof and the action which the Borrower proposes to take with respect thereto.

(v)ERISA Event.  Immediately upon the occurrence of any ERISA Event, notice in writing setting forth the details thereof and the action which the Borrower proposes to take with respect thereto.

(vi)Other Reports.  Promptly upon their becoming available to the Borrower:

(A)Annual Budget.  The annual forecasts or projections of the Borrower, to be supplied not later than sixty (60) days after the commencement of the fiscal year to which any of the foregoing may be applicable,

(B)Management Letters.  Any reports including management letters submitted to the Borrower by independent accountants in connection with any annual, interim or special audit,

(C)SEC Reports; Shareholder Communications.  Reports, including Forms 10-K, 10-Q and 8-K, registration statements and prospectuses and other shareholder communications, filed by the Borrower with the Securities and Exchange Commission.

(D)Other Information.  Such other reports and information as any of the Lenders may from time to time reasonably request.

Article XIIDEFAULT

12.1Events of Default.

  An Event of Default shall mean the occurrence or existence of any one or more of the following events or conditions (whatever the reason therefor and whether voluntary, involuntary or effected by operation of Law):

(a)Payments Under Loan Documents.

  The Borrower shall fail to pay any principal of any Loan (including scheduled installments, mandatory prepayments or the payment due at maturity), Reimbursement Obligation or Letter of Credit or Obligation or any interest on any Loan, Reimbursement Obligation or Letter of Credit Obligation or any other amount owing hereunder or under the other Loan Documents on the date on which such principal, interest or other amount becomes due in accordance with the terms hereof or thereof;

(b)Breach of Warranty.

  Any representation or warranty made at any time by any of the Loan Parties herein or by any of the Loan Parties in any other Loan Document, or in any certificate, other instrument or statement furnished pursuant to the provisions hereof or thereof, shall prove to have been false or misleading in any material respect as of the time it was made or furnished (or shall prove to have been false or misleading in any respect as of the time it was made or furnished if such representation or warranty was already qualified by materiality);

(c)Anti-Terrorism Laws.

  Any representation or warranty contained in Section 6.1.16 [Anti-Terrorism Laws] is or becomes false or misleading at any time;

(d)Breach of Negative Covenants, Visitation Rights or Anti-Terrorism Laws.

  Any of the Loan Parties shall default in the observance or performance of any covenant contained in Section 8.1.5 [Visitation Rights], Section 8.1.9 [Anti-Terrorism Laws; International Trade Law Compliance] or Section 8.2 [Negative Covenants];

(e)Breach of Other Covenants.

  Any of the Loan Parties shall default in the observance or performance of any other covenant, condition or provision hereof or of any other Loan Document and such default shall continue unremedied for a period of ten (10) Business Days;

(f)Defaults in Other Agreements or Indebtedness.

  A default or event of default shall occur at any time under the terms of any other agreement involving borrowed money or the extension of credit or any other Indebtedness under which any Loan Party or Subsidiary of any Loan Party may be obligated as a borrower or guarantor in excess of $2,000,000 in the aggregate, and such breach, default or event of default consists of the failure to pay (beyond any period of grace permitted with respect thereto, whether waived or not) any Indebtedness when due (whether at stated maturity, by acceleration or otherwise) or if such breach or default permits or causes the acceleration of any Indebtedness (whether or not such right shall have been waived) or the termination of any commitment to lend;

(g)Final Judgments or Orders.

  Any final judgments or orders for the payment of money in excess of $2,000,000 in the aggregate shall be entered against any Loan Party by a court having jurisdiction in the premises, which judgment is not discharged, vacated, bonded or stayed pending appeal within a period of thirty (30) days from the date of entry;

(h)Loan Document Unenforceable.

  Any of the Loan Documents shall cease to be legal, valid and binding agreements enforceable against the party executing the same or such party's successors and assigns (as permitted under the Loan Documents) in accordance with the respective terms thereof or shall in any way be terminated (except in accordance with its terms) or become or be declared ineffective or inoperative or shall in any way be challenged or contested or cease to give or provide the respective Liens, security interests, rights, titles, interests, remedies, powers or privileges intended to be created thereby;

(i)Uninsured Losses; Proceedings Against Assets.

  There shall occur any material uninsured damage to or loss, theft or destruction of any of the Collateral in excess of $2,000,000 (unless covered by self-insurance approved by the Administrative Agent), or the Collateral or any other of the Loan Parties' or any of their Subsidiaries' assets are attached, seized, levied upon or subjected to a writ or distress warrant; or such come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and the same is not cured within thirty (30) days thereafter;

(j)Events Relating to Pension Plans and Multiemployer Plans.

  An ERISA Event occurs with respect to a Pension Plan which has resulted or could reasonably be expected to result in liability of Borrower or any member of the ERISA Group under Title IV of ERISA to the Pension Plan or the PBGC in an aggregate amount in excess of $2,000,000, or Borrower or any member of the ERISA Group fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan, where the aggregate amount of unamortized withdrawal liability is in excess of $2,000,000;

(k)Change of Control.

  A Change of Control shall occur; or

(l)Relief Proceedings.

  A Relief Proceeding shall have been instituted against any Loan Party or Subsidiary of a Loan Party and such Relief Proceeding shall remain undismissed or unstayed and in effect for a period of thirty (30) consecutive days or such court shall enter a decree or order granting any of the relief sought in such Relief Proceeding, (ii) any Loan Party or Subsidiary of a Loan Party institutes, or takes any action in furtherance of, a Relief Proceeding, or (iii) any Loan Party or any Subsidiary of a Loan Party ceases to be Solvent or admits in writing its inability to pay its debts as they mature.

12.2Consequences of Event of Default.

(a)Events of Default Other Than Bankruptcy, Insolvency or Reorganization Proceedings.

  If an Event of Default specified under Sections 9.1.1 through 9.1.11 shall occur and be continuing, the Lenders and the Administrative Agent shall be under no further obligation to make Loans and the Issuing Lender shall be under no obligation to issue Letters of Credit and the Administrative Agent may, and upon the request of the Required Lenders, shall (i) by written notice to the Borrower, declare the unpaid principal amount of the Notes then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrower to the Lenders hereunder and thereunder to be forthwith due and payable, and the same shall thereupon become and be immediately due and payable to the Administrative Agent for the benefit of each Lender without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, and (ii) require the Borrower to, and the Borrower shall thereupon, deposit in a non-interest-bearing account with the Administrative Agent, as cash collateral for its Obligations under the Loan Documents, an amount equal to the maximum amount currently or at any time thereafter available to be drawn on all outstanding Letters of Credit, and the Borrower hereby pledges to the Administrative Agent and the Lenders, and grants to the Administrative Agent and the Lenders a security interest in, all such cash as security for such Obligations; and

(b)Bankruptcy, Insolvency or Reorganization Proceedings.

  If an Event of Default specified under Section 9.1.12 [Relief Proceedings] shall occur, the Lenders shall be under no further obligations to make Loans hereunder and the Issuing Lender shall be under no obligation to issue Letters of Credit and the unpaid principal amount of the Loans then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrower to the Lenders hereunder and thereunder shall be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived; and

(c)Set-off.

  If an Event of Default shall have occurred and be continuing, each Lender, the Issuing Lender, and each of their respective Affiliates and any participant of such Lender or Affiliate which has agreed in writing to be bound by the provisions of Section 5.3 [Sharing of Payments by Lenders] is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the Issuing Lender or any such Affiliate or participant to or for the credit or the account of any Loan Party against any and all of the Obligations of such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender, the Issuing Lender, Affiliate or participant, irrespective of whether or not such Lender, Issuing Lender, Affiliate or participant shall have made any demand under this Agreement or any other Loan Document and although such Obligations of the Borrower or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender or the Issuing Lender different from the branch or office holding such deposit or obligated on such Indebtedness.  The rights of each Lender, the

Issuing Lender and their respective Affiliates and participants under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the Issuing Lender or their respective Affiliates and participants may have.  Each Lender and the Issuing Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application; and

(d)Enforcement of Rights and Remedies.

  Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with this Section 9.2 for the benefit of all the Lenders and the Issuing Lender; provided that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the Issuing Lender or the Swing Loan Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as the Issuing Lender or Swing Loan Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 9.2.3 (subject to the terms of Section 5.3 [Sharing of Payments by Lenders]), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Insolvency Proceeding; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to this Section 9.2.4, and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 5.3 [Sharing of Payments by Lenders]), any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders; and

(e)Application of Proceeds.

  From and after the date on which the Administrative Agent has taken any action pursuant to this Section 9.2 and until Payment in Full, any and all proceeds received by the Administrative Agent from any sale or other disposition of the Collateral, or any part thereof, or the exercise of any other remedy by the Administrative Agent, shall be applied as follows:

(A)First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts, including attorney fees, payable to the Administrative Agent in its capacity as such, the Issuing Lender in its capacity as such and the Swing Loan Lender in its capacity as such, ratably among the Administrative Agent, the Issuing Lender and Swing Loan Lender in proportion to the respective amounts described in this clause First payable to them;

(B)Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders under the Loan Documents, including attorney fees, ratably among the Lenders in proportion to the respective amounts described in this clause Second payable to them;

(C)Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and Reimbursement Obligations, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

(D)Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, Reimbursement Obligations and payment obligations then owing under Lender Provided Interest Rate Hedges, and Other Lender Provided Financial Service Products, ratably among the Lenders, the Issuing Lender, and the Lenders or Affiliates of Lenders which provide Lender Provided Interest Rate Hedges and Other Lender Provided Financial Service Products, in proportion to the respective amounts described in this clause Fourth held by them;

(E)Fifth, to the Administrative Agent for the account of the Issuing Lender, to cash collateralize any undrawn amounts under outstanding Letters of Credit; and

(F)Last, the balance, if any, to the Loan Parties or as required by Law.

Notwithstanding anything to the contrary in this Section 9.2.5, no Swap Obligations of any Non-Qualifying Party shall be paid with amounts received from such Non-Qualifying Party under its Guaranty Agreement (including sums received as a result of the exercise of remedies with respect to such Guaranty Agreement) or from the proceeds of such Non-Qualifying Party’s Collateral if such Swap Obligations would constitute Excluded Hedge Liabilities; provided, however, that to the extent possible appropriate adjustments shall be made with respect to payments and/or the proceeds of Collateral from other Loan Parties that are Eligible Contract Participants with respect to such Swap Obligations to preserve the allocation to Obligations otherwise set forth above in this Section 9.2.5.

Article XIIITHE ADMINISTRATIVE AGENT

13.1Appointment and Authority.

  Each of the Lenders and the Issuing Lender hereby irrevocably appoints PNC to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Section 10 are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Lender, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.

13.2Rights as a Lender.

  The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

13.3Exculpatory Provisions.

  The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents.  Without limiting the generality of the foregoing, the Administrative Agent:

(1)shall not be subject to any fiduciary or other implied duties, regardless of whether a Potential Default or Event of Default has occurred and is continuing;

(2)shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law; and

(3)shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.1 [Modifications, Amendments or Waivers] and 9.2 [Consequences of Event of Default]) or (ii) in the absence of its own gross negligence or willful misconduct.  The Administrative Agent shall be deemed not to have knowledge of any Potential Default or Event of Default unless and until notice describing such Potential Default or Event of Default is given to the Administrative Agent by the Borrower, a Lender or the Issuing Lender.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Potential Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Section 7 [Conditions of Lending and Issuance of Letters of Credit] or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

13.4Reliance by Administrative Agent.

  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender or the Issuing Lender unless the Administrative Agent shall have received notice to the contrary from such Lender or the Issuing Lender prior to the making of such Loan or the issuance of such Letter of Credit.  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

13.5Delegation of Duties.

  The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub‑agents appointed by the Administrative Agent.  The Administrative Agent and any such sub‑agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Section 10 shall apply to any such sub‑agent and to the Related Parties of the Administrative Agent and any such sub‑agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

13.6Resignation of Administrative Agent.

  The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Lender and the Borrower.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with approval from the Borrower (so long as no Event of Default has occurred and is continuing), to appoint a successor, such approval not to be unreasonably withheld or delayed.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the Issuing Lender, appoint a successor Administrative Agent; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the Issuing Lender under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the Issuing Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section 10.6.  Upon the acceptance of a successor's appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section).  The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the retiring Administrative Agent's resignation hereunder and under the other

Loan Documents, the provisions of this Section 10 and Section 11.3 [Expenses; Indemnity; Damage Waiver] shall continue in effect for the benefit of such retiring Administrative Agent, its sub‑agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

If PNC resigns as Administrative Agent under this Section 10.6, PNC shall also resign as an Issuing Lender.  Upon the appointment of a successor Administrative Agent hereunder, such successor shall (i) succeed to all of the rights, powers, privileges and duties of PNC as the retiring Issuing Lender and Administrative Agent and PNC shall be discharged from all of its respective duties and obligations as Issuing Lender and Administrative Agent under the Loan Documents, and (ii) issue letters of credit in substitution for the Letters of Credit issued by PNC, if any, outstanding at the time of such succession or make other arrangement satisfactory to PNC to effectively assume the obligations of PNC with respect to such Letters of Credit.

13.7Non-Reliance on Administrative Agent and Other Lenders.

  Each Lender and the Issuing Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender and the Issuing Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

13.8No Other Duties, Etc.

  Anything herein to the contrary notwithstanding, none of the Lenders (or any Affiliate thereof) listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the Issuing Lender hereunder.

13.9Administrative Agent's Fee.

  The Borrower shall pay to the Administrative Agent a nonrefundable fee (the "Administrative Agent's Fee") under the terms of that certain letter dated November 2, 2016 (the "Administrative Agent's Letter") between the Borrower and Administrative Agent and PNC Capital Markets LLC, as amended from time to time.

13.10Authorization to Release Collateral and Guarantors.

  The Lenders and Issuing Lenders authorize the Administrative Agent to release (i) any Collateral consisting of assets or equity interests sold or otherwise disposed of in a sale or other disposition or transfer permitted under Section 8.2.7 [Dispositions of Assets or Subsidiaries] or Section 8.2.6 [Liquidations, Mergers, Consolidations, Acquisitions], and (ii) any Guarantor from its obligations under the Guaranty Agreement if the ownership interests in such Guarantor are sold or otherwise disposed of or transferred to persons other than Loan Parties or Subsidiaries of the Loan Parties in a transaction permitted under Section 8.2.7 [Dispositions of Assets or Subsidiaries] or Section 8.2.6 [Liquidations, Mergers, Consolidations, Acquisitions].

13.11No Reliance on Administrative Agent's Customer Identification Program.

  Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on the Administrative Agent to carry out such Lender's, Affiliate's, participant's or assignee's customer identification program, or other obligations required or imposed under or pursuant to the USA Patriot Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the "CIP Regulations"), or any other Anti-Terrorism Law, including any programs involving any of the following items relating to or in connection with any of the Loan Parties, their Affiliates or their agents, the Loan Documents or the transactions hereunder or contemplated hereby: (i) any identity verification procedures, (ii) any recordkeeping, (iii) comparisons with government lists, (iv) customer notices or (v) other procedures required under the CIP Regulations or such other Laws.

Article XIVMISCELLANEOUS

14.1Modifications, Amendments or Waivers.

  With the written consent of the Required Lenders, the Administrative Agent, acting on behalf of all the Lenders, and the Borrower, on behalf of the Loan Parties, may from time to time enter into written agreements amending or changing any provision of this Agreement or any other Loan Document or the rights of the Lenders or the Loan Parties hereunder or thereunder, or may grant written waivers or consents hereunder or thereunder.  Any such agreement, waiver or consent made with such written consent shall be effective to bind all the Lenders and the Loan Parties; provided, that no such agreement, waiver or consent may be made which will:

(a)Increase of Commitment.

  Increase the amount of the Revolving Credit Commitment or Term Loan Commitment of any Lender hereunder without the consent of such Lender;

(b)Extension of Payment; Reduction of Principal, Interest or Fees; Modification of Terms of Payment.

  Whether or not any Loans are outstanding, extend the Expiration Date or the time for payment of principal or interest of any Loan (excluding the due date of any mandatory prepayment of a Loan), the Commitment Fee or any other fee payable to any Lender, or reduce the principal amount of or the rate of interest borne by any Loan (other than as a result of waiving the applicability of any post-default increase in interest rates) or reduce the Commitment Fee or any other fee payable to any Lender, without the consent of each Lender directly affected thereby;

(c)Release of Collateral or Guarantor.

  Except for sales of assets permitted by Section 8.2.7 [Dispositions of Assets or Subsidiaries], release all or substantially all of the Collateral or any Guarantor from its Obligations under the Guaranty Agreement without the consent of all Lenders (other than Defaulting Lenders); or

(d)Miscellaneous.

  Amend the definition of "Optional Currency" or Section 2.13(iii) [Requests for Additional Optional Currencies], Section 5.2 [Pro Rata Treatment of Lenders], Section 10.3 [Exculpatory Provisions] or Section 5.3 [Sharing of Payments by Lenders] or this Section 11.1, alter any provision regarding the pro rata treatment of the Lenders or requiring all Lenders to authorize the taking of any action or reduce any percentage specified in the definition of Required Lenders, in each case without the consent of all of the Lenders; provided that no agreement, waiver or consent which would modify the interests, rights or obligations of the Administrative Agent, the Issuing Lender, or the Swing Loan Lender may be made without the written consent of the Administrative Agent, the Issuing Lender or the Swing Loan Lender, as applicable, and provided, further that, if in connection with any proposed waiver, amendment or modification referred to in Sections 11.1.1 through 11.1.4 above, the consent of the Required Lenders is obtained but the consent of one or more of such other

Lenders whose consent is required is not obtained (each a "Non-Consenting Lender"), then the Borrower shall have the right to replace any such Non-Consenting Lender with one or more replacement Lenders pursuant to Section 5.6.2 [Replacement of a Lender].  Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender, and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.

14.2No Implied Waivers; Cumulative Remedies.

  No course of dealing and no delay or failure of the Administrative Agent or any Lender in exercising any right, power, remedy or privilege under this Agreement or any other Loan Document shall affect any other or future exercise thereof or operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any further exercise thereof or of any other right, power, remedy or privilege.  The enumeration of the rights and remedies of the Administrative Agent and the Lenders set forth in this Agreement is not intended to be exhaustive and the exercise by the Administrative Agent and the Lenders of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the other Loan Documents or that may now or hereafter exist at law or in equity or by suit or otherwise.  No reasonable delay or failure to take action on the part of the Administrative Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default.

14.3Expenses; Indemnity; Damage Waiver.

(a)Costs and Expenses.

  The Borrower shall pay (i) all out‑of‑pocket expenses incurred by PNC Capital Markets, LLC, the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), and shall pay all fees and time charges and disbursements for attorneys who may be employees of the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the due diligence, preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all out‑of‑pocket expenses incurred by the Issuing Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iii) all out‑of‑pocket expenses incurred by the Administrative Agent, any Lender or the Issuing Lender (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the Issuing Lender), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out‑of‑pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit, and (iv) all reasonable out-of-pocket expenses of the

Administrative Agent's regular employees and agents engaged periodically to perform audits of the Loan Parties' books, records and business properties.

(b)Indemnification by the Borrower.

  The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), the Joint Lead Arrangers, the Co-Syndication Agents, each Lender and the Issuing Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of counsel for any Indemnitee) incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance or nonperformance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) breach of representations, warranties or covenants of the Borrower under the Loan Documents, or (iv) any actual or prospective claim, litigation, investigation or proceeding or preparation of a defense relating to any of the foregoing, including any such items or losses relating to or arising under Environmental Laws or pertaining to environmental matters, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee's obligations hereunder or under any other Loan Document, if the Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.  This Section 11.3.2 [Indemnification by the Borrower] shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c)Reimbursement by Lenders.

  To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under Sections 11.3.1 [Costs and Expenses] or 11.3.2 [Indemnification by the Borrower] to be paid by it to the Administrative Agent (or any sub-agent thereof), the Issuing Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the Issuing Lender or such Related Party, as the case may be, such Lender's Ratable Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the Issuing Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or Issuing Lender in connection with such capacity.

(d)Waiver of Consequential Damages, Etc.

  To the fullest extent permitted by applicable Law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof.  No Indemnitee referred to in Section 11.3.2 [Indemnification by Borrower] shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e)Payments.

  All amounts due under this Section shall be payable not later than ten (10) days after demand therefor.

14.4Holidays.

  Whenever payment of a Loan to be made or taken hereunder shall be due on a day which is not a Business Day such payment shall be due on the next Business Day (except as provided in Section 4.2 [Interest Periods]) and such extension of time shall be included in computing interest and fees, except that the Loans shall be due on the Business Day preceding the Expiration Date if the Expiration Date is not a Business Day.  Whenever any payment or action to be made or taken hereunder (other than payment of the Loans) shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day, and such extension of time shall not be included in computing interest or fees, if any, in connection with such payment or action.

14.5Notices; Effectiveness; Electronic Communication.

(a)Notices Generally.

  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 11.5.2 [Electronic Communications]), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier (i) if to a Lender, to it at its address set forth in its administrative questionnaire, or (ii) if to any other Person, to it at its address set forth on Schedule 1.1(B).

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient).  Notices delivered through electronic communications to the extent provided in Section 11.5.2 [Electronic Communications], shall be effective as provided in such Section.

(b)Electronic Communications.

  Notices and other communications to the Lenders and the Issuing Lender hereunder may be delivered or furnished by electronic communication (including e‑mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or the Issuing Lender if such Lender or the Issuing Lender, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.  The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.  Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)Change of Address, Etc.

  Any party hereto may change its address, e‑mail address or telecopier number for notices and other communications hereunder by notice to the other parties hereto.

14.6Severability.

  The provisions of this Agreement are intended to be severable.  If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

14.7Duration; Survival.

  All representations and warranties of the Loan Parties contained herein or made in connection herewith shall survive the execution and delivery of this Agreement, the completion of the transactions hereunder and Payment In Full.  All covenants and agreements of the Borrower contained herein relating to the payment of principal, interest, premiums, additional compensation or expenses and indemnification, including those set forth in the Notes, Section 5 [Payments] and Section 11.3 [Expenses; Indemnity; Damage Waiver], shall survive Payment In Full.  All other covenants and agreements of the Loan Parties shall continue in full force and effect from and after the date hereof and until Payment In Full.

14.8Successors and Assigns.

(a)Successors and Assigns Generally.

  The provisions of this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 11.8.2 [Assignments by Lenders], (ii) by way of participation in accordance with the provisions of Section 11.8.4 [Participations], or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 11.8.5 [Certain Pledges; Successors and Assigns Generally] (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 11.8.4 [Participations] and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)Assignments by Lenders.

  Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(A)Minimum Amounts.

a.in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

b.in any case not described in clause (i)(A) of this Section 11.8.2, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption Agreement with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption Agreement, as of the Trade Date) shall not be less than $5,000,000.00, in the case of any assignment in respect of the Revolving Credit Commitment of the assigning Lender, or $5,000,000 in the case of any assignment in respect of the Term Loan Commitment or outstanding Term Loan of such assigning Lender, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(B)Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loan or the Commitment assigned.

(C)Required Consents.  No consent shall be required for any assignment except for the consent of the Administrative Agent (which shall not be unreasonably withheld or delayed) and:

a.the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof; and

b.the consent of the Issuing Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding).

(D)Assignment and Assumption Agreement.  The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption Agreement, together with a processing and recordation fee of $3,500.00, and the assignee, if it is not a Lender, shall deliver to the Administrative Agent an administrative questionnaire provided by the Administrative Agent.

(E)No Assignment to Borrower.  No such assignment shall be made to the Borrower or any of the Borrower's Affiliates or Subsidiaries.

(F)No Assignment to Natural Persons.  No such assignment shall be made to a natural person.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 11.8.3 [Register], from and after the effective date specified in each Assignment and Assumption Agreement, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption Agreement, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption Agreement covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 4.4 [Rate Unascertainable; Etc.], 5.8 [Increased Costs], and 11.3 [Expenses, Indemnity; Damage Waiver] with respect to facts and circumstances occurring prior to the effective date of such assignment.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 11.8.2 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.8.4 [Participations].

(c)Register.

  The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain a record of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time.  Such register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is in such register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  Such register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)Participations.

  Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower's Affiliates or Subsidiaries) (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Lenders, and the Issuing Lender shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree (other than as is already provided for herein) to any amendment, modification or waiver with respect to Sections 11.1.1 [Increase of Commitment], 11.1.2

[Extension of Payment, Etc.], or 11.1.3 [Release of Collateral or Guarantor]) that affects such Participant.  The Borrower agrees that each Participant shall be entitled to the benefits of Sections 4.4 [Rate Unascertainable, Etc.], 5.8 [Increased Costs], 5.10 [Indemnity] and 5.9 [Taxes] (subject to the requirements and limitations therein, including the requirements under Section 5.9.7 [Status of Lenders] (it being understood that the documentation required under Section 5.9.7 [Status of Lenders] shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.8.2 [Assignments by Lenders]; provided that such Participant (A) agrees to be subject to the provisions of Section 5.6.2 [Replacement of a Lender] and Section 5.6.3 [Designation of a Different Lending Office] as if it were an assignee under Section 11.8.2 [Assignments by Lenders]; and (B) shall not be entitled to receive any greater payment under Sections 5.8 [Increased Costs] or 5.9 [Taxes], with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.  Each Lender that sells a participation agrees, at the Borrower's request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 5.6.2 [Replacement of a Lender] and Section 5.6.3 [Designation of Different Lending Office] with respect to any Participant.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.2.3 [Set-off] as though it were a Lender; provided that such Participant agrees to be subject to Section 5.3 [Sharing of Payments by Lenders] as though it were a Lender.  Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant's interest in the Loans or other obligations under the Loan Documents (the "Participant Register"); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)Certain Pledges; Successors and Assigns Generally.

  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

14.9Confidentiality.

(a)General.

  Each of the Administrative Agent, the Lenders and the Issuing Lender agrees to maintain the confidentiality of the Information, except that Information may be disclosed (i) to its Affiliates and to its and its Affiliates' respective partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the

Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (iii) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (iv) to any other party hereto, (v) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (B) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (vii) with the consent of the Borrower or (viii) to the extent such Information (Y) becomes publicly available other than as a result of a breach of this Section or (Z) becomes available to the Administrative Agent, any Lender, the Issuing Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower or the other Loan Parties.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

(b)Sharing Information With Affiliates of the Lenders.

  Each Loan Party acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Borrower or one or more of its Affiliates (in connection with this Agreement or otherwise) by any Lender or by one or more Subsidiaries or Affiliates of such Lender and each of the Loan Parties hereby authorizes each Lender to share any information delivered to such Lender by such Loan Party and its Subsidiaries pursuant to this Agreement to any such Subsidiary or Affiliate subject to the provisions of Section 11.9.1 [General].

14.10Counterparts; Integration; Effectiveness.

(a)Counterparts; Integration; Effectiveness.

  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof including any prior confidentiality agreements and commitments.  Except as provided in Section 7 [Conditions Of Lending And Issuance Of Letters Of Credit], this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy or e‑mail shall be effective as delivery of a manually executed counterpart of this Agreement.

14.11CHOICE OF LAW; SUBMISSION TO JURISDICTION; WAIVER OF VENUE; SERVICE OF PROCESS; WAIVER OF JURY TRIAL.

(a)Governing Law.

  This Agreement shall be deemed to be a contract under the Laws of the State of Florida without regard to its conflict of laws principles.  Each standby Letter of Credit issued under this Agreement shall be subject either to the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the "ICC") at the time of issuance ("UCP") or the rules of the International Standby Practices (ICC Publication Number 590) ("ISP98"), as determined by the Issuing Lender, and each trade Letter of Credit shall be subject to UCP, and in each case to the extent not inconsistent therewith, the Laws of the State of Florida without regard to its conflict of laws principles.

(b)SUBMISSION TO JURISDICTION.

  THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF FLORIDA SITTING IN PINELLAS COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE MIDDLE DISTRICT OF FLORIDA, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH FLORIDA STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE ISSUING LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)WAIVER OF VENUE.

  THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN THIS SECTION 11.11.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT AND AGREES NOT ASSERT ANY SUCH DEFENSE.

(d)SERVICE OF PROCESS.

  EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED

FOR NOTICES IN SECTION 11.5 [NOTICES; EFFECTIVENESS; ELECTRONIC COMMUNICATION].  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

(e)WAIVER OF JURY TRIAL.

  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, ADMINISTRATIVE AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

14.12USA Patriot Act Notice.

  Each Lender that is subject to the USA Patriot Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies Loan Parties that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of Loan Parties and other information that will allow such Lender or Administrative Agent, as applicable, to identify the Loan Parties in accordance with the USA Patriot Act.

14.13Acknowledgment and Consent to Bail-In of EEA Financial Institutions.

  Notwithstanding anything to the contrary in any Loan Document, each party hereto acknowledges that any liability of any Loan Party that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by (a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and (b) the effects of any Bail-In Action on any such liability, including, if applicable, (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instrument of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

14.14Amended and Restated Credit Agreement.

  This Agreement amends, restates and supersedes in its entirety the Original Credit Agreement.

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